Exhibit 4.1

INDENTURE

Dated as of February 13, 2025

Among

MPT OPERATING PARTNERSHIP, L.P.

and

MPT FINANCE CORPORATION, as the Issuers,

and

MEDICAL PROPERTIES TRUST, INC.,

as Parent and a Guarantor,

and

SUBSIDIARIES PARTY HERETO,

as Subsidiary Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Dollar Paying Agent, Dollar Registrar, Dollar Transfer Agent and Notes Collateral Agent,

and

U.S. BANK EUROPE DAC,

as Euro Paying Agent, Euro Registrar and Euro Transfer Agent

$1,500,000,000 8.500% SENIOR SECURED NOTES DUE 2032

€1,000,000,000 7.000% SENIOR SECURED NOTES DUE 2032

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	ARTICLE 11
	RESERVED

	ARTICLE 12
	COLLATERAL

Section 12.01.	The Collateral	136
Section 12.02.	Release of Liens	137
Section 12.03.	No Impairment of Security Interest	138
Section 12.04.	Further Assurances	138
Section 12.05.	Authorization of Actions to Be Taken by the Trustee or the Notes Collateral Agent under the Security Documents	138
Section 12.06.	Appointment and Authorization of Wilmington Trust, National Association as Notes Collateral Agent	139
Section 12.07.	Appointment of Notes Collateral Agent as Security Trustee	140
Section 12.08.	Collateral Accounts	143
Section 12.09.	Resignation of Notes Collateral Agent	143

	ARTICLE 13
	MISCELLANEOUS

Section 13.01.	Notices	144
Section 13.02.	[Reserved]	146
Section 13.03.	Certificate and Opinion as to Conditions Precedent	146
Section 13.04.	Statements Required in Certificate or Opinion	146
Section 13.05.	Rules by Trustee and Agents	147
Section 13.06.	No Personal Liability of Directors, Officers, Employees and Stockholders	147
Section 13.07.	Governing Law	147
Section 13.08.	Agent for Service of Process	147
Section 13.09.	Jurisdiction; Waiver of Jury Trial	147
Section 13.10.	Force Majeure	147
Section 13.11.	No Adverse Interpretation of Other Agreements	148
Section 13.12.	Successors	148
Section 13.13.	Severability	148
Section 13.14.	First Lien Intercreditor Agreement	148
Section 13.15.	Counterpart Originals	148
Section 13.16.	Table of Contents, Headings, etc	148
Section 13.17.	Trust Indenture Act	148
Section 13.18.	USA PATRIOT Act	148
Section 13.19.	Electronic Signatures	149
Section 13.20.	BRRD	149

EXHIBITS

Exhibit A-1	FORM OF DOLLAR NOTE
Exhibit A-2	FORM OF EURO NOTE
Exhibit B-1	FORM OF CERTIFICATE OF TRANSFER (DOLLAR NOTES)
Exhibit B-2	FORM OF CERTIFICATE OF TRANSFER (EURO NOTES)
Exhibit C-1	FORM OF CERTIFICATE OF EXCHANGE (DOLLAR NOTES)
Exhibit C-2	FORM OF CERTIFICATE OF EXCHANGE (EURO NOTES)

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Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Exhibit E	FORM OF FIRST LIEN INTERCREDITOR AGREEMENT
Schedule I	LIST OF SECURITY AGREEMENTS

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INDENTURE, dated as of February 13, 2025, by and among MPT Operating Partnership, L.P., a Delaware limited partnership (“Opco”), MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers,” and each, an “Issuer”), Medical Properties Trust, Inc., a Maryland corporation (“Parent”), the Subsidiary Guarantors (as defined below) party hereto, Wilmington Trust, National Association, as Trustee and Notes Collateral Agent and, with respect to the Dollar Notes, as Dollar Transfer Agent, Dollar Registrar and Dollar Paying Agent, and U.S. Bank Europe DAC, with respect to the Euro Notes, as Euro Transfer Agent, Euro Registrar and Euro Paying Agent.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of an issue of $1,500,000,000 aggregate principal amount of the Issuers’ 8.500% Senior Secured Notes due 2032 (the “Initial Dollar Notes”) and of an issue of €1,000,000,000 aggregate principal amount of the Issuers’ 7.000% Senior Secured Notes due 2032 (the “Initial Euro Notes” and, together with the Initial Dollar Notes, the “Initial Notes” and each, a “Series of Notes”).

WHEREAS, each of Issuers, the Parent and the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, the Issuers, the Parent, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, bearing the Dollar Global Note Legend or the Euro Global Note Legend, as applicable, and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the applicable Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional Dollar Notes” means any additional Dollar Notes (other than the Initial Dollar Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 2.02, 4.09 and 4.12 hereof.

“Additional Euro Notes” means any additional Euro Notes (other than the Initial Euro Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 2.02, 4.09 and 4.12 hereof.

“Additional First-Priority Obligations” means “Additional First Lien Obligations” as defined in the First Lien Intercreditor Agreement.

“Additional First-Priority Secured Party” means any “Additional First Lien Secured Party” as defined in the First Lien Intercreditor Agreement.

“Additional Notes” means, individually and collectively, any Additional Dollar Notes and any Additional Euro Notes.

“Adjusted Total Assets” means, for any Person, the sum of:

(a) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(b) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Transfer Agent, Paying Agent or Authentication Agent.

“Applicable Collateral Agent” has the meaning assigned to it in the First Lien Intercreditor Agreement.

“Applicable Premium” means:

(a) with respect to any Dollar Note on any Redemption Date, the greater of:

(i) 1.0% of the principal amount of the Dollar Note; and

(ii) the excess of:

(A) the present value at such Redemption Date of (i) the redemption price of the Dollar Notes at February 15, 2028 (such redemption price being set forth in the table set forth in Section 3.07(c)), plus (ii) all required interest payments due on the Dollar Note through February 15, 2028 (excluding interest paid prior to the Redemption Date and accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B) the principal amount of the Dollar Note on such Redemption Date; and

(b) with respect to any Euro Note on any Redemption Date, the greater of:

(i) 1.0% of the principal amount of the Euro Note; and

(ii) the excess of:

(A) the present value at such Redemption Date of (i) the redemption price of the Euro Notes at February 15, 2028 (such redemption price being set forth in the table set forth in Section 3.07(c)), plus (ii) all required interest payments due on the Euro Note through February 15, 2028 (excluding interest paid prior to the Redemption Date and accrued but unpaid interest to the Redemption Date), discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Government Bond Rate plus 50 basis points; over

(B) the principal amount of the Euro Note on such Redemption Date.

Neither the Trustee nor any Paying Agent shall be responsible for the calculation of, or otherwise required to verify, the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules, policies and procedures of DTC, the Depositary, Euroclear and/or Clearstream that apply to such transfer, exchange, redemption, notice or repurchase.

“Asset Acquisition” means:

(a) an investment by an Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into an Issuer or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or

(b) an acquisition by an Issuer or any of its Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by an Issuer or any of the Restricted Subsidiaries, other than to an Issuer or another Restricted Subsidiary, of:

(a) all or substantially all of the Capital Stock of any Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(b) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of an Issuer or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by an Issuer or any of the Restricted Subsidiaries to any Person other than an Issuer or any of the Restricted Subsidiaries (or, in the case of any Secured Pool Properties or the Capital Stock of a Notes Pledged Subsidiary, to any Person other than a Notes Pledged Subsidiary) of:

(a) all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals as required by law);

(b) all or substantially all of the assets that constitute a division or line of business of an Issuer or any of its Restricted Subsidiaries; or

(c) any property and assets of an Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of such Issuer or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01(a);

provided, however, that “Asset Sale” shall not include:

(i) the lease or sublease of any real estate assets;

(ii) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(iii) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under Section 5.01;

(iv) (A) the license or sublicense of intellectual property or other general intangibles or (B) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuers are not material to the conduct of the business of the Issuers and the Restricted Subsidiaries, taken as a whole;

(v) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by one or both of the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(vi) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(vii) any Restricted Payment not prohibited by Section 4.07 or that constitutes a Permitted Investment;

(viii) sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary (other than Secured Pool Properties or the Capital Stock of a Subsidiary Pledgor or a Notes Pledged Subsidiary) with a fair market value not in excess of the greater of (x) $133.0 million and (y) 0.6% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, in any transaction or series of related transactions;

(ix) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 4.10(c)(i);

(x) sales or other dispositions of cash, Temporary Cash Investments (or items that were Temporary Cash Investments when the relevant original Investment was made) or marketable securities;

(xi) the creation, granting, perfection or realization of any Lien permitted under this Indenture;

(xii) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Issuers and their Restricted Subsidiaries, taken as a whole;

(xiii) (A) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in Parent’s reasonable judgment, are no longer used or useful in the business of the Issuers or their Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates or (B) a transfer or other disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(xiv) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business between an Issuer or any Restricted Subsidiary and another Person;

(xv) the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements and Currency Agreements) other than those entered into for speculative purposes;

(xvi) the sale of the Equity Interests of a Person that does not constitute a Subsidiary of the Issuers or any Restricted Subsidiary to the extent that such sale is (A) for fair market value or (B) otherwise fair to the Issuers and their Restricted Subsidiaries, taken as a whole, from a financial point of view, in each case, as determined by the Issuers in good faith;

(xvii) the sale of Equity Interests of an Unrestricted Subsidiary;

(xviii) sales of assets hereafter acquired pursuant to an acquisition or Investment permitted under this Indenture which assets are not used or useful to the principal business of the Issuers or their Restricted Subsidiaries or are otherwise non-core assets;

(xix) a transfer or other disposition of Investments in joint ventures made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(xx) solely for purposes of clauses (i) and (ii) of Section 4.10(a), any foreclosures, expropriations, condemnations or similar actions with respect to assets.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

(a) the sum of the products of:

(i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

(ii) the amount of such principal payment; by

(b) the sum of all such principal payments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day (a) other than a Saturday, Sunday or any day which is a federal holiday or any day on which banking institutions or trust companies in New York City, New York, The City of London, England, Luxembourg or the location of the Corporate Trust Office of the Trustee or paying agent are authorized or required by law, regulation or executive order to remain closed and, (b) in the case of any payment or determination relating to the Euro Notes, on which the Trans European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Capital Markets Indebtedness” means any debt securities, as such term is commonly understood, issued in any public offering or private placement in an aggregate principal amount in excess of the greater of (a) $340.0 million and (b) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Change of Control” means the occurrence of one or more of the following events:

(a) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(b) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Opco or any of its direct or indirect parent companies on a fully diluted basis; or

(c) the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of an Issuer, in each case, other than in a transaction that complies with Section 5.01.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of Opco becoming a direct or indirect Wholly Owned Subsidiary of a holding company if (i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Opco’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but other than a holding company satisfying the requirements of this sentence) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the Voting Stock of such holding company. For purposes of this definition, (A) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Issuers and their Restricted Subsidiaries, (B) “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreements and (C) the term “Change of Control” shall not include a merger or consolidation of Opco with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of Opco’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Opco in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure.

“Change of Control Triggering Event” means, with respect to a Series of Notes, the occurrence of both (a) a Change of Control with respect to such Series and (b) a Rating Decline with respect to such Series.

“Clearstream” means Clearstream Banking S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets of OpCo and its Restricted Subsidiaries required to be pledged under this Indenture. As of the Issue Date, the Collateral shall consist of the Capital Stock of each of the Notes Pledged Subsidiaries and all intercompany indebtedness owed by the Notes Pledged Subsidiaries to the Pledgors.

“Common Depositary” means, with respect to the Euro Notes, a common depositary for the accounts of Euroclear and Clearstream. U.S. Bank Europe DAC will be the Common Depositary for the Euro Notes as of the Issue Date.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of Opco, as defined in Opco’s limited partnership agreement.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation as of any Redemption Date for any Euro Notes, at the discretion of an independent investment bank selected by the Issuers, a German government bond whose maturity is closest to the period from such Redemption Date to February 15, 2028, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, as of any Redemption Date for any Euro Notes, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Euro Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuers; provided, however, that in no case for any purposes under this Indenture shall the Comparable Government Bond Rate be less than 0.00%.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) before giving effect to cash dividends on preferred units of Opco (or distributions to Parent to pay dividends on preferred stock of Parent) or charges resulting from the redemption of preferred units of Opco (or preferred stock of Parent) attributable to Opco and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP:

(a) excluding (without duplication):

(i) the net income of any Person, other than an Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to an Issuer or any of its Restricted Subsidiaries by such Person during such period and the net losses for any such Person shall only be included to the extent funded with cash from an Issuer or a Restricted Subsidiary;

(ii) the cumulative effect of a change in accounting principles;

(iii) all extraordinary gains and extraordinary losses together with any related provision for taxes on such gains and losses;

(iv) (A) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or instrument governing equity securities (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (B) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses;

(v) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(vi) any after-tax gains or losses attributable to asset dispositions (including any Asset Sales) or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by the Issuers; and

(vii) all non-cash items increasing net income;

(b) increased by proceeds actually received from business interruption insurance and, to the extent such amount was deducted in calculating such net income (without duplication):

(i) Consolidated Interest Expense;

(ii) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(iii) depreciation and amortization (including without limitation amortization of deferred financing fees or costs, amortization or impairment write-offs of goodwill and other intangibles, long-lived assets and Investments in debt and equity securities, but excluding amortization of prepaid cash expenses that were paid in a prior period);

(iv) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost-savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs, rent expense on operating leases to the extent that a liability for such rent has been established in purchase accounting or through a restructuring provision (and accretion of the discount on any such liability), costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) excluding, in all cases under this clause (iv), cash restructuring charges, accruals and reserves;

(v) all Non-Cash Charges; and

(vi) increased (by losses) or decreased (by gains) by (without duplication) any net noncash gain or loss resulting in such period from hedging or other derivative instruments (including any Interest Rate Agreements or Currency Agreements) and the application of Accounting Standards Codification 815.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to net income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included after giving effect to the impact of clause (a)(i) above.

“Consolidated Funded Indebtedness” means the sum (without duplication) of (a) all Indebtedness of the Issuers and their Restricted Subsidiaries of the type described in clauses (a) and (b) of the definition of “Indebtedness,” (b) to the extent constituting Indebtedness, the face amount of letters of credit issued for the account of any Issuer or Restricted Subsidiary and, without duplication, all drafts drawn thereunder, in each case, described in clause (c) of the definition of “Indebtedness” (but only to the extent that any such letter of credit has been drawn and not been reimbursed within two Business Days or cash collateralized) and (c) all Indebtedness of the Issuers and their Restricted Subsidiaries of the type described in clause (e) of the definition of “Indebtedness,” in each case, after giving effect to the paragraphs immediately succeeding the numbered clauses of the definition of “Indebtedness,” all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Issuers and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(a) the interest portion of any deferred payment obligations;

(b) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(c) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of an Issuer or any Restricted Subsidiary; and

(d) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by an Issuer and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements or attributable to mark-to-market valuation, settlement or termination of derivative instruments pursuant to GAAP.

“Consolidated Net Leverage Ratio” means, on any Transaction Date, the ratio of (a) Consolidated Funded Indebtedness as of such date minus cash and Temporary Cash Investments of the Issuers and the Restricted Subsidiaries to (b) Consolidated EBITDA for the then-applicable Four Quarter

Period. The Consolidated Net Leverage Ratio shall be calculated consistent with the pro forma adjustments contemplated by the numbered paragraphs included in the definition of Interest Coverage Ratio.

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee located at Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, Attention: MPT Administrator, or such other office designated by the Trustee by written notice to the Issuers at which, at any particular time, its corporate trust business shall be administered.

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the U.S. Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means (i) the Trustee, as custodian with respect to the Dollar Notes, each in global form, or any successor entity thereto, and (ii) U.S. Bank Europe DAC, as custodian with respect to the Euro Notes, each in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means, individually and collectively, each of the Dollar Definitive Notes and the Euro Definitive Notes.

“Depositary” means the Dollar Note Depositary or the Euro Note Depositary, as applicable.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes of a Series (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of such Series of Notes and/or the creditworthiness of one or both of the Issuers and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, executed by the principal financial officer of the Issuers, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(a) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for shares of Capital Stock that does not constitute Disqualified Stock and cash in lieu of any fractional share thereof);

(b) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for shares of Capital Stock that is not Disqualified Stock and cash in lieu of any fractional shares thereof); or

(c) convertible into or exchangeable for Capital Stock referred to in clause (a) or (b) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for (i) provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or “fundamental change” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale,” “change of control” or “fundamental change” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than as is customary (as determined by the Issuers in good faith) for such instruments or the provisions of this Indenture contained in Sections 4.10 and 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 and (ii) customary put and call arrangements between joint venture partners with respect to their common equity investments in joint ventures will not, in any such case, be treated as Disqualified Stock solely as a result of the items referred to in this proviso. Disqualified Stock shall not include (A) Capital Stock which is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (B) Capital Stock issued to any future, present or former employee, director, officer or consultant of Parent, an Issuer (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. Disqualified Stock shall not include Common Units.

“Dollar” or “$” means the lawful currency of the United States of America.

“Dollar Definitive Note” means a certificated Dollar Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(d) hereof, substantially in the form of Exhibit A-1 hereto, except that such Dollar Note shall not bear the Dollar Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Dollar Global Note Legend” means the legend set forth in Section 2.06(h)(ii) hereof, which is required to be placed on all Dollar Global Notes issued under this Indenture.

“Dollar Global Notes” means, individually and collectively, each of the Dollar Restricted Global Notes and the Dollar Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto, issued in accordance with Section 2.01, 2.06(a) or 2.06(c) hereof.

“Dollar Note Depositary” means, with respect to the Dollar Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Dollar Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollar Notes” means the Initial Dollar Notes and more particularly means any Dollar Note authenticated and delivered under this Indenture. Unless the context requires otherwise, all references to “Dollar Notes” for all purposes of this Indenture shall include any Additional Dollar Notes that are actually issued and authenticated. The Initial Dollar Notes issued by the Issuer and any Additional Dollar Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“Dollar Restricted Definitive Note” means a Dollar Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Dollar Restricted Global Note” means a Dollar Global Note bearing, or that is required to bear, the Private Placement Legend.

“Dollar Unrestricted Definitive Note” means one of more Dollar Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Dollar Unrestricted Global Note” means a permanent Dollar Global Note, substantially in the form of Exhibit A-1 hereto, bearing the Dollar Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the applicable Depositary, representing Dollar Notes that do not bear the Private Placement Legend.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Property” means a real estate asset which satisfies all of the following requirements: (a) such real estate asset is Wholly Owned in fee simple or ground leased, directly or indirectly through one or more Subsidiaries, by Opco; (b) the real estate asset is located in the United States, Germany or the United Kingdom; (c) the real estate asset is leased to a tenant which is not the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment (provided that no such event will result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such tenant by a governmental authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such tenant with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such tenant (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such tenant) and (d) the real estate asset is open and operating as a healthcare facility.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Opco or Parent to the extent the net proceeds thereof are contributed to Opco as Capital Stock (other than Disqualified Stock).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the lawful currency of the EMU.

“Euro Definitive Note” means a certificated Euro Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(d) hereof, substantially in the form of Exhibit A-2 hereto, except that such Euro Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Euro-Denominated Designated Government Obligations” means direct non-callable and non-redeemable obligations denominated in Euros (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union provided that such member state has a long-term government debt rating of “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency.

“Euro Global Note Legend” means the legend set forth in Section 2.06(h)(iii) hereof, which is required to be placed on all Euro Global Notes issued under this Indenture.

“Euro Global Notes” means, individually and collectively, each of the Euro Restricted Global Notes and the Euro Unrestricted Global Notes, substantially in the form of Exhibit A-2 hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(c) hereof.

“Euro Note Depositary” means, with respect to the Euro Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Euro Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Euro Notes” means the Initial Euro Notes and more particularly means any Euro Note authenticated and delivered under this Indenture. Unless the context requires otherwise, all references to “Euro Notes” for all purposes of this Indenture shall include any Additional Euro Notes that are actually issued and authenticated. The Initial Euro Notes issued by the Issuer and any Additional Euro Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“Euro Restricted Definitive Note” means a Euro Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Euro Restricted Global Note” means a Euro Global Note bearing, or that is required to bear, the Private Placement Legend.

“Euro Unrestricted Global Note” means one of more Euro Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Euro Unrestricted Global Note” means a permanent Euro Global Note, substantially in the form of Exhibit A-2 hereto, bearing the Euro Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the applicable Depositary, representing Euro Notes that do not bear the Private Placement Legend.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system, or any successor clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article 4 of this Indenture, any determination of the fair market value of assets other than cash or Temporary Cash Investments will be as determined by the principal financial officer of Parent acting in good faith, whose determination will be conclusive.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“First Lien Debt Documents” has the meaning assigned to it in the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means that Pari Passu Intercreditor Agreement among the Trustee, the U.S. Credit Agreement Agent and certain other parties thereto substantially in the form attached as Exhibit E hereto (as it may be amended from time to time).

“First Lien Obligation” has the meaning assigned to it in the First Lien Intercreditor Agreement.

“First-Priority Indebtedness” means any Indebtedness secured by a First-Priority Lien.

“First-Priority Liens” means all Liens on the Collateral securing Indebtedness that is stated to be secured on a parity lien basis with the Notes Obligations and the Note Guarantees, and such Liens securing the Notes Obligations and the Note Guarantees.

“First-Priority Secured Party” means (i) the Credit Agreement Secured Parties (as defined in the First Lien Intercreditor Agreement), (ii) the Notes Secured Parties and (iii) other Additional First-Priority Secured Parties with respect to each series of Additional First-Priority Obligations.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of either Issuer that is not a U.S. Domestic Restricted Subsidiary.

“Four-Quarter Period” means, for purposes of calculating the Interest Coverage Ratio and the Consolidated Net Leverage Ratio with respect to any Transaction Date, the then-most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.03.

“Funds From Operations” for any period means the consolidated net income attributable to the Issuers and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

(a) gains or losses from (i) the restructuring or refinancing of Indebtedness, (ii) sales of properties or (iii) changes in reserves for earnouts associated with any Asset Acquisition or other acquisition in connection with any fair value adjustments of such earnouts;

(b) non-cash asset impairment charges (including write-offs of former tenant receivables);

(c) non-cash, non-recurring charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(d) write-offs or reserves of straight-line rent;

(e) fees and expenses incurred in connection with any acquisition or debt refinancing;

(f) executive severance in an amount not to exceed $10 million in the aggregate;

(g) amortization of debt costs; and

(h) any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (without giving effect to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 825), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP (to the extent applicable) applied on a consistent basis.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. The term “Guarantee” used as a verb has a corresponding meaning.

“Global Note Legends” means, individually and collectively, the Dollar Global Note Legend and the Euro Global Note Legend.

“Global Notes” means, individually and collectively, each of the Dollar Global Notes and the Euro Global Notes.

“Group Members” has the meaning assigned to it in the First Lien Intercreditor Agreement.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means Parent and each Subsidiary Guarantor.

“Holder” means the Person in whose name a Note is registered on the applicable Registrar’s books.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(d) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(e) all Capitalized Lease Obligations and Attributable Debt;

(f) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such asset at that date of determination and (ii) the amount of such Indebtedness;

(g) Guarantees by such Person of the principal component of Indebtedness of other Persons; and

(h) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, net obligations under Currency Agreements and Interest Rate Agreements, in each case if and to the extent that any of the foregoing (other than letters of credit) in clauses (a) through (g) would appear as a liability on a balance sheet (excluding the footnotes) of such Person in accordance with GAAP; provided, that the Indebtedness of any parent entity (including Parent) appearing upon the balance sheet of either Issuer solely by reason of push-down accounting under GAAP shall be excluded.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(i) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(ii) Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(iii) Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(iv) Indebtedness shall not include any indebtedness or obligations to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a paying agent or other agent with respect to third-party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which Parent or any of its Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, or for which Parent or any of its Subsidiaries has sent an irrevocable notice of redemption to a trustee, holders, lenders or other agent with respect to such indebtedness being redeemed, on or prior to the date such calculation is being made (all such events described in this clause (iv) are collectively defined as “Discharged”); and

(v) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Dollar Notes” has the meaning set forth in the recitals hereto.

“Initial Euro Notes” has the meaning set forth in the recitals hereto.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means the initial purchasers of the Notes on the Issue Date.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(a) the aggregate amount of Consolidated EBITDA for the then-applicable Four-Quarter Period to

(b) the aggregate Consolidated Interest Expense during such Four-Quarter Period.

In making the foregoing calculation (and without duplication),

(i) pro forma effect shall be given to any Indebtedness Incurred or repaid or Discharged during the period (“Reference Period”) commencing on the first day of the Four-Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement, unless, for the avoidance of doubt, such Indebtedness has been permanently repaid and has not been replaced), in each case as if such Indebtedness had been Incurred or repaid or Discharged on the first day of such Reference Period;

(ii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(iii) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four-Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(iv) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (A) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid or Discharged in connection with any such asset acquisitions or asset dispositions, (B) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (C) Pro Forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four-Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Four-Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(v) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(vi) Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (i) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” means February 15 and August 15 of each year to Stated Maturity.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of an Issuer and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(a) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(b) the fair market value of the Capital Stock (or any other Investment), held by an Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that is not a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

(i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii) the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof (valued at its fair market value at the time of such payment or disposition).

“Investment Grade Status” means, with respect to the Issuers and a Series of Notes, when such Series of Notes has (a) a rating of “Baa3” (or the equivalent) or higher from Moody’s (or equivalent rating from a Substitute Rating Agency), (b) a rating of “BBB-” (or the equivalent) or higher from S&P (or equivalent rating from a Substitute Rating Agency) or (c) “BBB-” (or the equivalent) or higher from Fitch (or equivalent rating from a Substitute Rating Agency), in each case, published by the applicable Rating Agency.

“Issue Date” means February 13, 2025.

“Issuers’ Order” means a written request or order signed on behalf of the Issuers by an Officer of each of the Issuers and delivered to the Trustee.

“Lien” means mortgage, trust deed, deeds to secure Indebtedness, pledge, security interest, encumbrance, lien or charge of any kind, assignment for collateral purposes, deposit arrangement or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and any other like agreement granting or conveying a security interest.

“Limited Condition Acquisition” means any Investment or acquisition, including by means of a merger or consolidation, by Parent or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third-party financing; provided that for purposes of determining compliance with Section 4.07 hereof, the Funds From Operations shall not include any Funds From Operations of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTV Condition” means that the ratio of First-Priority Indebtedness (deeming the revolving facility under the U.S. Credit Agreement or any other facility constituting First-Priority Indebtedness with outstanding commitments, if in existence at the determination date, as fully drawn solely for purposes of such calculation) to the aggregate Undepreciated Value of the Secured Pool Properties owned or ground leased by each Notes Pledged Subsidiary is not greater than 65% as of the date of determination, giving pro forma effect to any concurrent additions, substitutions or removals of Secured Pool Properties in accordance with Article 12 and any other concurrent transactions and the substantially concurrent use of proceeds thereof, including, without limitation, Asset Sales, acquisitions, dispositions, Investments, transfers or the incurrence, repurchase, redemption repayment, defeasance or discharge of First-Priority Indebtedness.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Commercial Register Law” means the Luxembourg law of December 19, 2002 on the Trade and Companies’ Register, on accounting and on annual accounts of the companies, as amended.

“Luxembourg Guarantor” means any Guarantor incorporated or established (as applicable) in Luxembourg.

“Luxembourg Guarantor’s Group” means with respect to any Luxembourg Guarantor, such Luxembourg Guarantor and each subsidiary undertaking or parent undertaking of such Luxembourg Guarantor and each subsidiary undertaking of such parent undertaking from time to time.

“Luxembourg Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to any other Group Member that are not financed by a borrowing under any First Lien Debt Document.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“MPT Median Holdings S.à r.l.” means MPT Median Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 25, rue Philippe II, L-2340 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B224727.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property, including Designated Non-cash Consideration, received when converted to or sold for cash or Temporary Cash Investments, net of:

(i) brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;

(ii) payments made to obtain a necessary consent or required by applicable law;

(iii) any relocation expenses incurred as a result of such Asset Sale;

(iv) taxes actually paid or payable as a result of such Asset Sale by an Issuer and its Restricted Subsidiaries;

(v) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale (other than pursuant to an Asset Sale Offer);

(vi) so long as after giving pro forma effect to any such distribution (A) the aggregate principal amount of all outstanding Indebtedness of the Issuers and Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and (B) no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order for Parent to maintain its status as a REIT and any related pro rata distributions to holders of Opco’s Capital Stock;

(vii) payments of retained liabilities (not constituting Indebtedness) directly associated with the assets being sold in such Asset Sale; and

(viii) amounts reserved by the Issuers and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of (i) the value of its notes plus (ii) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit 134 Derivatives Definitions) to have occurred with respect to either Issuer or any Guarantor immediately prior to such date of determination.

“Non-Cash Charges” means (a) all losses from Investments recorded using the equity method, (b) any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements, (c) the non-cash impact of acquisition method accounting, and (d) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes and more particularly means any Note authenticated and delivered under this Indenture. Unless the context requires otherwise, all references to “Notes” for all purposes of this Indenture shall include any Additional Notes that are actually issued and authenticated. The Initial Notes issued by the Issuer and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein.

“Notes Collateral Agent” means Wilmington Trust, National Association, as collateral agent under this Indenture, and any of its successors or assigns.

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Note Guarantees of the Notes and the Security Documents.

“Notes Pledged Subsidiary” means each Subsidiary of the Issuers that directly owns or ground leases any Secured Pool Property; provided that, if the Capital Stock of the general partner of the Notes Pledged Subsidiary that is a limited partnership is pledged in lieu of the general partnership interest in such limited partnership, such general partner shall also constitute a “Notes Pledged Subsidiary.” As of the Issue Date, the Notes Pledged Subsidiaries will be MPT of Gardena PHS, L.P., MPT of Gardena PHS GP, LLC, MPT of Huntington Park-MOB-PHS, L.P., MPT of Huntington Park MOB-PHS GP, LLC, MPT of Huntington Park-PHS, L.P., MPT of Huntington Park-PHS GP, LLC, MPT Altrincham Ltd, MPT Annesley Ltd, MPT Ashtead Limited, MPT ATOS Cologne S.à r.l., MPT Ayr Ltd, MPT Bamford Ltd, MPT Barby S.à r.l., MPT Bath Ltd., MPT Brandis S.à r.l., MPT Bristol Ltd, MPT Bromley Ltd, MPT Burston Ltd, MPT Bussage Ltd, MPT Calverton Ltd, MPT Cavendish Limited, MPT Chelmsford Ltd, MPT Circle Birmingham Limited, MPT Dahlener Heide S.à r.l., MPT Dewsbury Limited, MPT Dorchester Limited, MPT Downs Limited, MPT Droitwich Spa Limited, MPT East Riding Limited, MPT Edgbaston Limited, MPT Edmonton Ltd, MPT Euxton Limited, MPT Fromefield Ltd, MPT Godalming Ltd, MPT Goddards Green Ltd, MPT Grovelands Ltd, MPT Harrow Limited, MPT Hemel Hempstead Ltd, MPT Hendon Limited, MPT Hurworth Ltd, MPT Knaphill Ltd, MPT Kuhlungsborn S.à r.l., MPT Langho Ltd, MPT Legacy of Montclair, LLC, MPT Lincolnshire Limited, MPT Llanarth Ltd, MPT Mansionhouse Ltd, MPT Meanwood Ltd, MPT MEDIAN Bad Oeynhausen S.à r.l., MPT MEDIAN Bad Salzuflen S.à r.l., MPT MEDIAN Bassenheim, S.à r.l., MPT MEDIAN Burggraben S.à r.l., MPT MEDIAN Dormagen, S.à r.l., MPT MEDIAN Haus Grefrath, S.à r.l., MPT MEDIAN Haus Remscheid, S.à r.l., MPT Melton Mowbray Ltd, MPT Middleton Ltd, MPT Milton Keynes Limited, MPT Monmouth Ltd, MPT Mt Stuart Limited, MPT Newbury Ltd, MPT Nottingham Ltd, MPT Odiham Ltd, MPT of Altoona, LLC, MPT of Alvin FCER, LLC, MPT of Avondale-Springstone, LLC, MPT of Billings, LLC, MPT of Brownsville, LLC, MPT of Carrollton-Springstone, LLC, MPT of Casper, LLC, MPT of Clarksville LLC, MPT of Columbus-Springstone, LLC, MPT of Comal County, LLC, MPT of Conroe-Springstone, LLC, MPT of Converse FCER, LLC, MPT of Corpus Christi, LLC, MPT of Creekside FCER, LLC, MPT of DeZavala FCER, LLC, MPT of Dublin-Springstone, LLC, MPT of El Paso LLC, MPT of Elgin, LLC, MPT of Englewood-Springstone, LLC, MPT of Ernest-Bakersfield, LLC, MPT of Ernest-Bakersfield, LP, MPT of Ernest-Lexington, LLC, MPT of Ernest-Stockton, LLC MPT of Ernest-Stockton, L.P., MPT of Flagstaff, LLC, MPT of Ft. Worth-Springstone, LLC, MPT of Georgetown-Springstone, LLC, MPT of Gilbert-Springstone, LLC, MPT of Greenwood, LLC, MPT of Hartsville-Capella, LLC, MPT of Hastings-Lima, LLC, MPT of Hausman, LLC, MPT of Helotes FCER, LLC, MPT of Highland Hills-Springstone, LLC, MPT of Hot Springs-Capella, LLC, MPT of Houston Antoine

FCER, LLC, MPT of Johnstown, LLC, MPT of Johnstown-Lima, LLC, MPT of Kansas City, LLC, MPT of Lafayette, LLC, MPT of Lafayette-Springstone, LLC, MPT of Lander-Lima, LLC, MPT of Laredo, LLC, MPT of Las Cruces, LLC, MPT of Lawton-Lima, LLC, MPT of Lewiston-RCCH, LLC, MPT of Lubbock, LLC, MPT of Mandeville FCER, LLC, MPT of Marrero FCER, LLC, MPT of McKinney-Springstone, LLC, MPT of McMinnville-Capella, LLC, MPT of Mesquite, LLC, MPT of Meyersdale-Lima, LLC, MPT of Nacogdoches FCER, LLC, MPT of New Orleans Canal FCER, LLC, MPT of Newburgh-Springstone, LLC, MPT of Ogden, LLC, MPT of Oklahoma City-Springstone, LLC, MPT of Olathe-Springstone, LLC, MPT of Ottumwa-Lima, LLC, MPT of Overlook Parkway, LLC, MPT of Palestine-Lima, LLC, MPT of Pasco-RCCH, LLC, MPT of Pearland FCER, LLC, MPT of Post Falls, LLC, MPT of Potranco FCER, LLC, MPT of Prescott Valley, LLC, MPT of Provo, LLC, MPT of Raleigh Springstone GP, LLC, MPT of Raleigh-Springstone, LP, MPT of Richmond-Springstone, LLC, MPT of Riverton-Lima, LLC, MPT of Roaring Springs-Lima, LLC, MPT of Spartanburg, LLC, MPT of St. Luke’s Leawood, LLC, MPT of St. Luke’s Overland Park South, LLC, MPT of St. Luke’s Parallel Parkway, LLC, MPT of St. Luke’s Roeland Park, LLC, MPT of Toledo, LLC, MPT of Vancouver-Springstone, LLC, MPT of Weslaco, LLC, MPT of West Chester-Springstone, LLC, MPT of Westover Hills, LLC, MPT Old Woking Ltd, MPT Osborne Limited, MPT Preston Ltd, MPT Reading Limited, MPT Renacres Limited, MPT RHM Braunfels S.à r.l., MPT RHM Heidelberg S.à r.l., MPT Roehampton Dowdeswell Ltd, MPT Roehampton Ltd, MPT Rowley Limited, MPT Royston Ltd, MPT Sandon Limited, MPT Sketchley Ltd, MPT Southampton Ltd, MPT Stapleford Tawney Ltd, MPT Stockton Ltd, MPT Tadley Ltd, MPT Walsall Limited, MPT Willenhall Ltd, MPT Wilmslow Ltd, MPT Winfield Limited and MPT Woodbourne Ltd.

“Notes Secured Parties” means the Holders, the Trustee and the Notes Collateral Agent.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees, reimbursements or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent, any Agent and the Holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated January 30, 2025, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, any member of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Treasurer, any Assistant Treasurer, the Controller, General Counsel, the Secretary or any Assistant Secretary of a Person or any other officer of such Person designated by any such individuals. Unless otherwise specified, reference to an “Officer” means an Officer of Opco.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person. Unless otherwise specified, reference to an “Officer’s Certificate” means a certificate signed on behalf of Opco by an Officer thereof.

“Opinion of Counsel” means a written opinion (which opinion may be subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or outside counsel to, Opco, Finco or a Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantee by such Subsidiary

Guarantor, as applicable; provided that, in respect of any Asset Sale of Collateral, Secured Pool Properties or the Capital Stock of a Notes Pledged Subsidiary, it shall mean any such Indebtedness only to the extent it constitutes First-Priority Indebtedness.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which Parent, the Issuers and Restricted Subsidiaries are engaged or propose to be engaged (as described in the Offering Memorandum) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Investment” means:

(a) (i) an Investment in an Issuer or any of the Restricted Subsidiaries or (ii) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, an Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(b) investments in cash and Temporary Cash Investments;

(c) Investments made by an Issuer or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 or from any other disposition or transfer of assets not constituting an Asset Sale; provided that, solely to the extent that the LTV Condition is not satisfied after giving effect to such Asset Sale or other transfer, any application of proceeds thereof that occurs substantially concurrently with such Asset Sale, and any other pro forma adjustments set forth in the definition of “LTV Condition,” if such Asset Sale or other disposition or transfer is made in connection with Collateral, the assets so acquired are pledged as Collateral on a First-Priority Lien basis substantially simultaneously with such Investment;

(d) Investments represented by Guarantees that are otherwise permitted under this Indenture;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(f) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(g) any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of Parent or Opco, which Parent and Opco did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(h) Investments in tenants in an aggregate amount not to exceed the greater of (i) $4,420.0 million and (ii) 20% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any one time outstanding;

(i) obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under this Indenture;

(j) Permitted Mortgage Investments;

(k) any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.11(b) (except transactions described in Sections 4.11(b)(i), (v), (viii) and (ix));

(l) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(m) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(n) any Investment acquired by an Issuer or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable or rents receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of an Issuer of such other Investment or accounts receivable or rents receivable or (ii) as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(o) any Investment consisting of a loan or advance to officers, directors or employees of Parent, an Issuer or any of its Restricted Subsidiaries (i) in connection with the purchase by such Persons of Capital Stock of Parent or (ii) for additional purposes made in the ordinary course of business, in the aggregate under this clause (o) not to exceed $4.0 million at any one time outstanding;

(p) any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by Parent, an Issuer and any of its Restricted Subsidiaries in connection with such plans;

(q) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(r) additional Investments not to exceed the greater of (i) $1,105.0 million and (ii) 5.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding;

(s) Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of (i) $1,105.0 million and (ii) 5.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); and

(t) Investments in joint ventures (which, for the avoidance of doubt, may include Investments through a Person who does not constitute a Subsidiary of the Issuers or any Restricted Subsidiary), so long as such Investment does not cause an Event of Default (which, for the avoidance of doubt, shall be determined at the time of such Investment).

“Permitted Lien” means any of the following:

(a) Liens securing the Notes outstanding on the Issue Date and the Note Guarantees thereof, and any Permitted Refinancing Indebtedness in respect of the foregoing;

(b) Liens securing Indebtedness under the U.S. Credit Agreement (including any Guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(c) Liens existing on the Issue Date (other than Liens in clauses (a) and (b));

(d) any other First-Priority Lien if, immediately after giving effect to the Incurrence of such Lien, the substantially concurrent application of any proceeds of the First-Priority Indebtedness secured by such First-Priority Lien and any other pro forma adjustments set forth in the definition of “LTV Condition,” the LTV Condition is satisfied as of the date of determination;

(e) Liens securing Indebtedness that is exchanging, extending, refinancing, renewing, replacing, defeasing or refunding Indebtedness secured by a Lien incurred pursuant to clauses (a) or (b) above; provided, that (i) any such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof) and (ii) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon) and the amount of any fees and expenses, including premiums, incurred in connection therewith, and any committed amounts associated therewith (to the extent such committed amounts constitute Reserved Indebtedness Amount);

(f) other Liens on the Collateral securing Obligations, which Liens are subordinated to the Liens securing the Notes Obligations and the Note Guarantees thereof pursuant to a senior priority/junior priority intercreditor agreement, which intercreditor agreement shall provide for the subordination of such Liens to the Liens securing the Notes Obligations and other intercreditor provisions with respect to indebtedness secured by such Liens that are reasonably customary in the good faith determination of the Issuers for intercreditor agreements providing for junior priority liens;

(g) Liens for taxes that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuers or their Subsidiaries, as the case may be, in conformity with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(h) encumbrances that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuers or any of their Subsidiaries;

(i) Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default;

(j) Liens consisting of an agreement to dispose of any property in a disposition permitted by this Indenture, in each case, solely to the extent such disposition would have been permitted on the date of the creation of such Lien or on the date of any contract for such disposition;

(k) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(l) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person; or

(m) Liens arising from precautionary Uniform Commercial Code financing statements.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Permitted Payments to Parent” means, without duplication as to amounts:

(a) payments to Parent to pay reasonable accounting, legal and administrative expenses of Parent when due, in an aggregate amount not to exceed $500,000 per annum; and

(b) payments to Parent in respect of its state, franchise and local tax liabilities.

“Permitted Refinancing Indebtedness” means:

(a) any Indebtedness of an Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of an Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith, and any committed amounts associated therewith (if the Issuers elected to have such commitment deemed to be Incurred at the time of the commitment in accordance with the last paragraph of the definition of “Incur”));

(ii) such Permitted Refinancing Indebtedness has:

(A) a final maturity date no earlier than (1) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (2) the date that is 91 days after the maturity of the Notes, and

(B) an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or 91 days more than the Average Life of the Notes;

(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or a Note Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Note Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded; and

(iv) such Indebtedness is incurred either (A) by an Issuer or any Subsidiary Guarantor or (B) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

For the avoidance of doubt, Permitted Refinancing Indebtedness in respect of any Indebtedness may be incurred within 180 days after the exchange, extension, refinancing, renewal, replacement, defeasance or refunding of any such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledgors” means collectively Opco and the Subsidiary Pledgors.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Private Placement Legend” means the legend set forth in Section 2.06(h)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the synergies, cost savings, operating expense reductions (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes), other operating improvements, initiatives and other pro forma adjustments to actual historical Consolidated EBITDA in connection with (a) any asset acquisition, Investment, Asset Sale or sales of assets or (b) any cost-savings initiative or other restructuring initiative to the extent they are (i) consistent with Regulation S-X under the Exchange Act, or (ii) projected by a financial officer of Parent or an Issuer in good faith to be reasonably anticipated to be realizable within eighteen (18) months after the date of such transaction or event, as the case may be, and calculated on a pro forma basis as though such synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments were realized during the entirety of such period; provided that such synergies, cost savings, reductions, improvements, initiatives and other pro forma adjustments shall be directly attributable, factually supportable and reasonably quantifiable in the good faith judgment of a financial officer of Parent or an Issuer.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (a) Moody’s, S&P or Fitch or (b) if Moody’s, S&P or Fitch or each of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (each, a “Substitute Rating Agency”), as the case may be, that may be selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) which shall be substituted for Moody’s, S&P or Fitch or each of them, as the case may be.

“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P, Moody’s or Fitch used by any Substitute Rating Agency that may be selected by the Issuers in accordance with clause (b) of the definition of Rating Agency. In determining whether the rating of a Series of Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and—for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to a Series of Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of such Series of Notes is under publicly announced consideration for possible downgrade by any such Rating Agency with respect to a Rating Category), the rating of such Series of Notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of such Series of Notes on the Rating Date.

“Record Date” means, for the interest payable on any applicable Interest Payment Date, the February 1 and August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, bearing the Dollar Global Note Legend or Euro Global Note Legend, as applicable, and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the applicable Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, bearing the Dollar Global Note Legend or Euro Global Note Legend, as applicable, and the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the applicable Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(h)(iv) hereof.

“Replacement Assets” means (a) tangible non-current assets that will be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any, governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserved Indebtedness Amount” has the meaning set forth in Section 4.09 hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-Down and Conversion Powers.

“Restricted Definitive Notes” means, individually and collectively, each of the Dollar Restricted Definitive Notes and the Euro Restricted Definitive Notes.

“Restricted Global Notes” means, individually and collectively, each of the Dollar Restricted Global Notes and the Euro Restricted Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in respect of any Note issued under Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of the Issuers (it being understood that Finco is not a Restricted Subsidiary).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person, or to which any such Person is a party, providing for the leasing to Parent or any Restricted Subsidiary of any property, whether owned by Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Screened Affiliate” means any Affiliate of a holder of the Notes (a) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Parent or its Subsidiaries, (c) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes and (d) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuers or any Restricted Subsidiaries.

“Secured Pool Properties” means the real estate assets of the Issuers and their Subsidiaries which are designated as “Secured Pool Properties” under the U.S. Credit Agreement on the Issue Date, and any other real estate assets that are added as “Secured Pool Properties” from time to time in accordance with the U.S. Credit Agreement or this Indenture; provided that any Secured Pool Property shall cease to constitute a Secured Pool Property once sold, transferred or otherwise disposed in accordance with Section 4.10 or upon its removal, whether or not in connection with a substitution, in accordance with the U.S. Credit Agreement. Following the expiration or termination of the U.S. Credit

Agreement (other than in connection with a refinancing or replacement thereof in the form of a credit facility), the Issuers will not be permitted any substitutions or removals of the Secured Pool Properties except pursuant to the provisions of Article 12.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means (a) the pledge agreement governed by New York law, executed and delivered on the date hereof by each of Opco and MPT Springstone REIT, Inc., a Maryland corporation, (b) the share and receivables charge governed by English law, executed and delivered on the date hereof by each of MPT UK Holdings Limited, a private limited company incorporated under the laws of England and Wales with registered number 14819738, and MPT UK Property Holdings Limited, a private limited company incorporated under the laws of England and Wales with registered number 14819145, (c) the share and contract rights security agreement governed by Jersey law, executed and delivered on the date hereof by MPT UK Holdings Limited, (d) each share pledge agreement governed by Luxembourg law granted on the date hereof by Opco and MPT MEDIAN Holdings S.à.r.l., (e) each receivables pledge agreement governed by Luxembourg law granted on the date hereof by Opco and MPT MEDIAN Holdings S.à.r.l., in each case of clauses (a) – (e), listed on Schedule I hereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (b) any other share or receivables pledges or similar documents entered into from time to time under this Indenture with respect to additional or substituted Collateral.

“Security Documents” means, collectively, the Security Agreements and the other security agreements, pledge agreements, share charges, security interest agreements, share pledges, receivables pledges, collateral assignments and similar or related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified or entered into from time to time, creating the security interest in the Collateral to secure the Obligations.

“Shared Collateral” has the meaning assigned to it in the First Lien Intercreditor Agreement.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary,” with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means:

(a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statistical Release” has the meaning set forth in the definition of “Treasury Rate.”

“sterling,” “£” or “GBP” refer to the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Note Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means each Person other than Parent that Guarantees the Notes, in each case, until such Person is released from its Note Guarantee of the Notes.

“Subsidiary Pledgor” means each Subsidiary of the Issuers that directly owns the assets or property that have been or are required to be, pledged as Collateral. As of the Issue Date, the Subsidiary Pledgors are MPT Springstone REIT, Inc., MPT UK Holdings Limited, MPT UK Property Holdings Limited and MPT Median Holdings S.à.r.l. In the event that all of a Subsidiary Pledgor’s Collateral is released in a manner permitted under this Indenture, then such Subsidiary Pledgor shall cease to constitute a Subsidiary Pledgor.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investment” means any of the following:

(a) Dollars, Euros, Australian dollar, sterling, any national currency of any participating member state of the European Union or any foreign currency held by the Issuers or any of their Restricted Subsidiaries from time to time in the ordinary course of business or pursuant to any sale permitted by this Indenture;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (provided that such member state has a long-term government debt rating of “A3” or higher by Moody’s or “A” or higher by S&P or the equivalent rating category of another internationally recognized rating agency) having maturities of not more than 24 months from the date of acquisition thereof; provided, further, that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, overnight bank deposits, certificates of deposit, Eurodollar time deposits and money market deposits maturing within 12 months or less of the date of acquisition thereof, in each case with (i) any commercial bank organized under the laws of the United States of America, any state thereof or any member state of the European Union having capital and surplus of not less than $250,000,000 (or the U.S. Dollar Equivalent as of the date of determination in case of non-U.S. banks) or (ii) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(d) repurchase and reverse purchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with a bank meeting the qualifications described in clause (c) above;

(e) commercial paper, maturing not more than six months after the date of acquisition with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency) (or if such commercial paper is not itself rated, is issued by an issuer having a long-term unsecured debt rating of at least “A” from S&P or “A2” from Moody’s (or carrying the equivalent rating category of another internationally recognized rating agency));

(f) securities with maturities of 12 months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision, public instrumentality or taxing authority thereof or any member nation of the European Union, and rated at least “A” by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency);

(g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c)(i) of this definition;

(h) any fund investing at least 90% of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (a) through (g) of this definition;

(i) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s (or carrying an equivalent rating or the equivalent rating category of another internationally recognized rating agency) and (iii) have portfolio assets of at least $5,000,000,000;

(j) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and

(k) in the case of any foreign Subsidiary, instruments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (j) customarily utilized in countries in which such foreign Subsidiary operates for cash management purposes.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all other assets (excluding non-real estate intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by an Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of any Redemption Date with respect to any Dollar Notes, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (“Statistical Release”) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2028; provided, however, that if the period from the Redemption Date to February 15, 2028, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to an Issuer or the Restricted Subsidiaries plus capital improvements) of real estate assets and related intangibles of the Issuers and the Subsidiaries, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Undepreciated Value” means, as of any date, the cost (being the original cost to an Issuer or the Restricted Subsidiaries plus capital improvements) of any asset or property, before depreciation and amortization of such asset or property, determined on a consolidated basis in conformity with GAAP.

“Underlying Assets” means (a) the Secured Pool Properties, (b) the interests of the Notes Pledged Subsidiaries in the leases or similar agreements with respect to the Secured Pool Properties, (c) general partnership interests in other Notes Pledged Subsidiaries to the extent not included in the Collateral and (d) other assets and property acquired by the Notes Pledged Subsidiaries in accordance with this Indenture.

“Underlying Assets Permitted Lien” means any of the following:

(a) Liens existing on the Issue Date;

(b) Liens for taxes that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuers or their Subsidiaries, as the case may be, in conformity with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings;

(d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations;

(e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and other similar charges or encumbrances in respect of real property that do not materially interfere with the ordinary conduct of the business of the Issuers or any of their Subsidiaries;

(g) any interest or title of a lessor under any lease entered into by the Issuers or any of their Subsidiaries in the ordinary course of their business and covering only the assets so leased;

(h) Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default;

(i) Liens (i) of a collection bank arising under section 4-208 or 4-210 of the UCC or other similar provisions of applicable law on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of common or statutory law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff);

(j) Liens (i) on advances of cash or cash equivalents in favor of the seller of any property to be acquired in an Investment permitted by this Indenture to be applied against the purchase price for such Investment or other acquisition, and (ii) consisting of an agreement to dispose of any property in a disposition permitted by this Indenture, in each case, solely to the extent such Investment or other acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or disposition;

(k) Liens that are customary contractual rights of setoff or banker’s liens (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of Parent, the Issuers or any of their Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent, the Issuers or any of their Subsidiaries or (iii) relating to securities accounts of Parent, the Issuers or any of their Subsidiaries incurred in the ordinary course of business of Parent, the Issuers or any of their Subsidiaries;

(l) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(n) customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(o) Liens on real estate assets where Parent, an Issuer or any of their Subsidiaries is insured against such Liens by title insurance;

(p) the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business or consistent with industry norms;

(q) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(r) Liens on a real estate asset acquired by the Issuers or any of their Subsidiaries after the Issue Date and which are in place at the time such real estate asset is so acquired and not created in contemplation of such acquisition;

(s) Liens arising from precautionary Uniform Commercial Code financing statements;

(t)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; or

(u) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice or industry norms.

“Unrestricted Definitive Notes” means, individually and collectively, each of the Dollar Unrestricted Definitive Notes and the Euro Unrestricted Definitive Notes.

“Unrestricted Global Notes” means, individually and collectively, each of the Dollar Unrestricted Global Notes and the Euro Unrestricted Global Notes.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless (i) such Subsidiary is a Subsidiary Pledgor or a Notes Pledged Subsidiary or (ii) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any of its Restricted Subsidiaries; provided, however, that:

(x) any Guarantee by Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(y) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07; and

(z) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (x) above would be permitted under Section 4.07.

The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Credit Agreement” means the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 15, 2021, among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., the several lenders from time to time party thereto, Bank of America, N.A., as syndication agent, and the U.S. Credit Agreement Agent, together with the related documents thereto (including any guarantee agreements and security documents), as amended, as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder in an aggregate principal amount not to exceed $1,480,000,000 together with any increase so long as, at the time of such increase (or commitment in respect thereof) and after giving effect to the use of proceeds thereof that occurs substantially concurrently with such increase and any other pro forma adjustments set forth in the definition of “LTV Condition,” the LTV Condition is satisfied, and any Permitted Refinancing thereof.

“U.S. Credit Agreement Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the U.S. Credit Agreement, and any replacement thereof as permitted by the terms of the U.S. Credit Agreement or any Permitted Refinancing thereof.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” at the time specified herein.

“U.S. Domestic Restricted Subsidiary” means any Restricted Subsidiary that is existing under the laws of the United States or any state of the United States or the District of Columbia.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means,

(i) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(ii) any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

Section 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10(c)
“Additional Amounts”	3.11

Term	Defined in Section
“Applicable AML Law”	13.18
“Applicable Premium Deficit”	8.04(a)
“Asset Sale Offer”	4.10(e)
“Authentication Agent”	2.02
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14(b)
“Collateral Document Order”	12.05(c)
“Covenant Defeasance”	8.03
“Covenant Satisfaction Officer’s Certificate”	6.02
“Debt Consideration”	4.10(b)
“Directing Holder”	6.02
“Dollar Paying Agent”	2.03
“Dollar Registrar”	2.03
“Dollar Transfer Agent”	2.03
“DTC”	2.03
“ERISA”	2.06(h)
“Euro Paying Agent”	2.03
“Euro Registrar”	2.03
“Euro Transfer Agent”	2.03
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(c)
“Excess Proceeds Cap”	4.10(d)
“Final Decision”	6.02
“Foreign Disposition”	4.10(d)
“incur” and “incurrence”	4.09(a)
“Initial Default”	6.02
“Indemnified Parties”	7.06
“Legal Defeasance”	8.02
“Note Register”	2.03
“Noteholder Direction”	6.02
“Offer Amount”	3.08(b)
“Offer Period”	3.08(b)
“Paying Agent”	2.03
“Position Representation”	6.02
“Purchase Date”	3.08(b)
“Redemption Date”	3.01
“Refunding Capital Stock”	4.07(b)(iv)
“Registrar”	2.03
“Regulation”	10.06
“Related Person”	12.07(b)
“Reserved Indebtedness Amount”	4.09
“Restricted Amount”	4.10(i)
“Restricted Payments”	4.07(a)(iv)
“Reversion Date”	4.17(c)
“Suspended Covenant”	4.17(a)
“Suspension Period”	4.17(c)
“Tax Jurisdiction”	3.11

Term	Defined in Section
“Tax Redemption Date”	3.10
“Transfer Agent”	2.03
“Verification Covenant”	6.02
“Verification Officer’s Certificate”	6.02

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “shall” and “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(l) words used herein implying any gender shall apply to both genders;

(m) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”; and

(n) the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater.

Section 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Notes Collateral Agent, any Agent, or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers (or, in the case of direction to be given to the Trustee, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent or waiver, or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.04(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC and the Euro Note Depositary, that is a Holder of a Dollar Global Note or a Euro Global Note, as applicable, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is a Holder of a Global Note, including DTC and the Euro Note Depositary, may provide its proxy or proxies to the beneficial owners of interests in any such Dollar Global Note or Euro Global Note, as applicable, through such Depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Dollar Global Note held by DTC or any Euro Global Note held by the Euro Note Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 120 days after such record date.

(i) For purposes of calculating the aggregate principal amount of Notes or any Series thereof that have consented to or voted in favor of any act, amendment, supplement, consent or waiver, or have directed the Trustee, the Notes Collateral Agent or any other Agent to take any action under and in accordance with this Indenture in respect of any such act, amendment, supplement, consent or waiver in respect of which all Notes vote together as a single class, the U.S. Dollar Equivalent of the principal amount of Euro Notes shall be calculated as of 11:00 a.m. on the Business Day before the record date for such act, amendment, supplement, consent, waiver or direction (or, if there is no such record date, as of 11:00 a.m. on the Business Day before the date when such act, consent or waiver is taken or direction is given). For purposes of allocating any payments or distributions of U.S. dollars ratably to the holders of Notes in accordance with this Indenture, the U.S. Dollar Equivalent of the amounts to be paid or distributed to Holders of Euro Notes shall be calculated as of 11:00 a.m. on the Business Day before the record date for such payment or distribution (or, if there is no such record date, as of 11:00 a.m. on the Business Day before the date such payments or distribution is to be made). With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of the Notes as a whole or any Series of Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the principal amount, as of such date of determination, of Notes or Series of Notes, as applicable, the Holders of which have so consented by (ii) the aggregate principal amount, as of such date of determination, of the Notes or Series of Notes, as applicable, then outstanding, in each case, as determined in accordance with this Section 1.04(i), Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to the preceding sentence shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate. So long as no Event of Default has occurred and is continuing, the Trustee may request, and shall be entitled to rely upon, and if so requested, the Issuer shall provide, an Officer’s Certificate of the Issuer setting forth the U.S. Dollar Equivalent for any calculation, payment or other purpose required hereunder.

Section 1.05. Timing of Payment. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Indenture or the Notes is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day and the amount of any such payment that is an interest payment will reflect accrual only through the original payment date and not through the next succeeding Business Day.

Section 1.06. [Reserved]

Section 1.07. Certain Compliance Calculations. Notwithstanding anything to the contrary in this Indenture, to the extent that the terms in this Indenture require (a) compliance with any financial ratio or test (including, without limitation, the Interest Coverage Ratio or Consolidated Net Leverage Ratio test or Total Unencumbered Assets test) and/or any cap expressed as a percentage of Adjusted Total Assets or

(b) the absence of a Default or Event of Default (or any type of Default or Event of Default), as a condition to the consummation of a Limited Condition Acquisition, the date of determination of such ratio, test, cap expressed as a percentage of Adjusted Total Assets, Default and/or Event of Default (or any type of Default or Event of Default) shall, at the election of the Issuers, be the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition, after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) and such ratios or tests or caps or Defaults or Events of Default shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition (including the pro forma adjustments described in the definition of “Interest Coverage Ratio”) as if they had occurred at the beginning of the applicable period, and for the avoidance of doubt, (i) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or the consolidated results of operations of the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that (A) if any ratio or cap expressed as a percentage of Adjusted Total Assets improves as a result of such fluctuations, any such improved ratio or cap may be utilized and (B) if the Issuers elect to have such determination occur at the time of entry into the definitive agreement, any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements for the applicable Limited Condition Acquisition are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such definitive agreements and before the consummation of such Limited Condition Acquisition unless and until such Limited Condition Acquisition has been abandoned, as determined by the Issuers, prior to the consummation thereof.

Section 1.08. Luxembourg Terms. In this Indenture and any Security Document, where it relates to an entity incorporated or established in Luxembourg, a reference to: (a) winding up, administration, reorganization or dissolution includes, without limitation, a Luxembourg entity being declared bankrupt (faillite déclarée), being subject to liquidation judiciaire, a suspension of payments (sursis de paiement), a general settlement with creditors, an out-of-court restructuring (réorganisation par accord amiable) or in court restructuring (réorganisation judiciaire) under the Luxembourg law dated August 7, 2023 on business continuity and the modernisation of bankruptcy, an administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation), or a voluntary dissolution or liquidation (dissolution ou liquidation volontaire); (c) an agent includes, without limitation, a “mandataire”; (d) a receiver, administrator, administrative receiver, conservator, custodian, trustee in bankruptcy, court appointed liquidator or similar officeholder, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur, expert vérificateur, conciliateur d’entreprise, mandataire de justice, or administrateur provisoire appointed under the Luxembourg law dated August 7, 2023 on business continuity and the modernization of bankruptcy, or curateur or any other person performing the same function of each of the foregoing; (e) an amount that is due and/or payable includes, without limitation, any obligation that is exigible, certaine and liquide; (f) a lien, security or security interest includes, without limitation, any hypothèque, nantissement, privilège, accord de transfert de propriété à titre de garantie, gage, gage sur fonds de commerce, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security, and shares includes parts sociales; (g) a person being insolvent means that person being in a state of inability to pay its debts includes, without limitation, that person being in a state of cessation of payments (cessation des paiements) and having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (i) a “set-off” includes a legal set-off; (j) constituent documents includes its up-to-date (as amended, restated or amended and restated) articles of association (statuts or statuts coordonnés, as the case may be), limited partnership agreement or partnership agreement; (k) a director, officer or manager includes a gérant or an administrateur or, in case of a partnership, the general partner (associé commandité) of such partnership and any director or manager of such general partner and (l) references to a Luxembourg special limited partnership (société en commandite spéciale) taking any action or having any power or authority are to such partnership acting through and represented by its managing general partner (associés gérant commandité).

Section 1.09. Jersey Terms. In this Indenture and any Security Document, where it relates to an entity incorporated or established in Jersey, a reference to: (a) a composition, compromise, assignment or arrangement with any creditor, winding up, liquidation, administration, re-organisation, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, (b) a “liquidator,” “receiver,” “administrative receiver,” “administrator,” “compulsory manager” or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés or any other person performing the same function of each of the foregoing, (c) “Security” or a “security interest” includes, without limitation, any hypothèque, whether conventional, judicial or arising by the operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation; (d) “Subsidiary” means a subsidiary within the meaning of articles 2 and 2A of the Companies (Jersey) Law 1991 and (e) any analogous proceedings or step being taken in connection with insolvency includes any corporate action, legal proceedings or other formal procedure or formal step being taken in relation to an application for a declaration of en désastre being made in respect of any such entity or any of its assets (or the making of such declaration).

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating; Terms.

(a) General.

(i) The Dollar Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Dollar Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Dollar Note shall be dated the date of its authentication. The Dollar Notes shall be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(ii) The Euro Notes and the Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A-2 hereto. The Euro Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Euro Note shall be dated the date of its authentication. The Euro Notes shall be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

(b) Global Notes.

(i) Dollar Notes issued in global form shall be substantially in the form of Exhibit A-1 hereto, including the Dollar Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Dollar Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto, but without the Dollar Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Dollar Global Note shall represent such of the outstanding Dollar Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Dollar Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Dollar Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Dollar Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Dollar Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(ii) Euro Notes issued in global form shall be substantially in the form of Exhibit A-2 hereto, including the Euro Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Euro Notes issued in definitive form shall be substantially in the form of Exhibit A-2 hereto, but without the Euro Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Euro Global Note shall represent such of the outstanding Euro Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Euro Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Euro Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Euro Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Euro Notes represented thereby shall be made by the Common Depositary in accordance with the Applicable Procedures of the Euro Note Depositary.

(c) Temporary Global Notes.

(i) Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Dollar Notes represented thereby with the Trustee, as Custodian for the Dollar Note Depositary and registered in the name of the Dollar Note Depositary or the nominee of the Dollar Note Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

(ii) Euro Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Euro Notes represented thereby and registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Authentication Agent (as defined below) as hereinafter provided.

Following the termination of the applicable Restricted Period, the Regulation S Temporary Global Note Legend shall be deemed removed from the Regulation S Temporary Global Note for each such Series of Notes, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note of the same Series of Notes pursuant to the Applicable Procedures.

The aggregate principal amount of a Regulation S Temporary Global Note for each Series of Notes and a Regulation S Permanent Global Note of the same Series of Notes may from time to time be increased or decreased by adjustments made on the records of the applicable Registrar and/or applicable Paying Agent and the applicable Depositary or their respective nominees, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture consists of the principal amount of the Initial Notes issued on the Issue Date and the principal amount of any Additional Notes permitted to be issued under this Indenture from time to time.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors, the Agents and the Trustee, by their execution and delivery of this Indenture, or a supplemental indenture to this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article 3 hereof.

Subject to compliance with Section 4.09 and Section 4.12 hereof, the Issuers may issue Additional Dollar Notes from time to time ranking pari passu with the Initial Dollar Notes without notice to or consent of the Holders, and such Additional Dollar Notes shall be consolidated with and form a single class with the Initial Dollar Notes (except as otherwise provided for herein) and shall have the same terms as to status, redemption or otherwise as the Initial Dollar Notes, except that interest may accrue on the Additional Dollar Notes from their date of issuance (or such other date specified by the Issuers); provided, however, that a separate CUSIP or ISIN will be issued for the Additional Dollar Notes, unless the Initial Dollar Notes and the Additional Dollar Notes are treated as fungible for U.S. federal income tax purposes. Any Additional Dollar Notes may be issued with the benefit of an indenture supplemental to this Indenture.

Subject to compliance with Section 4.09 and Section 4.12 hereof, the Issuers may issue Additional Euro Notes from time to time ranking pari passu with the Initial Euro Notes without notice to or consent of the Holders, and such Additional Euro Notes shall be consolidated with and form a single class with the Initial Euro Notes (except as otherwise provided for herein) and shall have the same terms as to status, redemption or otherwise as the Initial Euro Notes, except that interest may accrue on the Additional Euro Notes from their date of issuance (or such other date specified by the Issuers); provided, however, that a separate Common Code or ISIN will be issued for the Additional Euro Notes, unless the Initial Euro Notes and the Additional Euro Notes are treated as fungible for U.S. federal income tax purposes. Any Additional Euro Notes may be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication. At least one Officer of each Issuer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (including “.pdf”) signature.

If an Officer of an Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 hereto (in the case of the Dollar Notes) or Exhibit A-2 (in the case of the Euro Notes), in each case, by the manual signature of the Trustee or an Authentication Agent. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee will, upon receipt of the Issuers’ Order (an “Authentication Order”), authenticate and deliver $1,500,000,000 aggregate principal amount of the Initial Dollar Notes and the Authentication Agent with respect to the Euro Notes shall, upon receipt of an Authentication Order, authenticate and deliver €1,000,000,000 aggregate principal amount of the Initial Euro Notes. In addition, at any time, from time to time, the Trustee or the Authentication Agent will, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.

Upon the request of the Issuers, the Trustee shall, and, if the Trustee so chooses, the Trustee may, appoint an authentication agent (an “Authentication Agent”) acceptable to the Issuers to authenticate Notes. The Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Authentication Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers. The Issuers hereby direct the Trustee to appoint, and the Trustee hereby appoints pursuant to such direction, U.S. Bank Europe DAC to act as the Authentication Agent with respect to all Euro Notes. The Trustee shall have no liability for such appointment or for the actions of such Authenticating Agent.

Section 2.03. Registrars, Transfer Agents and Paying Agents. The Issuers shall maintain (a) one or more registrars with respect to the Dollar Notes and the Euro Notes where the Notes may be presented for registration (each, a “Registrar” and the Registrar for the Dollar Notes, the “Dollar Registrar” and the Registrar for the Euro Notes, the “Euro Registrar”), which shall be as of the date of this Indenture Wilmington Trust, National Association with respect to the Dollar Notes and U.S. Bank Europe DAC with respect to the Euro Notes, (b) one or more offices or agencies where the Dollar Notes or the Euro Notes, as applicable, may be presented for transfer or for exchange (each, a “Transfer Agent” and the Transfer Agent for the Dollar Notes, the “Dollar Transfer Agent” and the Transfer Agent for the Euro Notes, the “Euro Transfer Agent”)), which shall be as of the date of this Indenture Wilmington Trust, National Association with respect to the Dollar Notes and U.S. Bank Europe DAC with respect to the Euro Notes and (c) one or more offices or agencies where the Dollar Notes or the Euro Notes, as applicable, may be presented for payment (each, a “Paying Agent” and the Paying Agent for the Dollar Notes, the “Dollar Paying Agent” and the Paying Agent for the Euro Notes, the “Euro Paying Agent”), which shall be as of the date of this Indenture Wilmington Trust, National Association with respect to the Dollar Notes and U.S. Bank Europe DAC with respect to the Euro Notes. The Registrar shall keep a register of the Dollar Notes or the Euro Notes, as applicable (“Note Register”), and of their transfer and exchange and keep such Note Register in accordance with the rules and procedures of DTC or Euroclear and Clearstream, as applicable. The registered Holder of a Note will be treated as the owner of such Note for all purposes and only registered Holders shall have rights under this Indenture and the Notes. The Issuers may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Transfer Agent” includes any co-transfer agent and the term “Paying Agent” includes any additional paying agents. The Issuers may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee or an affiliate of the Trustee will act as such. The Issuers or any of their Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.

The Issuers initially appoint The Depository Trust Company, its nominees and successors (“DTC”) to act as Dollar Note Depositary with respect to the Dollar Global Notes. The Issuers initially appoint Euroclear and Clearstream, their respective nominees and successors to act as Euro Note Depositary with respect to the Euro Global Notes. U.S. Bank Europe DAC will initially act as the Common Depositary for the Euro Notes, and the Common Depositary for the Euro Notes shall be the Authentication Agent for the Euro Notes.

The Issuers initially appoint Wilmington Trust, National Association to act as the Registrar, Paying Agent and Transfer Agent for the Dollar Notes and to act as Custodian with respect to the Dollar Global Notes. The Issuers initially appoint U.S. Bank Europe DAC to act as the Registrar, Paying Agent, and Transfer Agent for the Euro Notes and to act as Custodian with respect to the Euro Global Notes. In acting hereunder and in connection with the Notes, the Transfer Agents, the Paying Agents and the Registrars shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder of the Notes.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuers will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Section 2.04. Paying Agent to Hold Money. The Issuers shall require any Paying Agent other than the Paying Agents appointed pursuant to Section 2.03 as of the date hereof to agree in writing that such Paying Agent shall hold in trust for the benefit of relevant Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium or Additional Amounts (as defined below), if any, or interest on the applicable Series of Notes, and will notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee. The Issuers at any time may require the Paying Agent (other than the Trustee) to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent or a Subsidiary thereof or the Trustee) shall have no further liability for the money. If any of Parent or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, Wilmington Trust, National Association, if then acting as Trustee, will serve as the Dollar Paying Agent and, if the Parent or any Subsidiary thereof is then acting as Euro Paying Agent, the Issuers will promptly designate a third party institution to serve as the Euro Paying Agent.

Section 2.05. Holder Lists. The Registrars will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar with respect to any Notes, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such Notes.

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Dollar Global Notes. Except as otherwise set forth in this Section 2.06, a Dollar Global Note may be transferred, in whole and not in part, only to another nominee of the Dollar Note Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Dollar Global Note may not be exchanged for a Dollar Definitive Note unless, and, if applicable, subject to the limitation on issuance of Dollar Definitive Notes set forth in Section 2.06(d)(ii), (i) the Dollar Note Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Dollar Note Depositary for such Dollar Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Dollar Note Depositary is not appointed by the Issuers within 120 days, (ii) the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of Dollar Definitive Notes (although Regulation S Temporary Global Notes may not be exchanged for Definitive Notes prior to (A) the expiration of the applicable Restricted Period and (B) the receipt by the applicable Registrar of any certification of beneficial ownership required pursuant to Rule 903(b)(3)(ii)(B)), (iii) upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Dollar Notes, or (iv) the Trustee has received a written request by or on behalf of the Dollar Note Depositary to issue Dollar Definitive Notes. Upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) above, Dollar Definitive Notes delivered in exchange for any Dollar Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Dollar Note Depositary (in accordance with its customary procedures). Dollar Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Dollar Note authenticated and delivered in exchange for, or in lieu of, a Dollar Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Dollar Global Note, except for Dollar Definitive Notes issued subsequent to any of the events described in clause (i), (ii), (iii) or (iv) above and pursuant to Section 2.06(d) hereof. A Dollar Global Note may not be exchanged for another Dollar Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Dollar Global Note may be transferred and exchanged as provided in Section 2.06(c), (d) or (g) hereof.

(b) Transfer and Exchange of Euro Global Notes. Except as otherwise set forth in this Section 2.06, a Euro Global Note may be transferred, in whole and not in part, only to another nominee of the Common Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Euro Global Note may not be exchanged for a Euro Definitive Note unless, and, if applicable, subject to the limitation on issuance of Euro Definitive Notes set forth in Section 2.06(d)(ii), (i) the Euro Note Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Euro Note Depositary for such Euro Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Euro Note Depositary is not appointed by the Issuers within 120 days, (ii) the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of Euro Definitive Notes (although Regulation S Temporary Global Notes may not be exchanged for Definitive Notes prior to (A) the expiration of the applicable Restricted Period and (B) the receipt by the applicable Registrar of any certification of beneficial ownership required pursuant to Rule 903(b)(3)(ii)(B)), (iii) upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Euro Notes or (iv) the Trustee has received a written request by or on behalf of the Euro Note Depositary to issue Euro Definitive Notes. Upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) above, Euro Definitive Notes delivered in exchange for any Euro Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Euro Note Depositary (in accordance with its customary procedures). Euro Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Euro Note authenticated and delivered in exchange for, or in lieu of, a Euro Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Euro Global Note, except for Euro Definitive Notes issued subsequent to any of the events described in clause (i), (ii), (iii) or (iv) above and pursuant to Section 2.06(d) hereof. A Euro Global Note may not be exchanged for another Euro Note other than as provided in this Section 2.06(b); provided, however, beneficial interests in a Euro Global Note may be transferred and exchanged as provided in Section 2.06(c), (d) or (g) hereof.

(c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the applicable Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Dollar Global Note. Beneficial interests in any Dollar Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Dollar Restricted Global Note in accordance with the transfer restrictions set forth in the applicable Private Placement Legend; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A. Beneficial interests in any Dollar Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Dollar Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the applicable Registrar to effect the transfers described in this Section 2.06(c)(i).

(ii) Transfer of Beneficial Interests in the Same Euro Global Note. Beneficial interests in any Euro Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Euro Restricted Global Note in accordance with the transfer restrictions set forth in the applicable Private Placement Legend; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A. Beneficial interests in any Euro Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Euro Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the applicable Registrar to effect the transfers described in this Section 2.06(c)(ii).

(iii) All Other Transfers and Exchanges of Beneficial Interests in Dollar Global Notes. In connection with all transfers and exchanges of beneficial interests in a Dollar Note that are not subject to Section 2.06(c)(i) hereof, the transferor of such beneficial interest must deliver to the applicable Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Dollar Note Depositary in accordance with the Applicable Procedures directing the Dollar Note Depositary to credit or cause to be credited a beneficial interest in another Dollar Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Dollar Note Depositary in accordance with the Applicable Procedures directing the Dollar Note Depositary to cause to be issued a Dollar Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Dollar Note Depositary to the Dollar Registrar containing information regarding the Person in whose name such Dollar Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Dollar Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (x) the expiration of the applicable Restricted Period therefor and (y) the receipt by the applicable Registrar of any certification of beneficial ownership required pursuant to Rule 903(b)(3)(ii)(B). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Dollar Global Notes contained in this Indenture and the Dollar Notes or otherwise applicable under the Securities Act, the principal amount of the relevant Dollar Global Note(s) shall be adjusted pursuant to Section 2.06(i) hereof.

(iv) All Other Transfers and Exchanges of Beneficial Interests in Euro Global Notes. In connection with all transfers and exchanges of beneficial interests in a Euro Note that are not subject to Section 2.06(c)(ii) hereof, the transferor of such beneficial interest must deliver to the applicable Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited a beneficial interest in another Euro Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to cause to be issued a Euro Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Common Depositary to the applicable Registrar containing information regarding the Person in whose name such Euro Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Euro Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (x) the expiration of the applicable Restricted Period therefor and (y) the receipt by the applicable Registrar of any certification of beneficial ownership required pursuant to Rule 903(b)(3)(ii)(B). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Euro Global Notes contained in this Indenture and the Euro Notes or otherwise applicable under the Securities Act, the principal amount of the relevant Euro Global Note(s) shall be adjusted pursuant to Section 2.06(i) hereof.

(v) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note of any Series of Notes may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same Series of Notes if the transfer complies with the requirements of Section 2.06(c)(iii) or Section 2.06(c)(iv) hereof, as applicable, and the applicable Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof.

(vi) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note of either Series of Notes may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of the same Series of Notes or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series of Notes if the exchange or transfer complies with the requirements of Section 2.06(c)(iii) or Section 2.06(c)(iv) hereof, as applicable, and:

(A) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(B) the applicable Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note of either Series of Notes proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1) (a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note of either Series of Notes proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series of Notes, a certificate from such Holder in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (B), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (A) or (B) above at a time when an Unrestricted Global Note of the applicable Series of Notes has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes of the applicable Series of Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(d) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same Series of Notes or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same Series of Notes, then, in the case of the Dollar Restricted Definitive Notes, upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(a) hereof or, in the case of the Euro Restricted Definitive Notes, upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(b) hereof, and, in each case, receipt by the applicable Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note of either Series of Notes proposes to exchange such beneficial interest for a Restricted Definitive Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuers, Parent or any of their Subsidiaries, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(c) thereof;

the Trustee or the Euro Paying Agent (as applicable) shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order, the Trustee will authenticate and send to the Person designated in the instructions a Definitive Note of the same Series of Notes in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same Series of Notes pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the applicable Registrar through instructions from, in the case of the Dollar Restricted Definitive Notes, the Dollar Note Depositary, and, in the case of the Euro Restricted Definitive Notes, the Euro Note Depositary, and the Participant or Indirect Participant. The Trustee or the Euro Paying Agent as applicable shall send such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same Series of Notes pursuant to this Section 2.06(d)(i) (except transfers pursuant to clause (F) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(d)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note of the same Series of Notes or transferred to a Person who takes delivery thereof in the form of a Definitive Note of the same Series of Notes prior to (A) the expiration of the applicable Restricted Period therefor and (B) the receipt by the applicable Registrar of any certifications of beneficial ownership required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same Series of Notes or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same Series of Notes only upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(a) hereof or the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(b) hereof, as applicable, and if the applicable Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (iii), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same Series of Notes or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same Series of Notes, then, upon the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(a) hereof or the events described in clause (i), (ii), (iii) or (iv) of Section 2.06(b) hereof, as applicable, and satisfaction of the conditions set forth in Section 2.06(c)(v) hereof, the aggregate principal amount of the applicable Global Note shall be reduced accordingly pursuant to Section 2.06(i) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order, the Trustee will authenticate and send to the Person designated in the instructions a Definitive Note of the same Series of Notes in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(d)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the applicable Registrar through instructions from or through, in the case of Dollar Unrestricted Definitive Notes, the Dollar Note Depositary, and, in the case of Euro Unrestricted Definitive Notes, the Euro Note Depositary, and the Participant or Indirect Participant. The Trustee will send such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(d)(iv) shall not bear the Private Placement Legend.

(e) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same Series of Notes or to transfer such Restricted

Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same Series of Notes, then, upon receipt by the applicable Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuers, Parent or any of their Subsidiaries, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (3)(c) thereof, the Trustee or the Euro Paying Agent, as applicable, will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same Series of Notes or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series of Notes only if the applicable Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the applicable conditions of this Section 2.06(e)(ii), the Trustee or the Euro Paying Agent, as applicable, will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same Series of Notes or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series of Notes at any time. Upon receipt of a request for such an exchange or transfer, the Trustee or the Euro Paying Agent, as applicable, will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of the same Series of Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(e)(ii) or (iii) above at a time when an Unrestricted Global Note of the same Series of Notes has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes of the same Series of Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(f), the applicable Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the applicable Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the applicable Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(f):

(g) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the applicable Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same Series of Notes or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same Series of Notes if the applicable Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same Series of Notes, a certificate from such Holder substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same Series of Notes. Upon receipt of a request to register such a transfer, the applicable Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(h) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION

IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO ANY ISSUER OF THE NOTES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Except as permitted by subparagraph (B) below, each Global Note and Definitive Note issued in a transaction exempt from registration pursuant to Regulation S shall also bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT IN COMPLIANCE WITH RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT (SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A) TO A PERSON THE HOLDER HEREOF REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE UPON RULE 144A, AND UPON DELIVERY OF THE CERTIFICATIONS REQUIRED BY THE INDENTURE REFERRED TO HEREIN.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (c)(vi), (d)(iii), (d)(iv), (e)(ii), (e)(iii), (f)(ii) or (f)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Dollar Global Note Legend. Each Dollar Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence of the first paragraph if DTC is not the Dollar Note Depositary):

THIS GLOBAL NOTE IS HELD BY THE DOLLAR NOTE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(i) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DOLLAR NOTE DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DOLLAR NOTE DEPOSITARY TO A NOMINEE OF THE DOLLAR NOTE DEPOSITARY OR BY A NOMINEE OF THE DOLLAR NOTE DEPOSITARY TO THE DOLLAR NOTE DEPOSITARY OR ANOTHER NOMINEE OF THE DOLLAR NOTE DEPOSITARY OR BY THE DOLLAR NOTE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DOLLAR NOTE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DOLLAR NOTE DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF ANY PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE CODE OR ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO

SUCH PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAWS”) (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SIMILAR LAWS.

(iii) Euro Global Note Legend. Each Euro Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE OR THE APPLICABLE PAYING AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(i) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF U.S. BANK EUROPE DAC OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. BANK EUROPE DAC (AND ANY PAYMENT IS MADE TO U.S. BANK EUROPE DAC OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. BANK EUROPE DAC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, U.S. BANK EUROPE DAC, HAS AN INTEREST HEREIN.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER(1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF ANY PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF

THE CODE OR ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAWS”) (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SIMILAR LAWS.

(iv) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes of the same Series of Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same Series of Notes or for Definitive Notes of the same Series of Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or, in the case of Dollar Global Notes, by the Dollar Note Depositary, or, in the case of Euro Global Notes, by the Common Depositary, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or, in the case of Dollar Global Notes, by the Dollar Note Depositary, or, in the case of Euro Global Notes, by the Common Depositary, at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the applicable Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.08, 4.10, 4.14 and 9.04 hereof).

(iii) Neither the applicable Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the delivery of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day such notice of redemption is sent, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer or exchange of any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(iv) Neither the applicable Registrar nor the Issuers shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; provided that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof with respect to Dollar Notes and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof with respect to Euro Notes.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes of the same Series of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, and Additional Amounts, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of the same Series of Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee will authenticate and deliver, the replacement Global Notes and Definitive Notes of the same Series of Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) None of the Issuers, the Trustee or the Agents shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant, an Indirect Participant or other Person with respect to the accuracy of the records of the applicable Depositary or their respective nominees or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Dollar Note Depositary in the case of Dollar Notes and the Euro Note Depositary in the case of Euro Notes) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Dollar Note

Depositary or its nominee in the case of a Dollar Global Note and the Euro Note Depositary or its nominee in the case of a Euro Global Note). The rights of beneficial owners in a Global Note shall be exercised only through the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes, subject to the Applicable Procedures. The Issuers, the Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes with respect to their respective members, participants and any beneficial owners. The Issuers, the Trustee and the Agents shall be entitled to deal with the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium and Additional Amounts, if any, and interest, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Issuers, Trustee or Agents shall have any responsibility or liability for any acts or omissions of the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes and any Participant or between or among the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Notes, any such Participant and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. All notices and communications to be given to the Holders of the Notes and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders of the Notes (which shall be the Dollar Note Depositary in the case of Dollar Global Notes and the Euro Note Depositary in the case of Euro Global Note or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the applicable Depositary subject to the applicable rules and procedures of such Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(xi) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuers, the Trustee, any Agent, or any other agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Dollar Note Depositary in the case of Dollar Global Notes and Euro Note Depositary in the case of Euro Global Notes (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Dollar Note Depositary in the case of Dollar Global Notes or such Euro Note Depositary in the case of Euro Global Notes and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Dollar Note Depositary in the case of Dollar Global Notes or such Euro Note Depositary in the case of Euro Global Notes (or its nominee) as Holder of such Global Note.

(xii) None of the Trustee or the Agents will have any duty to monitor the Issuers’ compliance with or have any responsibility with respect to the Issuers’ compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee and the Agents shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s Participants or beneficial owners of interests in any Global

Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture or the Notes and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xiii) The Issuers, the Trustee, and the Agents reserve the right to require the delivery by any Holder or purchaser of a Note of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Definitive Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the SEC from time to time thereunder, and applicable state securities laws.

Section 2.07. Replacement Notes. If either (a) any mutilated Note is surrendered to the Trustee, a Registrar or the Issuers, or (b) the Issuers, the Trustee and the Registrar receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuers shall issue and the Trustee, upon receipt of an Authentication Order and satisfaction of any other requirements of the Trustee, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both (i) the Trustee and the applicable Agents to protect the Trustee and such Agent and (ii) the Issuers to protect the Issuers, the Trustee, any Agent and any Authentication Agent from any loss that any of them may suffer if a Note is replaced. The Issuers, the Trustee and any Agent may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or a Guarantor or an Affiliate of an Issuer or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture shall not be deemed to be outstanding for purposes hereof.

If the principal amount of any Note is considered paid under Section 4.01 hereof, such Note shall cease to be outstanding and interest thereon shall cease to accrue.

If a Paying Agent (other than the Issuers or a Guarantor or an Affiliate of the Issuers or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding (including for accounting purposes) and shall cease to accrue interest on and after such date.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Affiliate of the Issuers shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuers or a Guarantor or any Affiliate of the Issuers or a Guarantor.

Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The applicable Registrar and the Paying Agent for such Series of Notes shall forward to the Trustee any such Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the applicable Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in its customary manner (subject to the record retention requirements of the Exchange Act). Certification of the cancellation of all cancelled Notes shall be delivered to the Issuers upon their written request therefor. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee and each Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee or the applicable Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuers shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuers shall promptly notify the Trustee and each Paying Agent of any such special record date. At least 15 days before any such special record date, the Issuers (or, upon the written request of the Issuers, the Trustee or the applicable Paying Agent in the name and at the expense of the Issuers) shall send or cause to be sent to each Holder, with a copy to the Trustee and each Paying Agent, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. CUSIP, ISIN or Common Code Numbers. The Issuers in issuing the Notes may use CUSIP, ISIN, Common Code or other similar numbers (in each case, if then generally in use) and, if so, the Trustee or the applicable Paying Agent will use CUSIP, ISIN, Common Code or other similar numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee and each Paying Agent in writing of any change in the CUSIP, ISIN, Common Code or other similar numbers.

Section 2.14. Unavailability of Euro. If the Euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond the Issuers’ control or the Euro is no longer used by the member states of the EMU that have adopted the Euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Euro Notes will be made in U.S. dollars until the Euro is again available to the Issuers or so used. The amount payable on any date in Euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as determined by the Issuers in their sole discretion. Any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an Event of Default under this Indenture. Neither the Trustee nor any Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Section 2.15. Currency Indemnity.

(a) The sole currency of account and payment for all sums payable under the Euro Notes and, with respect to the Euro Notes, the Note Guarantees of the Euro Notes, is Euro. Any amount received or recovered in respect of the Euro Notes or the Note Guarantees of the Euro Notes in a currency other than Euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers, any Subsidiary or otherwise) by the Trustee, the Paying Agent or any Holder of the Euro Notes in respect of any sum expressed to be due to such Holder from any Issuer or Guarantor of the Euro Notes will constitute a discharge of their obligation only to the extent of the Euro amount, which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If the Euro amount to be recovered is less than the Euro amount expressed to be due to the recipient under any Euro Note, the Issuers and each Guarantor shall, jointly and severally, indemnify the recipient against the cost of making any further purchase of Euro in an amount equal to such difference.

(b) These indemnities, to the extent permitted by law, constitute a separate and independent obligation from the Issuers’ and each Guarantor’s other obligations, give rise to a separate and independent cause of action, apply irrespective of any waiver granted by any Holder of a Euro Note, the Paying Agent or the Trustee from time to time, and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Euro Note or any other judgment or order.

(c) Notwithstanding anything to the contrary in the foregoing, no payment in respect of a Euro Note made in U.S. dollars permitted to be made by the provisions described in Section 2.14 will be subject to the provisions described in Section 2.15(a) or (b).

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 3.07 hereof. If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, they shall notify the Trustee and the applicable Paying Agent of the Redemption Date, the redemption price and the aggregate principal amount of Notes to be redeemed.

Section 3.02. Selection of Notes to Be Redeemed. If less than all of the Euro Notes are to be redeemed at any time pursuant to Section 3.07 hereof, the applicable Paying Agent shall select Euro Notes for redemption: (x) on a pro rata basis or (y) in the case of Global Notes, based on the applicable procedures of the Common Depositary (and in such manner that complies with applicable legal and exchange requirements and the requirements of the Common Depositary (and in such manner that complies with applicable legal and exchange requirements and the requirements of Euroclear and Clearstream). Neither the Trustee nor the applicable Paying Agent shall be liable for selections made by the applicable Paying Agent (or the Registrar, as applicable) in accordance with this Section 3.02.

If less than all the Dollar Notes are to be redeemed pursuant to Section 3.07 hereof, the Trustee will select, pro rata or by lot or by any such other method in accordance with the Applicable Procedures of DTC as the Trustee in its sole discretion shall deem to be fair and appropriate, the Dollar Notes to be redeemed. Dollar Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof.

No Dollar Notes of $2,000 or less can be redeemed in part. No Euro Notes of €100,000 or less can be redeemed in part.

Section 3.03. Notice of Redemption. At least 10 days but not more than 60 days (except as provided below) before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail, postage prepaid, or as otherwise provided in accordance with the Applicable Procedures of the Depositary, to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee and the applicable Paying Agent), except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture as to the Notes pursuant to Article 8 hereof or as described in the immediately succeeding paragraph. Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Issuers will provide prompt written notice of the rescission of any redemption notice in the same manner in which the notice of redemption was given, and such redemption notice will thereafter be of no force or effect.

So long as any Euro Notes are admitted to the Official List of Euronext Dublin and admitted for trading on its Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the holders of the relevant Euro Notes shall also be delivered to Euronext Dublin through its online portal, Euronext Direct (or its successor, if any), and, in connection with any redemption, the Issuers will notify

Euronext Dublin of any change in the principal amount of Notes outstanding. At the Issuers’ request, the applicable Paying Agent shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense.

Each notice for redemption shall identify the Notes (including the CUSIP number, ISIN number or Common Code, as applicable) to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price and the amount of accrued interest, if any, to be paid;

(c) the name and address of the applicable Paying Agent;

(d) that Notes called for redemption shall be surrendered to the applicable Paying Agent to collect the redemption price plus accrued interest, if any;

(e) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the applicable Paying Agent of the Notes redeemed;

(f) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; provided that new Dollar Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and that new Euro Notes will only be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof;

(h) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed; and

(i) the conditions precedent, if any, to the redemption, and that in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

At the Issuers’ request, the applicable Paying Agent shall give the notice of redemption in the name of the Issuers and at its expense; provided that the Issuers shall have delivered to the applicable Paying Agent (with a copy to the Trustee), at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice period is satisfactory to the Trustee and the applicable Paying Agent), an Officer’s Certificate requesting that the applicable Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption or Purchase. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date, subject to any applicable conditions precedent set forth in such notice of redemption, and at the redemption price plus accrued interest, if any. Upon surrender to the Trustee or applicable Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date, subject to any applicable conditions precedent, interest shall cease to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the redemption price unless the Issuers shall have not complied with its obligations pursuant to Section 3.05.

Section 3.05. Deposit of Redemption Price. Prior to noon (New York City time) on the Redemption Date, with respect to the Dollar Notes, and prior to 11:00 a.m. (London time) on the Redemption Date, with respect to the Euro Notes, the Issuers shall deposit with the applicable Paying Agent money sufficient to pay the redemption price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The applicable Paying Agent shall promptly return to the Issuers any money deposited with the applicable Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes; provided that each new Dollar Note will be in a minimum principal amount of $2,000 and any integral multiple of $1,000 in excess thereof and that each new Euro Note will in a minimum principal amount of €100,000 and any integral multiple of €1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee or Authentication Agent to authenticate such new Note.

Section 3.07. Optional Redemption.

(a) Except as set forth in Section 3.10 and in clauses (b), (d), and (f) of this Section 3.07 the Notes will not be redeemable at the Issuers’ option prior to February 15, 2028.

(b) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of either Series of Notes, upon notice in accordance with Section 3.03 hereof, at a redemption price equal to the sum of (i) 100.0% of the principal amount of the applicable Series of Notes being redeemed, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date.

(c) At any time on and after February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of either Series of Notes, upon notice in accordance with Section 3.03 hereof, at the redemption prices (expressed as percentages of the principal amount of the applicable Series of Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Dollar Notes Redemption Price	Euro Notes Redemption Price
2028	104.250%	103.500%
2029	102.125%	101.750%
2030 and thereafter	100.000%	100.000%

(d) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem (i) an aggregate principal amount of Dollar Notes not to exceed the amount of the Net Cash Proceeds received by the Issuers from one or more Equity Offerings not otherwise utilized to fund a redemption of Euro Notes (within 180 days of the consummation of any such Equity Offering), upon notice in accordance with Section 3.03 hereof, at a redemption price equal to (A) 108.500% of the aggregate principal amount of the Dollar Notes being redeemed, plus (B) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Dollar Notes of record on the relevant Record Date to receive interest due on the Dollar Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date; provided that (1) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Dollar Notes issued under this Indenture (including any Additional Dollar Notes); (2) at least 50% of the aggregate principal amount of the Dollar Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (3) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering and (ii) an aggregate principal amount of Euro Notes not to exceed the Net Cash Proceeds received by the Issuers from one or more Equity Offerings not otherwise utilized to fund a redemption of Dollar Notes (within 180 days of the consummation of any such Equity Offering), upon notice in accordance with Section 3.03 hereof, at a redemption price equal to (A) 107.000% of the aggregate principal amount of the Euro Notes being redeemed, plus (B) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Euro Notes of record on the relevant Record Date to receive interest due on the Euro Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date; provided that (1) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Euro Notes issued under this Indenture (including any Additional Euro Notes); (2) at least 50% of the aggregate principal amount of the Euro Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (3) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering. The aggregate principal amount of the Notes that may be redeemed pursuant to clause (d) of this Section 3.07 cannot exceed the aggregate Net Cash Proceeds from the relevant Equity Offerings.

(e) [Reserved].

(f) At any time, in connection with any tender offer for either Series of Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such Series validly tender and do not withdraw the Notes of such Series in such tender offer, and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchase all of such Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(h) Opco, Finco, their direct and indirect equityholders, any of their Subsidiaries and their respective Affiliates and members of management may acquire the Notes by means other than a redemption pursuant to this Article 3, whether by tender offer, open market purchases, negotiated transactions or otherwise.

(i) Neither the Trustee nor any Agent shall have any duty to calculate or verify the calculation of the Applicable Premium.

Section 3.08. Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuers will be required to commence an Asset Sale Offer, the Issuers shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and, if required or permitted by the terms thereof, to any other Pari Passu Indebtedness (on a pro rata basis, if applicable, with adjustments as necessary so that no Notes or other Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination), or, if less than the Offer Amount has been tendered, all Notes and any other Pari Passu Indebtedness, in each case, tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer the Issuers will send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee and each Paying Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required or permitted by the terms thereof, holders of any other Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased, in the case of the Dollar Notes, $2,000 and in integral multiples of $1,000 in excess thereof and, in the case of the Euro Notes, €100,000 and in integral multiples of €1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the applicable Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the applicable Depositary or the applicable Paying Agent, as the case may be, receives, not later than the close of business on the tenth Business Day prior to the expiration date of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, any other Pari Passu Indebtedness, in each case, surrendered by the holders thereof exceeds the Offer Amount, the Issuer shall purchase such Notes (subject to applicable DTC or Euroclear or Clearstream, as applicable, Applicable Procedures as to Global Notes) and such other Pari Passu Indebtedness on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such other Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes, in the case of the Dollar Notes, $2,000 and in integral multiples of $1,000 in excess thereof and, in the case of the Euro Notes, €100,000 and in integral multiples of €1,000 in excess thereof are purchased); and

(ix) that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; provided that new Notes will only be issued in denominations of, in the case of the Dollar Notes, $2,000 and in integral multiples of $1,000 in excess thereof and, in the case of the Euro Notes, €100,000 and in integral multiples of €1,000 in excess thereof.

The notice, if delivered electronically or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (i) the notice is delivered or mailed in a manner herein provided and (ii) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 3.08, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuers, the applicable Depositary or the applicable Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Dollar Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof and each such new Euro Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date on the website or online data system maintained pursuant to Section 4.03 hereof.

(g) Prior to noon (New York City time) on the Purchase Date, with respect to the Dollar Notes, and prior to 11:00 a.m. (London time) on the Purchase Date, with respect to the Euro Notes, the Issuer shall deposit with the applicable Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date; provided, however, that to the extent any such funds are received by the applicable Paying Agent from the Issuers after such time on such due date, such funds will be distributed to such Persons within one Business Day of receipt thereof. The applicable Paying Agent shall promptly return to the Issuer any money deposited with the applicable Paying Agent by the Issuers in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.

Section 3.09. Mandatory Redemption. The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10. Redemption for Taxation Reasons. The Issuers may redeem the Euro Notes, in whole but not in part, at their discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders of the Euro Notes (which notice will be given in accordance with the procedures described in Section 3.03), with a copy to the Trustee and the applicable Paying Agent, at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Euro Notes on the relevant Record Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Euro Notes or any Note Guarantee of the Euro Notes, the Issuers or the relevant Guarantor is or would be required to pay Additional Amounts (but in the case of the relevant Guarantor, only if such amount payable cannot be paid by the Issuers or another Guarantor, if any, who can pay such amount, without the obligation to pay Additional Amounts), and the Issuers or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, including by making payment through a different Paying Agent (provided that changing the jurisdiction of organization of either Issuer or any Guarantor shall be deemed not to be a reasonable measure), and the requirement arises as a result of:

(i) any amendment to, or change in, the laws, treaties or any regulations, rulings or other official guidance promulgated thereunder of a relevant Tax Jurisdiction which change or amendment is publicly and formally proposed and becomes effective on or after the date of the Offering Memorandum (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, such later date); or

(ii) any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations, rulings or other official guidance (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is publicly and formally proposed and becomes effective on or after the date of the Offering Memorandum (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, such later date).

The foregoing provisions shall apply (i) to a Guarantor only after such time as such Guarantor is obligated to make at least one payment on the Euro Notes and (ii) mutatis mutandis with respect to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a change or amendments occurring after the time such successor Person becomes a party to this Indenture.

The Issuers will not give any such notice of redemption earlier than 60 days prior to the earliest date on which an Issuer or a relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the Euro Notes were then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the Euro Notes pursuant to the foregoing, the Issuers will deliver to the Trustee an opinion of outside legal counsel of recognized standing in the relevant Tax Jurisdiction attesting to such change in tax law or change in interpretation of tax law and an Officer’s Certificate attesting to an obligation to pay Additional Amounts and that the obligation to pay Additional Amounts could not be avoided by taking reasonable measures available to the Issuers (provided that changing the jurisdiction of organization of either Issuer or any Guarantor shall be deemed not to be a reasonable measure).

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel reasonably agreed upon as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Euro Notes.

Section 3.11. Payment of Additional Amounts on the Notes. All payments made by or on behalf of the Issuers under or with respect to the Euro Notes or any Guarantor with respect to any Note Guarantee of the Euro Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction for, or on account of, such Taxes is then required by law or by the interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (a) any jurisdiction in which any Issuer or Guarantor is then incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes or any political subdivision thereof or therein or (b) any jurisdiction from or through which payment is made by or on behalf of any Issuer or Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Issuers under or with respect to the Euro Notes or any Guarantor under or with respect to any Note Guarantee of the Euro Notes, including payments of principal, redemption price, purchase price, interest or premium, the Issuers or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder after such deduction or withholding (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any present or former connection between the holder or the beneficial owner of the Euro Notes (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder, if the relevant holder is an estate, trust, nominee, partnership, limited liability company or corporation, in each case even if the payment is required to be made to such person by the laws of the Tax Jurisdiction) and the relevant Tax Jurisdiction (including being or having been a citizen, resident, or national thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein), but excluding any connection arising merely from the holding of such Euro Note, the enforcement of rights under such Euro Note or under a Note Guarantee of the Euro Notes or the receipt of any payments in respect of such Euro Note or a Note Guarantee of the Euro Notes;

(ii) any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Euro Note for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Euro Note been presented on the last day of such 30 day period);

(iii) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(iv) any Taxes imposed on or with respect to a payment made to a Holder or beneficial owner of Euro Notes who would have been able to avoid such withholding or deduction by presenting the relevant Euro Note to another paying agent;

(v) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Euro Notes or with respect to any Note Guarantee of the Euro Notes;

(vi) any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of Euro Notes, following any Issuer’s written request addressed to the Holder or beneficial owner (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request), to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction);

(vii) any Taxes imposed on or with respect to any payment by the Issuers or Guarantors to the Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Euro Note;

(viii) any U.S. federal withholding Taxes under FATCA;

(ix) any Taxes imposed or withheld solely (A) by reason of the beneficial owner owning or having owned, actually or constructively (1) with respect to any Issuer that is treated as a corporation for U.S. federal tax purposes, 10 percent or more of the total combined voting power of all classes of stock of such Issuer entitled to vote or (2) with respect to any Issuer that is treated as a partnership for U.S. federal tax purposes, 10 percent or more of the capital or profits interest in such Issuer, or (B) by reason of the beneficial owner being a bank that has invested in the Euro Notes as an extension of credit in the ordinary course of its trade or business;

(x) any taxes imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Code): a personal holding company; a foreign private foundation or other foreign tax-exempt organization; a passive foreign investment company; a controlled foreign corporation; or a corporation which has accumulated earnings to avoid U.S. federal income tax; or

(xi) any combination of items (i) through (x) above

In addition to the foregoing, the Issuers and any Guarantor will also pay and indemnify the Holder or beneficial owner for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other reasonable expenses properly incurred related thereto) which are levied by any Tax Jurisdiction on the execution, delivery, issuance or registration of any of the Euro Notes, this Indenture, any Note Guarantee of the Euro Notes or any other document or instrument referred to therein (other than a transfer of the Euro Notes after the offering of the Initial Notes) or the receipt of any payments with respect thereto, or any such taxes, charges or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of any of the Euro Notes or any Note Guarantee of the Euro Notes.

If any Issuer or Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Euro Notes or any Note Guarantee of the Euro Notes, each of the relevant Issuers or Guarantors, as the case may be, will deliver to the Trustee and each Paying Agent on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the relevant Issuer or Guarantor shall notify the Trustee and each Paying Agent promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate(s) must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to Holders on the relevant payment date. The Trustee and each Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

The relevant Issuer or Guarantor will make all withholdings and deductions required by law with respect to any payment under or relating to the Euro Notes or any Note Guarantee of the Euro Notes and will timely remit the full amount so deducted or withheld to the relevant tax authority in accordance with applicable law. The relevant Issuer or Guarantor will use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld. The relevant Issuer or Guarantor will furnish to the Trustee and each Paying Agent, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of tax receipts evidencing payment by the Issuers or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Euro Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Euro Notes or any Note Guarantee of the Euro Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of this Indenture or any Note Guarantee of the Euro Notes, any transfer by a holder or beneficial owner of its Euro Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to any Issuer or Guarantor is incorporated, engaged in business for tax purposes or otherwise resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Euro Notes (or any Note Guarantee of the Euro Notes) and any department or political subdivision thereof or therein.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Issuers shall pay or cause to be paid the principal of, premium and Additional Amounts, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium and Additional Amounts, if any, and interest shall be considered paid on the date due if the applicable Paying Agent, if other than Opco, Finco or a Guarantor or an Affiliate of Opco, Finco or a Guarantor, holds as of noon (New York City time) on the due date, with respect to the Dollar Notes, and as of 11:00 a.m. (London time) on the due date, with respect to the Euro Notes, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due; provided, however, that to the extent any such funds are received by the applicable Paying Agent from the Issuers after such times on such due date, such funds will be distributed to such Persons on the next Business Day.

The applicable Paying Agent shall not be obliged to make any payment until such time as it has received sufficient funds in order to make such payment.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Issuers shall maintain the offices or agencies required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the case of Dollar Notes and the address of the Euro Registrar in the case of Euro Notes; provided that the Corporate Trust Office of the Trustee or address of the Euro Registrar will not be an office or agency of the Issuers for the purpose of effecting service of legal process against Opco, Finco or any Guarantor.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Dollar Registrar in the case of Dollar Notes and the Euro Registrar in the case of Euro Notes as such offices or agencies of the Issuers in accordance with Section 2.03 hereof.

Section 4.03. Reports to Holders.

(a) So long as any Notes are outstanding, the Issuers will furnish to the Holders the following:

(i) (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of Opco, if Opco were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (y) with respect to the annual financial statements only, a report on the annual financial statements by Opco’s independent registered public accounting firm; and

(ii) within 10 Business Days after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01 (which, with respect to acquisitions, shall be only with respect to acquisitions that are “significant” pursuant to clauses (1) and (2) of the definition of “Significant Subsidiary” under Rule 1-02 of Regulation S-X), 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) (only with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K promulgated by the SEC) as in effect on the Issue Date if Opco were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between Opco (or any parent entity or its Subsidiaries) and any director, manager or executive officer, of Opco (or any parent entity or its Subsidiaries);

provided, however, that (1) in no event shall such financial statements, information or reports be required to comply with (w) Rule 3-10 of Regulation S-X promulgated by the SEC (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the SEC), (x) Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (y) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16) or (z) any requirement to otherwise include any schedules or separate financial statements of any Subsidiaries of Opco or any parent entity, affiliates or equity method investees, (2) in no event shall such financial statements, information or reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (3) no such financial statements, information or reports referenced under clause (ii) above shall be required to be furnished if the Issuers determine in their good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of Opco and its Restricted Subsidiaries, taken as a whole, (4) in no event shall such financial statements, information or reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to information or reports provided under clause (ii) above and (5) in no event shall information or reports referenced in clause (ii)

above be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available.

(b) All such annual information and reports shall be furnished within 105 days after the end of the fiscal year to which they relate, and all such quarterly information and reports shall be furnished within 60 days after the end of the fiscal quarter to which they relate. At any time that any Subsidiary or Subsidiaries of the Issuers are Unrestricted Subsidiaries and exceed in the aggregate the lesser of (i) 5% of consolidated Adjusted Total Assets of the Issuers and the Subsidiaries and (ii) 5% of the total consolidated revenue for the preceding fiscal year of the Issuers and the Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuers and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c) If Opco and its parent entities are not required to file reports under Section 13 or 15(d) of the Exchange Act, the Issuers will make available such information and such reports (as well as, if required, the details regarding the audio presentation or conference call, as applicable, described below) to any Holder and, upon request, to any beneficial owner of the Notes, in each case by posting such information and reports on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information and reports readily available to any Holder, any bona fide prospective investor in the Notes as determined in the Issuers’ sole discretion and which prospective investors shall, in any event, be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons that certify their status as such to the reasonable satisfaction of the Issuers), any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information and reports as confidential or accesses such information and reports on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuers shall post such information and reports thereon and make readily available any password or other login information to any such Holder, bona fide prospective investor, securities analyst or market maker; provided, further, however, that the Issuers may deny access to any competitively-sensitive information and reports otherwise to be provided pursuant to this paragraph to any such Holder, beneficial owners, bona fide prospective investor, security analyst or market maker that is a competitor of Opco and its Subsidiaries to the extent that the Issuers determine in good faith that the provision of such information and reports to such Person would be competitively harmful to Opco and its Subsidiaries; and provided, further, that such Holders, beneficial owners, bona fide prospective investors, security analysts or market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein).

(d) If Opco and its parent entities are not required to file reports under Section 13 or 15(d) of the Exchange Act, Opco will, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, (i) conduct an audio presentation consistent with past practice of Opco or (ii) hold a conference call, in either case, with respect to such information and results of operations for the relevant reporting period. No fewer than three (3) Business Days prior to the date of the audio presentation or conference call required to be held in accordance with the preceding sentence, Opco will issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such audio presentation or conference call.

(e) To the extent not satisfied by the foregoing, the Issuers shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(f) The Issuers may satisfy their obligations in this Section 4.03 by furnishing financial and other information relating to any parent entity (including Parent for so long as it is a parent entity of Opco) instead of Opco; provided that to the extent such parent entity holds assets (other than its direct or indirect interest in Opco) that exceed the lesser of (i) 5% of consolidated Adjusted Total Assets of such parent entity and (ii) 5% of the total consolidated revenue for the preceding fiscal year of such parent entity, then such information related to such parent entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail and in the same manner described in the Offering Memorandum the differences between the information of such parent entity, on the one hand, and the information relating to the Issuers and their Subsidiaries on a stand-alone basis, on the other hand, as of the ending date of the period covered by such report.

(g) Notwithstanding anything to the contrary in the foregoing, the Issuers will be deemed to have furnished the financial statements and other information referred to in clauses (a)(i) and (a)(ii) of this Section 4.03 if Opco or any parent entity has filed reports containing such information with the SEC.

(h) To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured. The Trustee will have no duty to review or analyze reports delivered to it. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of this Section 4.03 hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will have no responsibility to determine if the Issuer has filed any statements or information with the SEC or posted such statements or information on its website or Intralinks or any comparable password-protected online data system or to participate in conference calls.

Section 4.04. Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of Opco stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers and their Restricted Subsidiaries have fulfilled all of their respective obligations under this Indenture during the preceding fiscal year, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuers and their Restricted Subsidiaries during such preceding fiscal year have fulfilled all of their obligations under this Indenture during such fiscal year or, if a Default in fulfillment of any such obligations during such period, specifying each such Default and status thereof.

(b) The Issuers shall deliver to the Trustee within 30 days after the Issuers become aware (unless such Default has been cured before the end of the 30 day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, the Issuers are taking or propose to take with respect thereto.

Section 4.05. Reserved.

Section 4.06. Stay, Extension and Usury Laws. The Issuers and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Notes; and the Issuers and each of the Guarantors (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Limitation on Restricted Payments.

(a) Opco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on or with respect to Capital Stock of Opco or any Restricted Subsidiary held by Persons other than Opco or any of its Restricted Subsidiaries, other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or other distributions made by a Restricted Subsidiary of Opco that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);

(ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Opco or any of its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of the Issuers or any Subsidiary Guarantor, in each case excluding (A) any intercompany Indebtedness between or among Parent, the Issuers or any of the Subsidiary Guarantors; (B) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; and (C) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (iii) or (v) of Section 4.07(b); or

(iv) make an Investment, other than a Permitted Investment, in any Person, (such payments or any other actions described in clauses (i) through (iv) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Issuers could not Incur at least $1.00 of Indebtedness under paragraphs (a) and (c) of Section 4.09; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuers, whose determination shall be conclusive and evidenced by a Board Resolution) made after April 26, 2011 shall exceed the sum of, without duplication:

(1) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning April 1, 2011 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided pursuant to Section 4.03; plus

(2) 100% of the aggregate Net Cash Proceeds received by the Issuers after April 26, 2011 from (x) the issuance and sale of Opco’s Capital Stock (other than Disqualified Stock) or (y) the issuance and sale of Parent’s Capital Stock (to the extent contributed to Opco as Capital Stock (other than Disqualified Stock)) to a Person who is not a Subsidiary of Parent, including from an issuance or sale permitted by this Indenture of Indebtedness of the Issuers or any of their Restricted Subsidiaries for cash subsequent to April 26, 2011 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Opco or Parent, or from the issuance to a Person who is not a Subsidiary of Parent of any options, warrants or other rights to acquire Capital Stock of Opco or Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(3) 100% of (x) the aggregate net cash proceeds and (y) the fair market value of other property, in any such case, received by means of the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers or a Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Issuers or a Restricted Subsidiary (other than by the Issuers or a Restricted Subsidiary) and repayments of loans or advances that constitute Restricted Investments made by the Issuers or a Restricted Subsidiary, in each case after April 26, 2011 (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations); plus

(4) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into one of the Issuers or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to one of the Issuers or a Restricted Subsidiary after April 26, 2011, the fair market value, as determined in good faith by the Issuers (or if such fair market value exceeds the greater of (x) $442,000,000 and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, as determined in writing by a nationally recognized investment banking, appraisal or accounting firm), of the Investment in such Unrestricted Subsidiary or the assets transferred at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment); plus

(5) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuers or Parent utilized pursuant to clauses (iii) or (iv) of Section 4.07(b)) of Opco or, to the extent contributed to Opco or one or more Restricted Subsidiaries, Parent, in each case, subsequent to April 26, 2011 (including upon conversion or exchange of the Common Units for Capital Stock of Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units); plus

(6) without duplication, in the event the Issuers or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by the Issuers and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

(b) Notwithstanding Section 4.07 (a), the limitations on Restricted Payments described above shall not apply to the following:

(i) any distribution or other action that the Issuers believe in good faith is necessary to maintain Parent’s status as a REIT under the Code, if the aggregate principal amount of outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries as of the end of the fiscal quarter covered in Parent’s annual or quarterly report most recently furnished to Holders or filed with the SEC, as the case may be;

(ii) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with Section 4.07(a);

(iii) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Sections 4.09(a), (b) or (c) or Section 4.09(d)(xiii);

(iv) (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or Parent (other than any Disqualified Stock or any Capital Stock sold to an Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of Opco (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (iv) shall be excluded from the amount described in clause (C)(2) of Section 4.07(a)(iv);

(v) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of shares of Capital Stock of Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (v) shall be excluded from the amount described in clause (C)(2) of Section 4.07(a)(iv);

(vi) (x) the distribution or dividend to Parent, the proceeds of which are used to repurchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of Parent held by any of Parent’s or Medical Property Trust LLC’s Subsidiaries and (y) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Opco or any Restricted Subsidiary in each case held by any of Parent’s or an Issuer’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount distributed or dividended to Parent and paid by the Issuers and the Restricted Subsidiaries pursuant to this clause (vi) shall not exceed the greater of (x) $111,000,000 and (y) 0.5% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Opco or Parent to the extent contributed to Opco or any of its Restricted Subsidiaries by members of management, directors or consultants of Parent, Opco or any of the Restricted Subsidiaries that occurs after April 26, 2011, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key-man life insurance policies received by the Issuers and their Restricted Subsidiaries after April 26, 2011, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (vi); provided further, however, that cancellation of Indebtedness owing to an Issuer or any of its Restricted Subsidiaries from current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing) of Parent, an Issuer or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of Parent, the Issuers or any Restricted Subsidiary shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(vii) (x) distributions or dividends to Parent, the proceeds of which are used and (y) payments made or expected to be made by the Issuers or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(viii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Preferred Stock of any Issuer or Restricted Subsidiary pursuant to the provisions similar to those described under Sections 4.10 and 4.14; provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(ix) Permitted Payments to Parent;

(x) any distribution or dividend to Parent, the proceeds of which are used for the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Parent and the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Opco;

(xi) additional Restricted Payments so long as, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Net Leverage Ratio is less than or equal to 5.00 to 1.00 as of the last day of the most recent fiscal quarter or year; or

(xii) additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $1,547,000,000 and (y) 7.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding;

provided, however, that, in the case of clauses (vi), (xi) and (xii), no Default and no Event of Default will have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

(c) The net amount of any Restricted Payment permitted pursuant to Section 4.07(b)(i) and (ii) (adjusted to avoid double-counting) shall be included in calculating whether the conditions of Section 4.07(a)(iv)(C) have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (iii) through (xii) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of Section 4.07(a)(iv)(C) have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d) For purposes of determining compliance with this section 4.07, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (i) through (xii) of Section 4.07(b), or is permitted to be made pursuant to Section 4.07(a) (including by virtue of qualifying as a Permitted Investment), the Issuers will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 4.07. Payments or other actions permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

(e) For purposes of determining compliance with any Dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the Dollar-equivalent amount of such Restricted Payment shall be calculated based the relevant currency exchange rate in effect on the date such Restricted Payment was made.

(f) Notwithstanding the foregoing, the Issuers, the Pledgors and the other Guarantors will not, and will not permit any Notes Pledged Subsidiary or other Restricted Subsidiary to, make any Restricted Payment or Permitted Investment involving assets or property constituting Collateral, Secured Pool Properties or the Capital Stock of a Notes Pledged Subsidiary (other than Restricted Payments or Permitted Investments of such assets or property to one or more Notes Pledged Subsidiaries).

Section 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuers will not, and will not permit any Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries;

(ii) pay any Indebtedness owed to an Issuer or any other Restricted Subsidiary;

(iii) make loans or advances to an Issuer or any other Restricted Subsidiary; or

(iv) transfer its property or assets to an Issuer or any other Restricted Subsidiary.

(b) The foregoing provisions shall not restrict any encumbrances or restrictions:

(i) existing under, by reason of or with respect to, this Indenture, the Security Documents, the First Lien Intercreditor Agreement, the U.S. Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;

(ii) existing under, by reason of or with respect to any other Indebtedness of the Issuers or their Restricted Subsidiaries permitted under this Indenture; provided, however, that the Issuers have determined in good faith that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect the Issuers’ and Guarantors’ ability to make payments on the Notes and Note Guarantees thereof when due;

(iii) existing with respect to any Person or the property or assets of such Person acquired by an Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or are not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;

(iv) existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;

(v) in the case of clause (D) in the first paragraph of this Section 4.08:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(C) existing under, by reason of or with respect to (1) purchase money obligations for property acquired in the ordinary course of business or (2) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby; or

(D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of an Issuer or any Restricted Subsidiary in any manner material to an Issuer and its Restricted Subsidiaries taken as a whole;

(vi) any encumbrance or restriction with respect to a Restricted Subsidiary that is a Guarantor which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(vii) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition; or

(viii) encumbrances or restrictions existing under or by reason of applicable law, regulation, order, approval, license, permit or similar restriction or agreement with governmental authorities with respect to assets located in their jurisdiction.

Nothing contained in this Section 4.08 shall prevent an Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of an Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09. Limitation on Indebtedness.

(a) The Issuers will not, and will not permit any of the Restricted Subsidiaries, to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 60% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

(b) The Issuers will not, and will not permit any of the Restricted Subsidiaries, to Incur any Secured Indebtedness (including Acquired Indebtedness that is Secured Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 40% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

(c) The Issuers will not, and will not permit any of the Restricted Subsidiaries, to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(d) Notwithstanding paragraph (a), (b) or (c) above, the Issuers or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(i) Indebtedness of the Issuers or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $6,630,000,000 and (y) 30% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (xiii) below in respect of such Indebtedness shall be deemed to have been incurred under this clause (i) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (i);

(ii) Indebtedness of the Issuers or any of the Restricted Subsidiaries owed to:

(A) the Issuers evidenced by an unsubordinated promissory note; or

(B) any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

(iii) Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(iv) Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

(A) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;

(B) used to redeem all outstanding Notes pursuant to Section 3 of the Notes;

(C) deposited to defease outstanding Notes pursuant to Sections 8.02 and 8.03; or

(D) deposited to discharge the Notes Obligations pursuant to Section 8.01;

(v) (A) Guarantees of Indebtedness of the Issuers by any of the Subsidiary Guarantors; provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.15, and (B) Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(vi) Indebtedness outstanding on the Issue Date (other than pursuant to clause (i) or (vii));

(vii) Indebtedness represented by the Notes issued on the Issue Date and Note Guarantees of the Notes;

(viii) Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(ix) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(x) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(xi) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(xii) Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(xiii) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred in accordance with Sections 4.09(a), (b) and (c) or clauses (i), (vi), (vii), (xiii) or (xv) of this Section 4.09(d);

(xiv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuers or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of the Issuers or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $884,000,000 and (y) 4.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at any time outstanding; or

(xv) additional Indebtedness of the Issuers and their Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $884,000,000 and (y) 4.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (xiii) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (xv) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (xv).

(e) Notwithstanding any other provision of this Section 4.09, the Issuers and the Subsidiary Pledgors will not permit any Notes Pledged Subsidiary to, Incur, Guarantee or grant any Lien securing any Indebtedness for borrowed money (or Guarantees thereof), other than (i) Note Guarantees of the Notes, (ii) unsecured intercompany indebtedness owed to an Issuer or its direct parent (that is a Guarantor), which Indebtedness is pledged as Collateral on a First-Priority Lien basis (subject to Permitted Liens) substantially concurrently with the incurrence of such Indebtedness and (iii) to the extent any such Notes Pledged Subsidiary has Guaranteed the Notes, Guarantees of the U.S. Credit Agreement or any other First-Priority Indebtedness otherwise permitted to be incurred by this Indenture.

(f) Notwithstanding any other provision of this Section 4.09 the maximum amount of Indebtedness that Parent, the Issuers or any of the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(g) For purposes of determining any particular amount of Indebtedness under this Section 4.09, (i) Indebtedness Incurred and outstanding under the U.S. Credit Agreement on the Issue Date (after giving effect to the repayment of borrowings thereunder as described in “Use of Proceeds” of the Offering Memorandum) shall be treated as Incurred pursuant to clause (i) of paragraph (d) of this Section 4.09 and may not be reclassified, and (ii) Guarantees, Liens or Obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xv) of paragraph (d) above or is entitled to be incurred pursuant to paragraphs (a),

(b) and (c) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, and, in such event, such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause, clauses, paragraph or paragraphs (or, in each case, any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause or paragraph. At any time that the Issuers or the Restricted Subsidiaries would be entitled to have incurred any then-outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 4.09, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs.

Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any Obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double-counted.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus any committed amounts associated therewith, the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

For all purposes under this Indenture, including for purposes of calculating the Interest Coverage Ratio and the Consolidated Net Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to paragraphs (a), (b), (c) or (d) above or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Issuers may elect, at their option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Interest Coverage Ratio, Consolidated Net Leverage Ratio or other provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted pursuant to this Section 4.09 or the definition of “Permitted Liens,” as applicable, whether or not the Interest Coverage Ratio, Consolidated Net Leverage Ratio or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Interest Coverage Ratio, Consolidated Net Leverage Ratio or other provision of this Indenture, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Issuers revoke an election of a Reserved Indebtedness Amount.

Section 4.10. Limitation on Asset Sales.

(a) The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate any Asset Sale, unless:

(i) the consideration received by the Issuers or such Restricted Subsidiary (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) is at least equal to the fair market value of the assets sold or disposed of (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale); and

(ii) at least 75% of the consideration received from such Asset Sale consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold (such Indebtedness, “Debt Consideration”) (provided that, solely to the extent that the LTV Condition is not satisfied after giving effect to such Asset Sale, any application of proceeds thereof that occurs substantially concurrently with such Asset Sale, and any other pro forma adjustments set forth in the definition of “LTV Condition,” (A) if such Asset Sale is in respect of any Collateral, such Debt Consideration is subject to a First-Priority Lien and (B) if such Asset Sale is by a Notes Pledged Subsidiary, such Debt Consideration is held by, assigned or otherwise conveyed to such Notes Pledged Subsidiary substantially simultaneously with the receipt or issuance thereof).

(b) For purposes of this Section 4.10, each of the following shall be deemed to be cash:

(i) any liabilities of the Issuers or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Issuers and their Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee of the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(ii) any securities, notes or other obligations received by an Issuer or any such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(iii) any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed the greater of (x) $442,000,000 and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided, that, solely to the extent that the LTV Condition is not satisfied after giving effect to such Asset Sale, any application of proceeds thereof that occurs substantially concurrently with such Asset Sale, and any other pro forma adjustments set forth in the definition of “LTV Condition,” if (A) such Asset Sale is in respect of any Collateral, the Designated Non-Cash Consideration so received is pledged as Collateral on a First-Priority Lien basis in accordance with the requirements of this Indenture and (B) such Asset Sale is by a Notes Pledged Subsidiary, the Designated Non-Cash Consideration so received is assigned or otherwise conveyed to such Notes Pledged Subsidiary substantially simultaneously with such receipt.

(c) Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuers or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(i) to acquire all or substantially all of the assets of a Person or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business; provided that, solely to the extent that the LTV Condition is not satisfied after giving effect to such Asset Sale, any application of proceeds thereof that occurs substantially concurrently with such Asset Sale, and any other pro forma adjustments set forth in the definition of “LTV Condition,” if (A) such Asset Sale is in respect of any Collateral, (x) any Voting Stock so acquired is pledged as Collateral under the Security Documents substantially simultaneously with such acquisition in accordance with the requirements of this Indenture, and (y) any other assets so acquired are pledged as Collateral on a First-Priority Lien basis substantially simultaneously with such acquisition in accordance with the requirements of this Indenture; and (B) such Asset Sale is by a Notes Pledged Subsidiary, any assets so acquired are assigned or otherwise conveyed to such Notes Pledged Subsidiary;

(ii) to prepay, repay, redeem or purchase the Notes or Pari Passu Indebtedness; provided that if such Asset Sale is with respect to any Collateral, Secured Pool Properties or the Capital Stock of a Notes Pledged Subsidiary (except to the extent that the Issuers are not in “borrowing base” compliance at such time under the U.S. Credit Agreement and the U.S. Credit Agreement requires prepayment ahead of the Notes at such time) and the Issuers or a Guarantor shall so prepay, repay, redeem or purchase any Pari Passu Indebtedness with the Net Cash Proceeds from the sale of such Collateral, Secured Pool Properties or the Capital Stock of a Notes Pledged Subsidiary, the Issuers will equally and ratably reduce Notes Obligations under each Series of Notes pursuant to the redemption provisions of this Indenture, through open market purchases (to the extent such purchasers are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any) or by making an offer to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this Section 4.10 to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Cash Proceeds offered to the holders, whether or not the offer is accepted by any or all holders);

(iii) to make a capital expenditure or to acquire Replacement Assets to be used or that are useful in a Permitted Business; provided that, solely to the extent that the LTV Condition is not satisfied after giving effect to such Asset Sale, any application of proceeds thereof that occurs substantially concurrently with such Asset Sale, and any other pro forma adjustments set forth in the definition of “LTV Condition,” if (A) such Asset Sale is in respect of any Collateral, the assets so acquired are pledged as Collateral on a First-Priority Lien basis substantially simultaneously with such acquisition in accordance with the requirements of this Indenture and (B) such Asset Sale is by a Notes Pledged Subsidiary, the assets so acquired are assigned or otherwise conveyed to such Notes Pledged Subsidiary; or

(iv) any combination of the foregoing;

provided that the Issuers will be deemed to have complied with the provisions described in clauses (i) and (iii) of this paragraph if and to the extent that, within 450 days after the Asset Sale that generated the Net Cash Proceeds, the Issuers or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Voting Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (i) and (iii) of this paragraph (each an “Acceptable Commitment”), and that an Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 450-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 450-day period as set forth in this paragraph (c) and not so applied by the end of such period shall constitute “Excess Proceeds.”

(d) When the aggregate amount of Excess Proceeds exceeds the greater of (x) $221.0 million and (y) 1.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries (the “Excess Proceeds Cap”), the Issuers shall make an offer to all holders of each Series of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of each Series of Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000 with respect to the Dollar Notes and €100,000 with respect to the Euro Notes, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, and any Additional Amounts with respect to the Euro Notes, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed the Excess Proceeds Cap by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds equal to the Excess Proceeds Cap or less.

(e) To the extent that the aggregate amount of each Series of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of either Series of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Dollar Notes in accordance with the applicable procedures of DTC and the paying agent or registrar for the Euro Notes shall select the Euro Notes in accordance with the applicable procedures of Euroclear and Clearstream, as applicable, and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of each applicable Series of Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

(f) Pending the final application of any Net Cash Proceeds pursuant to this Section 4.10, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(g) For the avoidance of doubt and notwithstanding anything to the contrary contained above, in the case of Net Cash Proceeds received by any non-Wholly Owned Restricted Subsidiary, only that portion of such proceeds that are allocable (based on economic share and not necessarily percentage ownership) to the Issuers will be subject to the requirement to make an offer in accordance with this Section 4.10(g) and will be applied towards the Excess Proceeds Cap.

(h) Notwithstanding anything to the contrary in this Section 4.10, the Issuers shall not be required to make an Asset Sale Offer with respect to any amount:

(i) to the extent that the relevant Net Cash Proceeds of any Asset Sales by a Foreign Restricted Subsidiary (a “Foreign Disposition”) is prohibited, restricted or delayed under any Requirements of Law, from being repatriated to the United States, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the Foreign Restricted Subsidiary so long, but only so long, as the Requirements of Law will not permit repatriation to the United States (the Issuers hereby agreeing to cause the applicable Foreign Restricted Subsidiary to promptly take all commercially reasonable actions (as determined by the Issuers’ reasonable business judgment) required to permit such repatriation); it being understood and agreed that once the repatriation of the relevant affected Net Cash Proceeds is permitted under Requirements of Law, the relevant Foreign Restricted Subsidiary will promptly repatriate the relevant Net Cash Proceeds and the repatriated Net Cash Proceeds will be applied within ten (10) Business Days (net of additional Taxes payable or reserved against as a result thereof) to make an Asset Sale Offer to the extent required herein; or

(ii) to the extent that the relevant Net Cash Proceeds are received in respect of any joint venture for so long as the distribution to the Issuers of such Net Cash Proceeds would be prohibited under the organizational documents governing such joint venture (so long as such distribution restrictions were not implemented for the purpose of avoiding mandatory repurchase requirements); it being understood and agreed that once such distribution is permitted under the organizational documents governing such joint venture, the relevant joint venture will promptly distribute the relevant Net Cash Proceeds and the distributed Net Cash Proceeds will be applied within ten (10) Business Days to make an Asset Sale Offer to the extent required herein.

(i) Notwithstanding the above, if the Issuers determine in good faith that the repatriation to the Issuers as a distribution or dividend of any amounts required to make an Asset Sale Offer that are attributable to any Foreign Restricted Subsidiary would result in a material and adverse Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount with respect to which the Issuers shall be required to make an Asset Sale Offer shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of the relevant Net Cash Proceeds from the relevant Foreign Restricted Subsidiary would no longer have a material and adverse tax consequence, an amount equal to the Restricted Amount (reduced by any relevant Taxes) will be applied within ten (10) Business Days to make an Asset Sale Offer to the extent required herein.

(j) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. The Issuers may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

Section 4.11. Limitation on Transactions with Affiliates.

(a) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Holder (or any Affiliate of such Holder) of 10% or more of any class of Capital Stock of Parent or with any Affiliate of Parent, an Issuer or any Restricted Subsidiary, in each case involving consideration in excess of the greater of (x) $66,300,000 and (y) 0.3% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, except upon terms that are not materially less favorable to the Issuers or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Holder or an Affiliate or if in the good faith judgment of Parent’s Board of Directors, no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Issuers or such Restricted Subsidiary from a financial point of view.

(b) The limitation set forth in Section 4.11(a) does not limit, and shall not apply to:

(i) transactions (A) approved by a majority of the disinterested directors of the Board of Directors of Parent, or where no such disinterested directors exist, by unanimous approval of the directors of the Board of Directors of Parent or (B) for which Parent or any Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to Parent or such Restricted Subsidiary from a financial point of view;

(ii) any transaction solely between an Issuer and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(iii) the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of Parent or any Restricted Subsidiary of Parent;

(iv) the issuance or sale of Capital Stock (other than Disqualified Stock) of an Issuer;

(v) any Restricted Payments not prohibited by Section 4.07 and Investments constituting Permitted Investments;

(vi) any contracts, instruments or other agreements or arrangements in each case as in effect on the date of this Indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuers and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the date of this Indenture;

(vii) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by an Issuer or any Restricted Subsidiary with current, former or future officers and employees of Parent or an Issuer or such Restricted Subsidiary and the payment of compensation to officers and employees of Parent, an Issuer or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(viii) loans and advances to officers and employees of Parent, an Issuer or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(ix) transactions with a Person that is an Affiliate of Parent or an Issuer solely because Parent or an Issuer, directly or indirectly, owns Capital Stock of, or controls such Person;

(x) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(xi) the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder.

Section 4.12. Liens.

(a) The Pledgors will not, and the Issuers will not permit any Subsidiary Pledgor to, Incur any Lien on any Collateral (except Permitted Liens).

(b) The Notes Pledged Subsidiaries will not, and the Issuers and the Subsidiary Pledgors will not permit any Notes Pledged Subsidiary to, Incur any Lien on any Underlying Asset (except Underlying Assets Permitted Liens).

For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Lien” or “Underlying Assets Permitted Lien,” as applicable, or pursuant to the preceding paragraphs of this Section 4.12 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Lien” or “Underlying Assets Permitted Lien,” as applicable, or pursuant to the preceding paragraphs of this Section 4.12, the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Lien” or “Underlying Assets Permitted Lien,” as applicable, or pursuant to the preceding paragraphs of this Section 4.12 and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to any of the preceding paragraphs hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

Section 4.13. Company Existence. Except as otherwise permitted by Article 5, Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or other existence, as applicable, and the corporate, partnership or other existence, as applicable, of each of the Restricted Subsidiaries of Parent in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) of Parent, the Issuers and each Restricted Subsidiary of Parent; provided, however, that Parent and the Issuers shall not be required to preserve any such right or corporate existence with respect to themselves or any Restricted Subsidiary if the Board of Directors of Parent or any Officer of Parent shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of Parent, the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of Parent’s or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.

Section 4.14. Repurchase of Notes upon a Change of Control and Rating Decline.

(a) If a Change of Control Triggering Event occurs with respect to a Series of Notes, each Holder of such Series of Notes will have the right to require the Issuers to purchase some or all (with respect to the Dollar Notes, in minimum principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof and, with respect to the Euro Notes, in minimum principal amounts of €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Series of Notes pursuant to the offer described below (the “Change of Control Offer”).

(b) Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any such Series of Notes purchased plus accrued and unpaid interest, if any, and Additional Amounts with respect to Euro Notes, if any, to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required with respect to a Series of Notes, within ten (10) Business Days following a Change of Control Triggering Event, the Issuers will mail a notice to each Holder of such Series of Notes (with a copy to the Trustee and the paying agent for such series) describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase such Series of Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed (or in the case of Global Notes, given pursuant to applicable DTC and Euroclear and Clearstream procedures, as applicable).

(c) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(i) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(iii) deliver to the applicable paying agent the Notes accepted and an Officer’s Certificate (with a copy to the Trustee) stating the aggregate principal amount of all Notes (and of which Series) purchased by the Issuers.

(d) The paying agent of the applicable Series of Notes will promptly deliver to each Holder of Notes of a Series properly tendered the Change of Control Payment applicable to such Notes, and the paying agent of the applicable Series of Notes will promptly authenticate and deliver, or cause to be transferred by book entry, to each Holder a new Note of the applicable Series in principal amount equal to any unpurchased portion of the Notes of such Series surrendered.

(e) The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.14 described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

(f) For so long as the Euro Notes are admitted to the Official List of Euronext Dublin and for trading on its Global Exchange Market and the rules of such exchange so require, the Issuers will deliver notices relating to the Change of Control to Euronext Dublin through its online portal, Euronext Direct. A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in this Indenture and purchase all such Series of Notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to a Series of Notes, if they have irrevocably elected (which election may be subject solely to the occurrence of the Change of Control Triggering Event) to redeem all of such Series of Notes pursuant to Section 3.07 and have not defaulted in their redemption obligations. Notwithstanding anything to the contrary contained herein, a Change of Control Offer with respect to a Series of Notes may be made in advance of a Change of Control Triggering Event, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control Triggering Event. The Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as such Change of Control Triggering Event is consummated. The Issuers may rescind or amend the Change of Control Offer with respect to a Series of Notes in the event that the Issuers shall determine that the Change of Control Triggering Event will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed. A Change of Control Offer with respect to a Series of Notes made in advance of the Change of Control Triggering Event may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture. The provisions under this Indenture relating to the Issuers’ obligation to make an offer to repurchase such Series of Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of such Series of Notes then outstanding.

Section 4.15. Future Guarantees by Certain Restricted Subsidiaries.

(a) The Issuers will cause (i) each Restricted Subsidiary that borrows under, or Guarantees, the U.S. Credit Agreement and (ii) each Person that is required to become a Subsidiary Pledgor, to execute and deliver, in each case within 30 days from such event, to the Trustee a supplemental indenture (providing for a Note Guarantee of the Notes pursuant to Section 10) (unless such Person is already a Subsidiary Guarantor) and such Security Documents, or amendments or supplements thereto, and such other documentation as shall be necessary to provide for valid and perfected Liens on such Person’s assets constituting Collateral to secure such Note Guarantee on the terms of this Indenture.

(b) In addition, if any U.S. Domestic Restricted Subsidiary (that is not a Guarantor of the Notes) guarantees or otherwise becomes an obligor of Capital Markets Indebtedness of either Issuer or any Guarantor, then it shall execute and deliver to the Trustee within 30 days a supplemental indenture (providing for a Note Guarantee of the Notes pursuant to Section 10); provided that this Section 4.15 shall not be applicable to any guarantee or obligation of any U.S. Domestic Restricted Subsidiary that existed at the time such Person became a U.S. Domestic Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a U.S. Domestic Restricted Subsidiary.

(c) Each Note Guarantee of the Notes shall be released in accordance with the provisions Section 10.

Section 4.16. [Reserved].

Section 4.17. Suspension of Covenants. During a Suspension Period for a Series of Notes, Parent, the Issuers and the Restricted Subsidiaries will not be subject to Section 4.07, Section 4.08, Section 4.10, Section 4.11, Section 4.14, Section 4.15 and 5.01(a)(iii) (each a “Suspended Covenant”) with respect to such Series of Notes. All other provisions of this Indenture shall apply at all times during any Suspension Period for the applicable Series of Notes so long as any Notes of such Series remain outstanding hereunder; provided that the Interest Coverage Ratio that will be applicable under Section 4.09(c) with respect to such Series of Notes will be 1.5 to 1.0 during any Suspension Period.

“Suspension Period” with respect to a Series of Notes means any period (1) beginning on the date that:

(A) such Series of Notes has Investment Grade Status from at least two of three Rating Agencies;

(B) no Default or Event of Default has occurred and is continuing with respect to such Series of Notes; and

(C) the Issuers have delivered an Officer’s Certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied;

and (2) ending on the date (the “Reversion Date”) that such Series of Notes ceases to have Investment Grade Status from at least two of three Rating Agencies.

On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date under this Indenture with respect to the Series of Notes as to which such Reversion Date applies.

The Issuers will send written notice to the Trustee upon the occurrence of any Reversion Date; provided that the failure to so notify the Trustee will not be a default under this Indenture. The Trustee will have no duty to monitor the ratings of the Notes, will not be deemed to have any knowledge of the ratings of the Notes and will have no duty to notify Holders if the Notes achieve Investment Grade Status.

For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(iv)(C), calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (i) through (xii) of Section 4.07(b), will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(iv)(C); provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date will not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds From Operations during the Suspension Period for the purpose of Section 4.07(a)(iv)(C)(1), and (y) the items specified in Section 4.07(a)(C)(1), (2), (3), (4), (5) and (6) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under Section 4.07(a)(iv)(C). Any Restricted Payment made during the Suspension Period that is of the type described in Section 4.07(b) (other than the Restricted Payment referred to in clauses (i) or (ii) of Section 4.07(b) or any exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iv) or (v) of Section 4.07(b)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iv) and (v) of Section 4.07(b) (adjusted to avoid double counting) will not be included in calculating the amounts permitted to be incurred under Section 4.07(a)(iv)(C) on each Reversion Date.

For purposes of Section 4.10, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero.

No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Parent or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of Section 4.21, if Parent and its Restricted Subsidiaries are not in compliance with Section 4.21 as of a Reversion Date, no Default or Event of Default will be deemed to have occurred for up to 120 days following the Reversion Date; provided that neither Parent nor any of its Restricted Subsidiaries will incur any Secured Indebtedness until such time that the requirements of Section 4.21 have been met.

Section 4.18. [Reserved].

Section 4.19. Limitation on Activities of Finco. Finco may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to Opco or any wholly owned Restricted Subsidiary of Opco, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the U.S. Credit Agreement and any other Indebtedness that is permitted to be incurred under Section 4.09; provided that the net proceeds of such Indebtedness are not retained by Finco, and (3) activities incidental thereto. Neither Parent nor any Restricted Subsidiary shall engage in any transaction with Finco in violation of the immediately preceding sentence.

Section 4.20. Limitation on Activities of the Notes Pledged Subsidiaries. No Notes Pledged Subsidiary may hold any material assets, become liable for any material obligations, engage to any material extent in any trade or business or conduct any material business activity, other than (1) the issuance of its Capital Stock to the applicable Pledgor, (2) holding the Underlying Assets, whether as owner or ground lessor, and complying with its obligations under any ground lease, (3) the incurrence of Indebtedness and Liens, and sale, conveyance, transfer or other disposition of Underlying Assets, in each case, only to the extent permitted by this Indenture, (4) the entry into leases or similar agreements, obligations arising under applicable leases or similar agreements, and the performance of obligations, and the enforcement of rights, under such leases or agreements, (5) maintaining their corporate (or other legal entity) form and any registrations, fees, taxes, or filings related thereto, (6) payment of any required taxes, (7) owning and operating bank accounts and investments in cash and cash equivalents, (8) payment of cash to its parent entities not otherwise prohibited by this Indenture and (9) ordinary course liabilities and activities incidental to the foregoing. All of the Capital Stock of each Notes Pledged Subsidiary shall at all times be owned by the applicable Pledgor.

Section 4.21. Maintenance of Total Unencumbered Assets. The Issuers and their Restricted Subsidiaries shall maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

Section 4.22. Listing. The Issuers will use their commercially reasonable efforts to obtain prior to the first Interest Payment Date on the Euro Notes and maintain the admission of the Euro Notes to the Official List of Euronext Dublin and for trading on its Global Market Exchange for so long as such Euro Notes are outstanding; provided that if at any time the Issuers determine that they will not maintain such listing, they will obtain prior to the delisting of the Euro Notes from the Official List of Euronext Dublin, and thereafter use their commercially reasonable efforts to maintain, a listing of such Euro Notes on another internationally recognized stock exchange. The Issuers will notify the Trustee and the Euro Paying Agent in respect of the Euro Notes of the listing of any Euro Notes on an exchange.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) No Issuer will consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

(i) such Issuer will be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired such property and assets of such Issuer will be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and will expressly assume, by a supplemental indenture or other applicable documents or instruments, all of the Notes Obligations of such Issuer (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there will also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which will expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, or other applicable documents or instruments, all of the Notes Obligations of such Issuer);

(ii) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(iii) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (a) and (c) of Section 4.09 or (b) the Interest Coverage Ratio would improve; provided, however, that this clause (iii) will not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and

(iv) if such Issuer is not the continuing Person, the Issuers deliver to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) above) and an Opinion of Counsel (which may be subject to customary qualifications), in each case stating that such consolidation, merger or transfer and such supplemental indenture and other applicable documents or instruments comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture and other applicable documents or instruments constitute a valid and binding obligation enforceable against the Issuers, or the Person (if other than an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of such Issuer’s and its Restricted Subsidiaries’ property and assets;

provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of Parent, whose determination will be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of an Issuer; provided further, however, that any such transaction will not have as one of its purposes the evasion of the foregoing limitations.

(b) Except as provided in Section 10.04, the Issuers will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person, unless:

(i) (A) the resulting, surviving or transferee Person (if not such Subsidiary) will be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and (B) such Person will expressly assume, by a supplemental indenture or other applicable documents or instruments, all the Notes Obligations of such Subsidiary Guarantor, if any; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its property and assets (x) that has been disposed of in its entirety to another Person (other than to an Issuer or an Affiliate of an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Issuers provide an Officer’s Certificate to the Trustee to the effect that the Issuers will comply with their obligations under Section 4.10;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default will have occurred and be continuing; and

(iii) the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be subject to customary qualifications), each stating that such consolidation, merger or transfer and such supplemental indenture and other applicable documents or instruments, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture and other applicable documents or instruments constitute a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, Parent and the surviving Persons.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of an Issuer or an Affiliate of a Restricted Subsidiary or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuers or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor, provided that such surviving Person will expressly assume, by a supplemental indenture or other applicable documents or instruments, all of the Notes Obligations of such Subsidiary Guarantor.

(d) Upon any such consolidation, combination or merger of an Issuer or a Guarantor, or any such sale, conveyance, transfer or other disposition of all or substantially all of the assets of an Issuer or a Guarantor in accordance with this Section 5.01, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee and the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the sale, conveyance, transfer or other disposition is made, as applicable, expressly assumes by a supplemental indenture or other applicable documents or instruments all of the Notes Obligations of such Issuer or such Guarantor, as applicable, pursuant to Section 5.01(a)(i) or Section 5.01(b)(i), as applicable, such surviving entity will succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture and, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following is an “Event of Default” with respect to a Series of Notes:

(i) default in the payment of principal of, or premium, if any, on any Note of such Series when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(ii) default in the payment of interest, if any, or Additional Amounts, if any, on any Note of such Series when it is due and payable, and such default continues for a period of 30 days;

(iii) the Issuers or Restricted Subsidiaries do not comply with their obligations under Section 5.01;

(iv) the Issuers fail to make or consummate a Change of Control Offer following a Change of Control Triggering Event when required under Section 4.14;

(v) the Issuers or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of the Issuers or the Restricted Subsidiaries in this Indenture or under such Series of Notes (other than a default specified in clause (i), (ii), (iii) or (iv) above) and such default or breach continues for 60 consecutive days (or, in the case of a failure to comply with Section 4.03 hereof, 270 consecutive days) after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes of the applicable Series; provided that any such notice may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice;

(vi) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of the greater of (x) $442,000,000 and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries, or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or will hereafter be created,

(A) an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been Discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment will not have been made, waived or extended within 30 days of such payment default;

(vii) any final and non-appealable judgment or order for the payment of money in excess of the greater of (x) $442,000,000 and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries in the aggregate for all such final judgments or orders against all such Persons:

(A) will be rendered against an Issuer or any Significant Subsidiary and will not be paid or discharged and

(B) there will be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed the greater of (x) $442,000,000 and (y) 2.0% of consolidated Adjusted Total Assets of the Issuers and the Restricted Subsidiaries during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(viii) a court of competent jurisdiction enters a decree or order for:

(A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary, or

(C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order will remain unstayed and in effect for a period of 60 consecutive days;

(ix) an Issuer or any Significant Subsidiary:

(A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or such Significant Subsidiary or

(C) effects any general assignment for the benefit of its creditors; or

(x) (A) the Liens created by the Security Documents will at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and this Indenture and (B) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% or more in aggregate principal amount of such Series of Notes; or

(xi) an Issuer or any Significant Subsidiary will assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable (other than by reason of the satisfaction in full of all Notes Obligations and discharge of this Indenture, the release of the Note Guarantee of the Notes of such Guarantor in accordance with the terms of this Indenture or the release of such security interest in accordance with the terms of this Indenture and the Security Documents).

For the avoidance of doubt, any payment in respect of a Euro Note made in U.S. dollars to the extent permitted by Section 2.14 hereof will not constitute a Default or Event of Default under any Note or this Indenture.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01 that occurs with respect to an Issuer) occurs and is continuing under this Indenture with respect to a Series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of such Series of Notes then outstanding, by written notice to the Issuers and the applicable Paying Agent (and to the Trustee and the applicable Paying Agent if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of such Series of Notes then outstanding will, declare the principal of, premium, if any, accrued interest and Additional Amounts, if any, on such Series of Notes to be immediately due and payable. Upon a declaration of acceleration with respect to such Series of Notes, such principal of, premium, if any, accrued interest and Additional Amounts, if any, will be immediately due and payable. In the event of a declaration of acceleration with respect to a Series of Notes because an Event of Default set forth in clause (vi) of Section 6.01 has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (vi) of Section 6.01 shall be remedied or cured by the relevant Issuer or Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs with respect to an Issuer, the principal of, premium, if any, accrued interest and Additional Amounts, if any, on each Series of Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of any Event of Default specified in clause (vi) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (i) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; (ii) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured.

For the avoidance of doubt, if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action, even though such delivery is not within the prescribed period specified in this Indenture.

Any notice of Default, notice of acceleration or instruction to the Trustee or Notes Collateral Agent to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) in accordance with this Indenture must be accompanied by a written representation from each such Holder delivered to the Issuers and the Trustee and Notes Collateral Agent that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the applicable Series of Notes is accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuers with such other information as the Issuers may reasonably request from time-to-time in order to verify the accuracy of such Holder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depositary or its nominee and the Depositary or its nominee shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee and Notes Collateral Agent.

If, following the delivery of a Noteholder Direction, but prior to acceleration of a Series of Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee and Notes Collateral Agent an Officer’s Certificate stating that the Issuers have initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any acceleration, Default or Event of Default (or notice thereof) with respect to the applicable Series of Notes that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee and Notes Collateral Agent, the Trustee and Notes Collateral Agent shall take no further action pursuant to the related Noteholder Direction until it receives notices of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the applicable Series of Notes, the Issuers provide to the Trustee and Notes Collateral Agent an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Officer’s Certificate”), the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee and Notes Collateral Agent shall take no further action pursuant to the related Noteholder Direction until the Issuers provide a subsequent Officer’s Certificate to the Trustee and Notes Collateral Agent that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Issuers shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant and then the Trustee and Notes Collateral Agent shall be permitted to act in accordance with such Noteholder Direction. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes of the applicable Series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and rescinded with respect to the applicable Series of Notes, and the Trustee and Notes Collateral Agent shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default and shall not be permitted to act thereon. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee and Notes Collateral Agent shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuers (as described above).

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee or Notes Collateral Agent during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee and Notes Collateral Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of any Litigation or a Noteholder Direction after a Verification Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate. Neither the Trustee nor the Notes Collateral Agent shall have any liability to the Issuers, any Holder or any other Person for acting in good faith on a Noteholder Direction, including any Noteholder Direction that is later determined to be void pursuant to the prior paragraph. The Trustee and Notes Collateral Agent shall have no obligation to inquire if the Issuers will seek action to determine if a Directing Holder has breached its Position Representation or monitor any court proceedings undertaken in connection therewith or to monitor or investigate whether any Default or Event of Default has been publicly reported. Each Holder, by accepting a Note, will be deemed to acknowledge and agree that the Trustee and Notes Collateral Agent (and any Agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer’s Certificate or Verification Officer’s Certificate described above or (iv) its duties under this Indenture.

The Holders of at least a majority in principal amount of an outstanding Series of Notes by written notice to the Issuers and to the Trustee may waive all past Defaults with respect to such Series of Notes and rescind and annul a declaration of acceleration and its consequences with respect to such Series of Notes if:

(x) all existing Events of Default with respect to such Series of Notes, other than the nonpayment of the principal of, premium, if any, and interest, if any, and Additional Amounts, if any, on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of such Series of Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of such Series of Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of an outstanding Series of Notes (which may include consents obtained in connection with a tender offer or exchange offer of such Series of Notes) by notice to the Trustee may waive an existing Default with respect to such Series of Notes and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(i) or (ii). The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of an outstanding Series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Notes Collateral Agent or exercising any trust or power conferred on the Trustee or Notes Collateral Agent with respect to such Series of Notes. Subject to Section 7.01, however, the Trustee and Notes Collateral Agent may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee or Notes Collateral Agent in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the applicable Series not joining in the giving of such direction (provided, however, that neither the Trustee nor the Notes Collateral Agent shall have an affirmative obligation to determine whether any such direction is unduly prejudicial the rights of any Holders of such Series or any other Series not joining the giving of such direction) received from the Holders; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or any Note or Note Guarantee or for any remedy hereunder or thereunder, unless:

(i) the Holder gives the Trustee or the Notes Collateral Agent written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of such outstanding Series of Notes make a written request to the Trustee or the Notes Collateral Agent, as applicable, to pursue the remedy;

(iii) such Holder or Holders offer the Trustee or the Notes Collateral Agent, as applicable indemnity satisfactory to the Trustee or the Notes Collateral Agent, as applicable against any costs, liability or expense;

(iv) the Trustee or the Notes Collateral Agent, as applicable does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of such outstanding Series of Notes do not give the Trustee or the Notes Collateral Agent, as applicable a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, or premium, if any, interest or, with respect to a Euro Note, Additional Amounts on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder of Notes of a particular series may not use this Indenture to prejudice the rights of another Holder of Notes of such Series or to obtain a preference or priority over such other Holder of Notes of such Series.

Section 6.07. Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee will be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.13. Priorities. If the Trustee or the Notes Collateral Agent collects any money or property pursuant to this Article 6 (including pursuant to exercise of remedies upon the Collateral), then, subject to the First Lien Intercreditor Agreement, it will pay out the money or property in the following order:

(a) FIRST, to the Trustee and the Notes Collateral Agent for amounts due hereunder, including under Section 7.06;

(b) SECOND, to the Agents for amounts due to them for services rendered hereunder;

(c) THIRD, to Holders for interest accrued on the Notes of the applicable Series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of the applicable Series for interest;

(d) FOURTH, to Holders for principal amounts due and unpaid on the Notes of the applicable Series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of the applicable Series for principal; and

(e) FIFTH, to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

Section 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Series of Notes.

ARTICLE 7

TRUSTEE AND AGENTS

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to a Series of Notes, the Trustee will exercise such of the rights and powers vested in it by this Indenture with respect to such Series of Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants, duties or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and Section 7.02(f).

(e) The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b) Unless otherwise expressly specified herein, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of Opco.

(f) None of the provisions of this Indenture will require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity and/or security satisfactory to it against such risk or liability is not assured to it.

(g) [reserved].

(h) In no event will the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture (including without limitation as set forth in Articles 6 and 7 hereof), including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, Wilmington Trust, National Association and U.S. Bank Europe in each of their capacities hereunder, and each Agent, custodian and other Person employed to act hereunder, including, without limitation, Wilmington Trust, National Association in its capacity as the Notes Collateral Agent.

(j) [reserved].

(k) Delivery of reports, information and documents (including, without limitation, reports contemplated under Section 4.03 hereof) to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(l) The permissive rights of the Trustee to take certain actions under this Indenture will not be construed as a duty unless so specified herein.

(m) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes of the applicable Series at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and will incur no liability of any kind by reason of such inquiry or investigation.

(n) The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(o) Neither the Trustee nor any Agent will be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any act of provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fire; flood; terrorism; wars; civil or military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; strikes or similar labor disputes; acts of civil or military authorities or governmental actions or the unavailability of the Federal Reserve Bank wire or facsimile or other wire communication facility.

(p) The Trustee will have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4 or to make any calculation in connection therewith or in connection with any redemption of the Notes. In addition, except as otherwise expressly provided herein, the Trustee will have no obligation to monitor or verify compliance by the Issuers or any Guarantor with any other obligation or covenant under this Indenture.

(q) The Trustee will not have any responsibility for the validity, perfection, priority, filing, continuation or enforceability of any Lien or security interest and will have no obligations to take any action to procure or maintain such validity, perfection, priority, filing, continuation or enforceability (it being understood that such responsibility and obligation are the Issuers’).

(r) The Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(s) The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instruction or document other than this Indenture (or instructions or notices given to the Trustee in accordance with this Indenture), whether or not an original or a copy of such agreement has been provided to the Trustee.

(t) The Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument or document.

(u) In the performance of its rights and duties hereunder, the Trustee shall be entitled to request and receive instructions from the Holders.

(v) If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Indenture, or the Trustee is in doubt as to the action to be taken hereunder, the Trustee may, at its option, after sending written notice of the same to the Issuers, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee. The Trustee will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Trustee may file an interpleader action in a New York state or New York federal court, and upon the filing thereof, the Trustee will be relieved of all liability as to the subject matter in dispute and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(w) Notwithstanding anything to the contrary herein, the Trustee shall have no duty to prepare or file any federal or state tax report or return with respect to any funds held pursuant to this Indenture or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed by it with the Internal Revenue Service.

(x) Each Holder shall provide the Trustee with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 or such other forms and documents that the Trustee may request. Each Holder understands that if such tax reporting documentation is not provided and certified to the Trustee, the Trustee may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of certain payments made by it pursuant hereto.

(y) To the extent that the Trustee becomes liable for the payment of any taxes in respect of income derived from the investment of any money held pursuant to this Indenture, the Trustee shall satisfy such liability to the extent possible from the money held pursuant to this Indenture. The Issuers shall, jointly and severally, indemnify, defend and hold the Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Trustee on or with respect to the money held pursuant to this Indenture and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Trustee. The indemnification provided by this Section 8.02(y) is in addition to the indemnification provided in Section 8.07 and shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, and it will not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, nor will it be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any Guarantor under this Indenture, the First Lien Intercreditor Agreement and the Security Documents. The Trustee will not be responsible to the Holders or any other Person for (i) any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the First Lien Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with, this Indenture, the First Lien Intercreditor Agreement or any Security Document; (ii) the execution, validity, genuineness, effectiveness or enforceability of the First Lien Intercreditor Agreement and any Security Documents of any other party thereto; (iii) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; (iv) the validity, enforceability or collectability of any Obligations; (v) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or (vi) for any failure of any obligor to perform its Obligations under this Indenture, the First Lien Intercreditor Agreement and the Security Documents.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will deliver to Holders a notice of the Default within 90 days after it occurs, unless such Default will have been cured or waived, or if discovered after 90 days, promptly thereafter. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. The Trustee will not be deemed to have notice or charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Issuers or any Holders of such Notes by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes, the Issuers and this Indenture.

Section 7.06. Compensation and Indemnity. The Issuers and the Guarantors, jointly and severally, will pay to the Trustee, the Agents, the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties will agree in writing from time to time. The Trustee’s, Agent’s and Notes Collateral Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, will reimburse the Trustee, the Agents and the Notes Collateral Agent promptly upon request for all out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s, Agent’s and Notes Collateral Agent’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee, the Agents, the Notes Collateral Agent and their respective officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, and hold the Indemnified Parties harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by them in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder (including the reasonable costs and expenses of enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder) (but excluding taxes imposed on such Persons in connection with compensation for such administration or performance). The Indemnified Parties will notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Indemnified Parties to so notify the Issuers will not relieve the Issuers or the Guarantors of their obligations hereunder. Except in cases where the interests of the Issuers and/or the Guarantors, on the one hand and the Indemnified Parties, on the other hand, may be adverse, the Issuers will defend the claim and the Indemnified Parties may have separate counsel and the Issuers and Guarantors, jointly and severally, will pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses of counsel to the Indemnified Parties if the Issuers assume such Indemnified Party’s defense and there is no conflict of interest between the Issuers and such Indemnified Parties as reasonably determined by the Indemnified Party. Neither the Issuers nor any Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such Indemnified Party’s own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment). After the Issuers have assumed the defense of an Indemnified Party or such other Indemnified Party as provided for hereunder, neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld or delayed. Any settlement which affects an Indemnified Party may not be entered into without the consent of such Indemnified Party, unless the applicable Indemnified Party is given a full and unconditional release from liability with respect to the claims covered thereby, and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of such Indemnified Party.

The obligations of the Issuers and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and such other Indemnified Parties, as applicable.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

When the Trustee is requested to act upon instructions of one or more Holders, the Trustee will not be required to act in the absence of indemnity and/or security against the costs, expenses and liabilities that may be incurred in compliance with such a request.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (viii) or Section 6.01 (ix) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.09 hereof;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger, etc. If the Trustee, the Notes Collateral Agent or Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, Notes Collateral Agent or Agent. Any corporation into which the Trustee, the Notes Collateral Agent or any Agent for the time being may be merged or converted will, on the date when such merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, be a successor Trustee, Notes Collateral Agent or Agent under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture. After the effective date all references in this Indenture to that Trustee, the Notes Collateral Agent or Agent will be deemed to be references to that corporation.

Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

Section 7.10. Security Documents; First Lien Intercreditor Agreement. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver the First Lien Intercreditor Agreement and any other Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent, as the case may be, are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the First Lien Intercreditor Agreement or any other Security Documents, the Trustee and the Notes Collateral Agent, as the case may be, each will have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.11. Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Notes Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent and the Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and will not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Notes Collateral Agent in good faith.

(b) The Trustee and the Notes Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and the Notes Collateral Agent, as determined by a court of competent jurisdiction by a final and non-appealable judgment, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except for maintaining custody in accordance with Section 7.11(a) with respect to certificates delivered to the Notes Collateral Agent representing securities pledged under the Security Documents). The Trustee and the Notes Collateral Agent will have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the First Lien Intercreditor Agreement or the Security Documents by the Issuers, any Guarantor or the Notes Collateral Agent.

Section 7.12. Resignation of Agents.

(a) Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving notice to the Issuers and the Trustee 30 days’ prior written notice (waivable by the Issuers and the Trustee); provided that in the case of resignation of the Paying Agent no such resignation will take effect until a new Paying Agent will have been appointed by the Issuers to exercise the powers and undertake the duties hereby conferred and imposed upon Paying Agent. Following receipt of a notice of resignation from any Agent, the Issuers will promptly give notice thereof to the Holders in accordance with Section 13.01 hereof.

(b) If any Agent gives notice of its resignation in accordance with this Section 7.12 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution or may petition a court of competent jurisdiction to appoint a replacement, with properly incurred costs and expenses by the Agent in relation to such petition to be paid by the Issuers. Immediately following such appointment, the Issuers will give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuers, the Trustee, the remaining Agents and the replacement Agent will acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c) Upon its resignation becoming effective, the Paying Agent will forthwith transfer all moneys held by it hereunder, if any, to the successor Paying Agent or, if none, the Trustee or to the Trustee’s order, but will have no other duties or responsibilities hereunder, and will be entitled to the payment by the Issuers of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

(d) Notwithstanding replacement of an Agent pursuant to this Section 7.12, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Agent.

Section 7.13. Agents’ Rights.

(a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b) Money held by a Paying Agent need not be segregated, except as required by law, and in no event will any Paying Agent be liable for interest on any money received by it hereunder.

(c) The Agents will have no obligation to act or to take any action if they believe they will incur costs, expenses or liabilities for which they will not be reimbursed.

(d) The Issuers and the Agents acknowledge and agree that in the event of an Event of Default, the Trustee may, by notice in writing to the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents will act solely as agents of the Issuers and need have no concern for the interests of the Holders.

(e) The applicable Agents hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the UK Financial Conduct Authority in the UK Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(f) The Agents will act solely as agents of the Issuers and will have no fiduciary obligation towards, or have any relationship of trust, for or with any person or any agency obligations or relationships with any other Person.

(g) No Agent will be required to make any payment of the principal, premium or interest payable pursuant to this Indenture unless and until it has received, and been able to identify or confirm receipt of, the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made such payment with the prior written consent of the Issuers and for which it did not receive the full amount, the Issuers will reimburse the Agent the full amount of any shortfall.

(h) The Issuers agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by Paying Agent.

(i) Each Agent may rely upon the terms of any notice, instruction, communication or other document believed by it to be genuine and be entitled to refrain from acting, without liability, if it determines that such instruction is unclear, equivocal or contradictory. In the event an Agent determines that an instruction received by it is unclear, equivocal or contradictory, the Agent will as soon as reasonably practicable notify the instructing party of such determination.

(j) Notwithstanding anything else herein contained, each Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America, Europe or, in each case, any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

ARTICLE 8

SATISFACTION AND DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Termination of Issuers’ Obligations. The Issuers may, with respect to a Series of Notes, terminate their obligations under the Notes of such Series and this Indenture and the obligations of the Guarantors under the Note Guarantees of such Series and this Indenture, and this Indenture shall cease to be of further effect with respect to such Series, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(i) either

(A) all the Notes of such Series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Registrar for cancellation; or

(B) all Notes of such Series not theretofore delivered to the Registrar for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee and Paying Agent for the giving of notice of redemption by Paying Agent in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with Paying Agent funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such Series not theretofore delivered to the Registrar for cancellation, for principal of, premium, if any, interest on such Series of Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of an Applicable Premium, the amount deposited shall be sufficient to the extent that an amount is deposited with Paying Agent equal to the Applicable Premium calculated as of the date of the notice of redemption, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate, with any Applicable Premium Deficit only required to be deposited with Paying Agent on or prior to the Redemption Date, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee and Paying Agent at least one Business Day prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii) the Issuers have paid all other sums payable under this Indenture by Parent or the Issuers with respect to such Series of Notes; and

(iii) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture as to all outstanding Notes of such Series have been complied with.

For the avoidance of doubt, the Issuers may designate or appoint another entity to act as the Paying Agent for purposes of this Section 8.01.

In the case of clause (i)(B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.06, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.06, 8.05 and 8.06 shall survive.

After confirmation of such delivery or irrevocable deposit with the applicable Paying Agent, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes of such Series and this Indenture and the Guarantors’ obligations under the Note Guarantees and this Indenture with respect to the Notes of such Series, except for those surviving obligations specified above. The Trustee and the Agent shall not be responsible for the calculation of, or otherwise required to verify, any Applicable Premium.

Section 8.02. Legal Defeasance and Covenant Defeasance.

(a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied all outstanding Notes of a Series and the applicable Security Documents upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such Series and the Note Guarantees thereof on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such Series and the Note Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (i) below, and to have satisfied all its other obligations under such Series of Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes of such Series to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Series of Notes (including Additional Amounts with respect to Euro Notes, if any) when such payments are due;

(ii) the Issuers’ obligations with respect to such Series of Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 5.02 hereof;

(iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and Notes Collateral Agent, and the Issuers’ obligations in connection therewith; and

(iv) the provisions of this Article 8 applicable to Legal Defeasance.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c) Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 through 4.05, Sections 4.07 through 4.16, Sections 4.18 through 4.22 and clause (iii) of Section 5.01(a) with respect to the outstanding Notes of the applicable Series of Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Series of Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such Series of Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Series of Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (iii), (iv), (v), (vi) and (vii) of Section 6.01 shall not constitute Events of Default.

Section 8.03. Conditions to Legal Defeasance or Covenant Defeasance. The following will be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes of a Series:

(i) the Issuers will irrevocably deposit with the applicable Paying Agent or such paying agent as is designated or appointed by the Issuers for this purpose, as provided for in Section 8.04, in trust, for the benefit of the Holders of such Series of Notes subject to Legal Defeasance or Covenant Defeasance, with respect to the Dollar Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof or, with respect to the Euro Notes, Euros, non-callable Euro-Denominated Designated Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), to pay the principal of and interest (including Additional Amounts with respect to the Euro Notes and premium, if any) on such Notes on the stated date for payment or on the Redemption Date of the Notes; provided, that upon any redemption that requires the payment of an Applicable Premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the applicable Paying Agent equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the applicable Paying Agent on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the applicable Paying Agent and the Trustee at least one Business Day prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:

(1) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default with respect to such Series of Notes shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(v) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(vi) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(vii) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (i) through (vi), as applicable, and, in the case of the Opinion of Counsel, clauses (ii), if applicable, and/or (iii) and (v) of this Section 8.03 have been complied with.

If the Issuers exercise either Legal Defeasance or Covenant Defeasance with respect to a Series of Notes, each Guarantor will be released from all of its obligations with respect to its Note Guarantee of such Notes and the Liens in all Collateral securing such Notes will be released with respect to such Series of Notes.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the applicable Paying Agent shall hold in trust all Euro, Euro-Denominated Designated Government Obligations, U.S. dollars and U.S. Government Obligations deposited with it pursuant to this Article 8, and shall apply the deposited Euro, U.S. dollars and the money from Euro-Denominated Designated Government Obligations or U.S. Government Obligations, as applicable, in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The applicable Paying Agent shall be under no obligation to invest said Euro, U.S. dollars, Euro-Denominated Designated Government Obligations or U.S. Government Obligations, as applicable, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the applicable Paying Agent and the Trustee against any tax, fee or other charge imposed on or assessed against the Euro and Euro-Denominated Designated Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders the Series of Notes outstanding.

Anything in this Article 8 to the contrary notwithstanding, the applicable Paying Agent shall deliver or pay to the Issuers from time to time upon the Issuers’ request, and upon written acknowledgement of the Trustee, any U.S. legal tender, U.S. Government Obligations, Euro and Euro-Denominated Designated Government Obligations, as applicable, held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Paying Agent, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05. Repayment to the Issuers. The Trustee and the applicable Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 8.06. Reinstatement. If the Trustee or the applicable Paying Agent is unable to apply any U.S. legal tender, U.S. Government Obligations, any Euro and Euro-Denominated Designated Government Obligations, as applicable, in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, and the Series of Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or the applicable Paying Agent is permitted to apply all such Euro and Euro-Denominated Designated Government Obligations and U.S. legal tender and U.S. Government Obligations, as applicable, in accordance with this Article 8; provided that if the Issuers have made any payment of interest on, or principal of, such Series of Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Euro and Euro-Denominated Designated Government Obligations or U.S. legal tender, U.S. Government Obligations, as applicable, held by the Trustee or the applicable Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders.

(a) Parent, the Issuers, the Subsidiary Guarantors, the Trustee and Notes Collateral Agent, as applicable, may amend this Indenture, the Notes, the Note Guarantees of the Notes, the Security Documents and the First Lien Intercreditor Agreement:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor of the obligations of Parent, the Issuers or any Subsidiary Guarantor under this Indenture, the Security Documents or the First Lien Intercreditor Agreement;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv) to add Guarantees with respect to the Notes or to secure the Notes;

(v) to add to the covenants of Parent, the Issuers or a Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon Parent, the Issuers or a Restricted Subsidiary;

(vi) to make any change that does not adversely affect the rights of any holder, as evidenced by an Officer’s Certificate delivered to the Trustee and the Notes Collateral Agent (upon which they may fully rely);

(vii) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(viii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(ix) to conform the text of this Indenture, the Notes, the Note Guarantees of the Notes, the Security Documents or the First Lien Intercreditor Agreement to any provision of the “Description of Notes” section in the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees of the Notes, the Security Documents or the First Lien Intercreditor Agreement, as evidenced by an Officer’s Certificate delivered to the Trustee and the Notes Collateral Agent (upon which they may fully rely);

(x) evidence and provide for the acceptance of appointment by a successor Trustee or a successor Notes Collateral Agent, provided that the successor Trustee or successor Notes Collateral Agent, as the case may be, is otherwise qualified and eligible to act as such under the terms of this Indenture;

(xi) provide for a reduction in the minimum denominations of the Notes;

(xii) comply with the rules of any applicable securities depositary;

(xiii) to provide for the issuance of Additional Notes and related Note Guarantees in accordance with the limitations set forth in this Indenture;

(xiv) to add Collateral with respect to any or all of the Notes and/or the Note Guarantees of the Notes, or to make, complete or confirm any grant of a Lien or security interest in any property or assets as additional Collateral securing the Notes Obligations;

(xv) to release and discharge any Collateral from the Lien securing the Notes Obligations when permitted by or required by the Security Documents or this Indenture;

(xvi) to add any Additional First-Priority Secured Parties to any Security Documents or to the First Lien Intercreditor Agreement;

(xvii) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders of the Notes as those set forth in the First Lien Intercreditor Agreement, taken as a whole, and to enter into any joinder to any of the foregoing;

(xviii) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the First Lien Intercreditor Agreement, or to modify any such legend as required by the First Lien Intercreditor Agreement; or

(xix) to provide for the succession or joinder of any parties to the Security Documents and the First Lien Intercreditor Agreement (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by this Indenture.

Section 9.02. With Consent of Holders.

(a) Subject to Section 9.01, the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent, if applicable, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to or consent from any other party to this Indenture may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents and the First Lien Intercreditor Agreement without notice to any other Holders; provided that (x) if any such modification or amendment will only affect one Series of Notes then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of such Series of Notes then outstanding shall be required and (y) if any such modification or amendment by its terms will affect a Series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other Series of Notes, then the consent of the Holders of a majority in principal amount of each other Series of Notes then outstanding and so affected shall be required.

(b) Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a Series may waive, with respect to such Series of Notes, compliance with any provision of this Indenture, the Notes, the Note Guarantees, the Security Documents and the First Lien Intercreditor Agreement without notice to any other Holders.

(c) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

(i) change the Stated Maturity of the principal of, or any installment of interest (or Additional Amounts, if any) on, any Note;

(ii) reduce the principal amount of, or premium, if any, or interest on, any Note or make the Notes payable in money other than that stated in the Note;

(iii) change the place of payment of principal of, or premium, if any, or interest on, any Note;

(iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(v) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(vi) waive a default in the payment of principal of, premium, if any, or interest (or Additional Amounts, if any) on a Series of Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes of a Series then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest (or Additional Amounts, if any) on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(vii) voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;

(viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 6.02 and 6.04; or

(ix) modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment or the Note Guarantees thereof in any manner adverse to the Holders.

(d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(f) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(g) Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Security Document, the First Lien Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations or (B) change or alter the priority of Liens securing the Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders of the Notes, other than, in each case, as provided under the terms of this Indenture, the Security Documents or the First Lien Intercreditor Agreement; provided that (x) if any such modification or amendment will only affect one Series of Notes then outstanding under this Indenture, then only the consent of the Holders of at least 66 2/3% in aggregate principal amount of such Series of Notes then outstanding shall be required and (y) if any such modification or amendment by its terms will affect a Series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other Series of Notes, then the consent of the Holders of at least 66 2/3% in aggregate principal amount of such Series of Notes then outstanding so affected shall be required.

Section 9.03. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (ix) of Section 9.02(c), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee will authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee and Notes Collateral Agent to Sign Amendments, etc. The Trustee and Notes Collateral Agent, if applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided, however, that the Trustee and Notes Collateral Agent may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or Notes Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture. The Trustee and Notes Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver pursuant to this Article 9 is authorized or permitted by this Indenture, all conditions precedent thereto have been complied with and, in the case of amendments or supplements, that such amendment or supplements, constitutes legal, valid and binding obligations of the Issuers enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuers. Notwithstanding anything in the foregoing to the contrary, none of Paying Agent, Registrar, Transfer Agent or any other Agent is required to execute any amendment, supplement or waiver authorized pursuant to this Article 9 for such amendment, supplement or waiver to be effective hereunder, except to the extent such amendment, supplement or waiver adversely affects the rights of any such Agent. Notice of any amendment, supplement or waiver shall be given to the Agents by the Issuers.

Section 9.06. No Impairment of Right of Holders to Receive Payment. For the avoidance of doubt, no amendment to, or deletion of any of, the covenants under Article 4 or action taken in compliance with the covenants in effect at the time of such action shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

ARTICLE 10

NOTE GUARANTEES

Section 10.01. Guarantee. Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

Section 10.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.03. Execution and Delivery. To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit D hereto) shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04. Release of a Guarantor. A Subsidiary Guarantor shall be automatically and unconditionally released from its obligations under its Note Guarantee and its obligations under this Indenture in the event of:

(a) any sale, exchange or transfer, to any Person that is not a Restricted Subsidiary of an Issuer of Capital Stock held by an Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of an Issuer;

(b) in connection with the merger or consolidation of such Subsidiary Guarantor with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor);

(c) other than with respect to a Subsidiary Pledgor, if the Issuers properly designate any such Subsidiary Guarantor as an Unrestricted Subsidiary;

(d) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8;

(e) upon a liquidation or dissolution of such Subsidiary Guarantor permitted under this Indenture;

(f) in the case of any Subsidiary Guarantor that is a Subsidiary Pledgor, such Subsidiary Guarantor ceasing to be a Subsidiary Pledgor (unless such Subsidiary Guarantor is a borrower or guarantor under the U.S. Credit Agreement);

(g) other than with respect to a Subsidiary Pledgor, (i) the release or discharge of the Indebtedness that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such Note Guarantee (it being understood that a release subject to a contingent reinstatement is still a release) or (ii) if, at the time of such release and discharge and assuming such Subsidiary Guarantor was not then a Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor would not have been required to Guarantee the Notes pursuant to the provisions described in Section 4.15; or

(h) in the case of any Subsidiary Guarantor that owns or ground leases any property designated “Secured Pool Property” and is not a guarantor under the U.S. Credit Agreement, upon such Subsidiary Guarantor becoming a Notes Pledged Subsidiary.

In addition, any Note Guarantee of the Notes by a Subsidiary Guarantor (other than a Subsidiary Pledgor until such time such Person is no longer required to pledge its Capital Stock in a Notes Pledged Subsidiary to secure the Notes) shall be automatically and unconditionally released and discharged if such Subsidiary ceases to Guarantee Obligations under the U.S. Credit Agreement or ceases to constitute a co-borrower with respect to the U.S. Credit Agreement.

The Trustee may execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Note Guarantee and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.

Section 10.05. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Luxembourg Guarantors.

Notwithstanding any other provision of any of the First Lien Documents, to the extent that a guarantee is provided by a Luxembourg Guarantor, its maximum liability for the obligations of any parties in relation to a First Lien Obligation and which is not a direct or indirect subsidiary of the Luxembourg Guarantor shall be limited to an amount not exceeding the greater of:

(i) 95% of the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in annex I to the grand-ducal regulation dated December 18, 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg Commercial Register Law (the “Regulation”) as increased by the amount of any subordinated debt (including any Luxembourg Intra-Group Liabilities) each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee at the date of this Indenture; or

(ii) 95% of the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in the Regulation as increased by the amount of any subordinated debt (including any Intra-Group Liabilities ) each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee at the time the guarantee is called.

Notwithstanding any other provision of any of the First Lien Documents,, any guarantee provided by a Luxembourg Guarantor shall exclusively be limited to payment obligations and shall not extend to performance obligations.

ARTICLE 11

RESERVED

ARTICLE 12

COLLATERAL

Section 12.01. The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, Additional Amounts, if any, and interest on the Notes and the Note Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees thereof, and performance of all other obligations of the Issuers and the Guarantors under this Indenture and the Notes shall be secured by first-priority Liens on the Collateral, subject to Permitted Liens, as provided in the Security Documents which the Issuers and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured pursuant to all Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents, subject to the terms of the First Lien Intercreditor Agreement. The Pledgors shall take all steps required pursuant to the Security Agreements to perfect the security interests on the Collateral owned on the Issue Date, including, to the extent and within the time periods required by the Security Agreements, by delivery of applicable stock certificates, filing of financing statements or otherwise as necessary or required pursuant to the applicable law governing such Collateral.

(b) The Issuers and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral for the benefit of the First-Priority Secured Parties, in each case pursuant to the terms of this Indenture, the Security Documents and the First Lien Intercreditor Agreement, and the Notes Collateral Agent is hereby authorized to execute and deliver the Security Documents and the First Lien Intercreditor Agreement.

(c) Each Holder, by its acceptance of any Notes, consents and agrees to the terms of Section 12.05 hereof, the Security Documents and the First Lien Intercreditor Agreement (including the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Notes Collateral Agent to enter into, and to perform its obligations and exercise its rights under, the Security Documents and the First Lien Intercreditor Agreement in accordance therewith.

(d) The Notes Collateral Agent, the Trustee and each Holder, by accepting the Notes and the Note Guarantees thereof, acknowledges that, as more fully set forth in the Security Documents and the First Lien Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of the First-Priority Secured Parties, and that the Lien of this Indenture and the Security Documents in respect of the First-Priority Secured Parties is subject to and qualified and limited in all respects by the Security Documents and the First Lien Intercreditor Agreement and actions that may be taken thereunder.

(e) The Issuers have the right, whether or not in connection with a substitution, to add real estate assets as “Secured Pool Properties” from time to time in accordance with the U.S. Credit Agreement. In addition, following the expiration or termination of the U.S. Credit Agreement (other than in connection with a refinancing or replacement thereof in the form of a credit facility), the Issuers may add Eligible Properties as Secured Pool Properties by designating such Eligible Properties as “Secured Pool Properties” in a notice delivered to the Notes Collateral Agent, which notice shall set forth the date of the effectiveness of such designation. Concurrent with the addition of any real estate assets as a Secured Pool Property (an “Additional Secured Pool Property”), whether pursuant to Section 4.09(e) or Section 4.10, in connection with a substitution pursuant to the U.S. Credit Agreement as contemplated by Section 12.02(a) below, or otherwise, the Issuers will, or will cause their applicable Subsidiaries to, pledge on a First-Priority Lien basis the Capital Stock in any Subsidiary that owns or ground leases the Additional Secured Pool Property or that is or is otherwise required to become a Notes Pledged Subsidiary (and, if the applicable Pledgor with respect to such Capital Stock is not an Issuer or a Guarantor prior to such addition, will cause the provision by such Pledgor of a Note Guarantee of the Notes pursuant to Section 4.15) by executing a supplement to a Security Document or entering into a new Security Document (which agreement shall be substantially identical to the Security Document in the relevant jurisdiction as in effect on the Issue Date or, if such security agreement shall be in a new jurisdiction, such security agreement shall be substantially similar to the Security Documents in effect on the Issue Date with such modifications as are necessary to comply with local law or customary in such jurisdiction (as determined in good faith by the Issuers)).

(f) Notwithstanding the foregoing, in the case of any Notes Pledged Subsidiary that is a limited partnership organized under the laws of the United States of America, any State thereof or the District of Columbia, the Collateral may include the Capital Stock of the general partner of such limited partnership in lieu of the general partnership interest in such limited partnership (provided that 100% of the Capital Stock of the underlying Notes Pledged Subsidiary that is not directly held by such general partner is directly held by the applicable Pledgor), in which case (i) such general partnership interest shall not constitute “Collateral,” (ii) such general partner shall also constitute a “Notes Pledged Subsidiary,” and (iii) all other Capital Stock in such limited partnership shall constitute “Collateral.” Concurrently with the pledge of the Capital Stock in any Notes Pledged Subsidiary in respect of which the general partnership interest will not constitute Collateral pursuant to this Section 12.01(f) or otherwise, the Issuers will, or will cause their applicable Subsidiaries to, pledge on a First-Priority Lien basis the Capital Stock in the applicable general partner (and, if the applicable Pledgor with respect to such Capital Stock is not an Issuer or a Guarantor prior thereto, will cause the provision by such Pledgor of a Note Guarantee of the Notes pursuant to Section 4.15) by executing a supplement to a Security Document or entering into a new Security Document (which agreement shall be substantially identical to the Security Document in the relevant jurisdiction as in effect on the Issue Date or, if such security agreement shall be in a new jurisdiction, such security agreement shall be substantially similar to the Security Documents in effect on the Issue Date with such modifications as are necessary to comply with local law or customary in such jurisdiction (as determined in good faith by the Issuers)).

Section 12.02. Release of Liens.

(a) For so long as the U.S. Credit Agreement is outstanding and secured by Liens on the Collateral, if at any time any of the Issuers or the Guarantors obtains the release of Liens on any Collateral (“Credit Agreement Released Collateral”) in accordance with the U.S. Credit Agreement, including in exchange for the substituted pledge of any new Collateral (“Substituted Collateral”) under the U.S. Credit Agreement, then the Liens securing the Notes Obligation on such Credit Agreement Released Collateral shall be automatically released concurrently therewith, subject to concurrent pledge of such Substituted Collateral pursuant to Section 12.01(e) if such release is in exchange for a pledge of Substituted Collateral.

(b) The Liens on the Collateral owned by any Pledgor will be automatically released when the Note Guarantee of the Notes by such Pledgor is released in accordance with the terms of this Indenture and/or the Security Documents. In addition, the Liens on the Collateral securing the Notes Obligations will be released:

(i) in whole upon defeasance or discharge of the Notes and this Indenture in accordance with Article 8 hereof;

(ii) in whole upon payment in full of principal, interest and all other Notes Obligations (other than contingent Obligations in respect of which no claims have been made);

(iii) in whole, or in part, in accordance with the provisions in Article 9 hereof;

(iv) in whole, or in part, in connection with any sale, transfer or other disposition of any Collateral to any Person other than the Issuers or any of their Subsidiaries (but excluding any transaction subject to Section 5.01 where the recipient is required to become the obligor under the Notes or a Note Guarantee) that does not violate any of the terms of this Indenture; or

(v) at any time the Notes Collateral Agent forecloses upon or otherwise exercises remedies against such Collateral.

Section 12.03. No Impairment of Security Interest. Neither the Issuers nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the grant, perfection or priority of the security interest required to be granted under this Indenture with respect to a material portion of the Collateral for the benefit of the Trustee and the holders of the Notes (provided this requirement shall not be construed to restrict any actions that permit the release of the Collateral in accordance with Section 12.02).

Section 12.04. Further Assurances. The Pledgors shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Notes Collateral Agent may reasonably request (subject to any limitations set forth in the applicable Security Documents), to ensure that the Liens on the Collateral granted, or required to be granted, pursuant to this Indenture or the Security Documents on the Issue Date or at any time thereafter, are and remain perfected to the extent and with the priority contemplated thereby, all at the expense of the Issuers and Guarantors and provide to the Notes Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Notes Collateral Agent and the Trustee as to the perfection and priority of the Liens granted, or required to be granted, pursuant to this Indenture or the Security Documents.

Section 12.05. Authorization of Actions to Be Taken by the Trustee or the Notes Collateral Agent under the Security Documents.

(a) Subject to the provisions of the Security Documents and the First Lien Intercreditor Agreement, each of the Trustee or the Notes Collateral Agent may (but shall in no event be required to), in its sole discretion and without the consent of the Holders, on behalf of the First-Priority Secured Parties, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the First-Priority Secured Parties under the Security Documents and the First Lien Intercreditor Agreement (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuers and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Security Documents and the First Lien Intercreditor Agreement, the Trustee or the Notes Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the First Lien Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may (without have any obligation to pursue whatsoever) deem expedient to preserve or protect the interests of the First-Priority Secured Parties (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the First-Priority Secured Parties).

(b) [reserved].

(c) Upon receipt by the Notes Collateral Agent or the Trustee of a written request of Opco signed by an Officer (a “Collateral Document Order”), the Notes Collateral Agent or the Trustee, as applicable, is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Notes Collateral Agent or the Trustee, shall execute and enter into, without further consent of any Holder, any Security Document to be executed after the date of this Indenture. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent or the Trustee pursuant to, and is a Collateral Document Order referred to in this Section 12.05(c), (ii) instruct the Notes Collateral Agent or the Trustee to execute and enter into such Collateral Document and (iii) certify that (x) the Collateral being added is in the form and consists of the assets required by this Indenture and (y) all conditions precedent to the execution and delivery of the Security Document have been satisfied. The form of such Security Document, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the date of this Indenture or on the date first delivered in the case of Collateral that is permitted hereunder to be delivered after the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are satisfactory in form to the Trustee or the Notes Collateral Agent. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent and the Trustee to execute such Security Documents.

(d) The Trustee or the Notes Collateral Agent, in giving any consent or approval under the Security Documents and in executing and delivering any documents or instruments, shall be entitled to receive, as a condition to such consent or approval or execution and delivery of such documents, an Officer’s Certificate (but not an Opinion of Counsel, unless the Notes Collateral Agent is otherwise entitled to request and receive an Opinion of Counsel pursuant to the terms of this Indenture or the Security Documents) to the effect that the action or omission for which consent or approval is to be given and the execution and delivery of any documents and instruments is authorized and permitted according to the terms of this Indenture and the Security Documents and that all conditions precedent in this Indenture and the Security Documents relating to the execution and delivery of such documents and instruments have been satisfied, and the Trustee or the Notes Collateral Agent shall be fully protected in giving such consent or approval and/or executing and delivering any such documents on the basis of such Officer’s Certificate.

(e) Notwithstanding the foregoing, neither an Opinion of Counsel nor an Officer’s Certificate shall be required in connection with the filing of UCC financing statements or the joinder of any new Guarantor to the First Lien Intercreditor Agreement or any Security Documents.

Section 12.06. Appointment and Authorization of Wilmington Trust, National Association as Notes Collateral Agent.

(a) Wilmington Trust, National Association is hereby designated and appointed as the Notes Collateral Agent under the Security Documents, and is authorized as the Notes Collateral Agent to execute and enter into each of the Security Documents, the First Lien Intercreditor Agreement and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto including entering into any amendments, supplements, modifications, joinders or intercreditor agreements relating thereto, including any Security Documents entered into after the date hereof, and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Notes Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b) The Notes Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Notes Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Notes Collateral Agent shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed hereunder with due care by it. Anything in this Indenture or Security Documents notwithstanding, in no event shall the Notes Collateral Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Notes Collateral Agent has been advised of such loss or damage and regardless of the form of action. The provisions of Article 7 hereunder shall apply, mutatis mutandis, with respect to the Notes Collateral Agent.

(c) Subject to the Security Documents and the First Lien Intercreditor Agreement, except as directed by the Trustee or the Holders as required or permitted by this Indenture, the Holders acknowledge that the Notes Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Lien securing the Notes; or

(iii) to take any other action whatsoever with regard to any or all Liens securing the Notes, the Security Documents or the Collateral.

(d) In no event shall the Notes Collateral Agent or the Trustee be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Notes Collateral Agent or the Trustee determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.

Section 12.07. Appointment of Notes Collateral Agent as Security Trustee.

(a) For the purposes of any Collateral created or secured under the U.K. Security Agreement (as defined below) the following additional provisions shall apply.

(b) In this Section 12.07, the following expressions have the following meanings:

“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Obligors or its assets.

“Charged Property” means the assets of the Obligors subject to a security interest under the U.K. Security Agreement.

“Delegate” means any delegate, agent, attorney or trustee appointed by the Notes Collateral Agent (in its capacity as security trustee).

“Notes Documents” means this Indenture, any Guarantee, the Security Documents and any amendment, waiver, supplement or other modification to any of the foregoing.

“Obligors” means the Issuer and any Guarantor.

“Secured Parties” has the meaning given to such term in the U.K. Security Agreement.

“U.K. Security Agreement” means the English law governed share and receivables charge dated on or about the date of this Indenture between, amongst others, MPT UK Holdings Limited and MPT UK Property Holdings Limited as chargors and the Notes Collateral Agent as collateral agent.

(c) The Secured Parties appoint the Notes Collateral Agent to hold the security interests constituted by the U.K. Security Agreement, solely for purposes of the U.K. Security Agreement, on trust for the Secured Parties on the terms of the Notes Documents and the Notes Collateral Agent accepts that appointment.

(d) The Notes Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Note Documents; and (ii) its engagement in any kind of banking or other business with any Obligor.

(e) Nothing in this Indenture constitutes the Notes Collateral Agent as an agent, a trustee or fiduciary of, nor shall the Notes Collateral Agent have any duty or responsibility to, any Obligor.

(f) The Notes Collateral Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Note Documents or mandatorily required by applicable law.

(g) The Notes Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the U.K. Security Agreement and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(h) The Notes Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Notes Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Notes Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Notes Collateral Agent by the U.K. Security Agreement as may be conferred by the instrument of appointment of that person.

(i) The Notes Collateral Agent shall notify the Secured Parties of the appointment of each Appointee (other than a Delegate).

(j) The Notes Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Indenture, as paid or incurred by the Notes Collateral Agent and shall be subject to reimbursement by the Issuers pursuant to Section 7.06 of this Indenture.

(k) Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Notes Collateral Agent (in its capacity as, solely for purposes of the U.K. Security Agreement, security trustee) under the U.K. Security Agreement, and each reference to the Notes Collateral Agent (where the context requires that such reference is to the Notes Collateral Agent in its capacity as, solely for purposes of the U.K. Security Agreement, security trustee) in the provisions of the U.K. Security Agreement which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(l) Each Secured Party confirms its approval of the U.K. Security Agreement and (i) authorizes and instructs the Notes Collateral Agent to execute and deliver the U.K. Security Agreement; (ii) subject to the terms of this Indenture, authorizes the Notes Collateral Agent to exercise the rights and powers as are expressly delegated to the Notes Collateral Agent (in its capacity as, solely for purposes of the U.K. Security Agreement, security trustee) under or in connection with the U.K. Security Agreement together with any other incidental rights, powers and discretions; and (iii) subject to the terms of this Indenture, authorizes the Notes Collateral Agent to give any authorizations and confirmations to be given by the Notes Collateral Agent (in its capacity as, solely for purposes of the U.K. Security Agreement, security trustee) on behalf of the Secured Parties under the U.K. Security Agreement.

(m) The Notes Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(n) Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by the U.K. Security Agreement and accordingly authorizes: (a) the Notes Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate), as, solely for purposes of the U.K. Security Agreement, security trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Notes Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(o) Except to the extent that a U.K. Security Agreement otherwise requires, any moneys which the Notes Collateral Agent receives under or pursuant to a U.K. Security Agreement may be: (a) invested in any investments which the Notes Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Notes Collateral Agent) on terms that the Note Collateral Agent thinks fit, in each case in the name or under the control of the Note Collateral Agent, and the Notes Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Holders, and shall pay them to the Holders on demand.

(p) On a disposal of any of the Charged Property which is permitted under the Note Documents, the Notes Collateral Agent shall (at the cost of the Obligors) execute any release of the U.K. Security Agreement or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Obligors may reasonably request.

(q) The Notes Collateral Agent shall not be liable for (i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by the U.K. Security Agreement; (ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by the U.K. Security Agreement; (iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Note Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Note Document; or (iv) any shortfall which arises on enforcing the U.K. Security Agreement.

(r) The Notes Collateral Agent shall not be obligated to (i) obtain any authorization or environmental permit in respect of any of the Charged Property or the U.K. Security Agreement; (ii) hold in its own possession the U.K. Security Agreement, title deed or other document relating to the Charged Property or the U.K. Security Agreement; (iii) perfect, protect, register, make any filing or give any notice in respect of the U.K. Security Agreement (or the order of ranking of the U.K. Security Agreement); or (iv) require any further assurances in relation to the U.K. Security Agreement.

(s) In respect of the U.K. Security Agreement, the Notes Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(t) In respect of the U.K. Security Agreement, the Notes Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Notes Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless the Holders have requested it to do so in writing and the Notes Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(u) Every appointment of a successor Notes Collateral Agent under the U.K. Security Agreement shall be by deed.

(v) Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Notes Collateral Agent in relation to the trusts constituted by this Indenture.

(w) In the case of any conflict between the provisions of this Indenture and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Indenture shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

(x) The perpetuity period under the rule against perpetuities if applicable to this Indenture and the U.K. Security Agreement shall be 125 years from the date of this Indenture.

Section 12.08. Collateral Accounts. The Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Security Documents and the First Lien Intercreditor Agreement.

Section 12.09. Resignation of Notes Collateral Agent. The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuers (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. Any notice or communication by any Issuer, any Guarantor, the Notes Collateral Agent, any Agent or the Trustee to the others is duly given if in writing in English and by publication on the website or online data system maintained in accordance with Section 4.03 or delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

MPT Operating Partnership, L.P.

MPT Finance Corporation

c/o Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

Facsimile: (205) 969-3756

Attention: R. Steven Hamner

By e-mail: shamner@medicalpropertiestrust.com

With a copy to:

With a copy to (which shall not constitute notice for any purpose under this Indenture):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

Attention: James P.C. Barri, Esq.

By e-mail: jbarri@goodwinlaw.com

If to the Trustee, Dollar Paying Agent, Dollar Transfer Agent, Dollar Registrar and the Notes Collateral Agent:

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, DE 19890-0001

Attention: MPT Administrator

Telephone: (302) 636-6398

Facsimile: (302) 636-4145

via email to mwass@wilmingtontrust.com

If to the Euro Paying Agent, the Euro Registrar, and Euro Transfer Agent:

U.S. Bank Europe DAC

Block F1

Cherrywood Business Park

Cherrywood

Dublin 18

D18 W2X

Ireland

Attn: Relationship Management

Email: CDRM@usbank.com

Facsimile No: +44 207 365 2577

Any Issuer, any Guarantor, the Trustee, any Agent or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt is acknowledged, if faxed or sent electronically; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and on the date sent to DTC or Euroclear or Clearstream, as applicable, if otherwise given in accordance with the procedures of DTC or Euroclear or Clearstream, as applicable; provided that any notice or communication delivered to the Trustee will be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the applicable Registrar. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, they shall send a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the applicable Depositary (or its designee) pursuant to the standing instructions from the applicable Depositary or its designee, including by electronic mail in accordance with accepted practices at the applicable Depositary.

Each of the Trustee and the Notes Collateral Agent may accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Notes Collateral Agent in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.

Neither the Trustee nor the Notes Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Notes Collateral Agent, including, without limitation, the risk of the Trustee or the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.02. [Reserved].

Section 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or any of the Guarantors to the Trustee or Notes Collateral Agent to take any action under this Indenture or the Security Documents, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document or the First Lien Intercreditor Agreement, the Notes Collateral Agent:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered in connection with the issuance of the Initial Notes.

Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The applicable Registrar or applicable Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No recourse for the payment of the principal of premiums, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the Indenture, the Notes, the Note Guarantees of the Notes, the Security Documents or the First Lien Intercreditor Agreement, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each Holder by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 13.07. Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE OF THE NOTES, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

Section 13.08. Agent for Service of Process. Each Guarantor that is organized outside the United States irrevocably appoints Opco, with offices at 1000 Urban Center Drive, Birmingham, AL 35242, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes, the Note Guarantees and any claim, controversy or dispute arising under or related thereto and agrees that service of process upon such authorized agent, and written notice of such service to any such Guarantor by the person serving the same to the address provided in Section 13.01, shall be deemed in every respect effective service of process upon such Guarantor in any such suit or proceeding. Opco hereby agrees to act as said agent for service of process.

Section 13.09. Jurisdiction; Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE NOTES COLLATERAL AGENT, THE EURO PAYING AGENT AND THE TRUSTEE (1) AGREES TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES AND (2) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. Force Majeure. In no event shall the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or any Security Document arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

Section 13.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in 10.04 hereof.

Section 13.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. First Lien Intercreditor Agreement. Reference is made to the First Lien Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the First Lien Intercreditor Agreement as Trustee and as Notes Collateral Agent and in any other capacity specified therein, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein.

Section 13.15. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.16. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17. Trust Indenture Act. The Issuers and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture prior to any such qualification, and all references herein to compliance with the Trust Indenture Act refer to such compliance following any such qualification.

Section 13.18. USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, Notes Collateral Agent and Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, Notes Collateral Agent and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, Notes Collateral Agent and the Agents. Accordingly, each of the parties agree to provide to the Trustee, Notes Collateral Agent and the Agents, upon their request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee, Notes Collateral Agent and the Agents to comply with Applicable AML Law.

Section 13.19. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures provided by DocuSign, Inc., Orbit, Adobe Sign in English (or such other digital signature provider or language as specified in writing to the Trustee by Opco), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signatures, physical delivery thereof or a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309) or any other similar state laws based on the Uniform Electronic Transactions Act. The Issuers agree to assume all risks arising out of the use of digital signatures and electronic methods to submit this Indenture or any document to be signed in connection with this Indenture to the Trustee or the Notes Collateral Agent, including without limitation the risk of the Trustee or the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.20. BRRD. Notwithstanding anything to the contrary in this Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Agent arising under this Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)  the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(2) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other agreement; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MPT Operating Partnership L.P.

By:	Medical Properties Trust, LLC, Its General Partner

By:	Medical Properties Trust, Inc., Its Sole Member

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

MPT Finance Corporation

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

Medical Properties Trust, Inc.

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

MPT Springstone REIT, Inc.

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Senior Vice President, Controller and Chief Accounting Officer

MPT UK Holdings Limited

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

[Signature Page to Indenture]

MPT UK Property Holdings Limited

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Median Holdings S.à.r.l.

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Manager

MPT Harrow Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Osborne Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Milton Keynes Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Hendon Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

[Signature Page to Indenture]

MPT Edgbaston Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Droitwich Spa Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

MPT Dorchester Ltd

By:	/s/ J. Kevin Hanna
	Name:	J. Kevin Hanna
	Title:	Director

[Signature Page to Indenture]

Wilmington Trust, National Association, as Trustee, Dollar Paying Agent, Dollar Registrar, Dollar Transfer Agent and Notes Collateral Agent

By:	/s/ Michael H. Wass
	Name:	Michael H. Wass
	Title:	Vice President

U.S. Bank Europe DAC, as Euro Paying Agent, Euro Registrar and Euro Transfer Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

[Signature Page to Indenture]

[FORM OF DOLLAR NOTE]

[FACE OF DOLLAR NOTE]

[Insert the Dollar Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

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CUSIP [●][●]

ISIN [●][●]

[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing [up to]

$[    ]

8.500% Senior Secured Notes due 2032

No.	[Initially*] [$ ]

MPT Operating Partnership L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation, jointly and severally promise to pay to [Cede & Co.]* or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of      United States dollars] on February 15, 2032.

Interest Payment Dates: February 15 and August 15, commencing on August 15, 2025

Record Dates:      February 1 and August 1

Additional provisions of this Dollar Note are set forth on the other side of this Dollar Note.

*	Include only if the Dollar Note is issued in global form.

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IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

MPT OPERATING PARTNERSHIP L.P., as Issuer, by its general partner MEDICAL PROPERTIES TRUST, LLC

By:
Name:
Title:

MPT FINANCE CORPORATION, as Issuer

By:
Name:
Title:

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This is one of the Dollar Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date:

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[REVERSE OF NOTE]

8.500% Senior Secured Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), and MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Dollar Note at a rate per annum of 8.500% from [February 13, 2025]1 until maturity. The Issuers will pay interest on this Dollar Note semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2025, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this Dollar Note on the immediately preceding February 1 and August 1 (whether or not a Business Day) (each, a “Record Date”). Interest on this Dollar Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 13, 2025].2 The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Dollar Note; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Dollar Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest on this Dollar Note to the Person who is the registered Holder of this Dollar Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Dollar Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Cash payments of principal of, premium, if any, and interest on this Dollar Note will be payable at the office or agency of the Issuers maintained for such purpose pursuant to the Indenture or, at the option of the Issuers, cash payment of interest may be made through Paying Agent by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that (a) all cash payments of principal, premium, if any, and interest with respect to Dollar Notes represented by Dollar Global Notes registered in the name of or held by DTC or its nominee will be made through the Dollar Paying Agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Dollar Notes may, at the option of the Issuers, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or Dollar Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee or Dollar Paying Agent may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent, Transfer Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Dollar Paying Agent, Dollar Transfer Agent and Dollar Registrar. The Issuers may change any Dollar Paying Agent, Dollar Transfer Agent or Dollar Registrar without prior notice to the Holders. Opco or any of its Subsidiaries may act in any such capacity.

[1]	In the case of Dollar Notes issued on the Issue Date.
[2]	In the case of Dollar Notes issued on the Issue Date.

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4. Indenture. The Issuers issued the Dollar Notes under an Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time, the Trustee and the Notes Collateral Agent. This Dollar Note is one of a duly authorized issue of notes of the Issuers designated as their 8.500% Senior Secured Notes due 2032. The Issuers shall be entitled to issue Additional Dollar Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Dollar Notes include those stated in the Indenture. The Dollar Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Dollar Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption.

(a) Except as set forth in clauses (b), (d) and (e) of this paragraph 5 and in Section 3.10 of the Indenture and clauses (b), (d) and (f) of Section 3.07 of the Indenture, the Dollar Notes will not be redeemable at the Issuers’ option prior to February 15, 2028.

(b) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Dollar Notes, upon notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to the sum of (A) 100.0% of the principal amount of the Dollar Notes being redeemed, plus (B) the Applicable Premium as of the Redemption Date, plus (C) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date.

(c) At any time on and after February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Dollar Notes, upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Dollar Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Dollar Notes Redemption Price
2028	104.250%
2029	102.125%
2030 and thereafter	100.000%

(d) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem the aggregate principal amount of Dollar Notes not to exceed the Net Cash Proceeds received by the Issuers from one or more Equity Offerings not otherwise utilized to fund a redemption of Euro Notes (within 180 days of the consummation of any such Equity Offering), upon notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to (i) 108.500% of the aggregate principal amount of the Dollar Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Dollar Notes of record on the relevant Record Date to receive interest due on the Dollar Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date; provided that (A) the amount redeemed shall not exceed

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40% of the aggregate principal amount of the Dollar Notes issued under the Indenture (including any Additional Dollar Notes); (B) at least 50% of the aggregate principal amount of Dollar Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (C) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering.

(e) At any time, in connection with any tender offer for the Dollar Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Dollar Notes validly tender and do not withdraw such Dollar Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the Dollar Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Dollar Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(f) Any redemption pursuant to this paragraph (5) shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. Mandatory Redemption. The Issuers shall not be required to make any mandatory redemption or sinking fund payment with respect to the Dollar Notes.

7.  Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Dollar Notes will be given to Holders (with a copy to the Trustee and Dollar Paying Agent) at their addresses, as shown in the Notes register, not more than 60 nor less than 10 days prior to the date fixed for redemption; provided that the notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Dollar Notes or a satisfaction and discharge of the Indenture as to the Dollar Notes. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Dollar Notes held by the Holder to be redeemed and the conditions precedent, if any, to the redemption. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date, subject to any applicable conditions precedent, interest ceases to accrue on Dollar Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

8. Offers to Repurchase. Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Dollar Notes as described under Section 3.07 of the Indenture, the Issuers shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Issuers will make an Asset Sale Offer as and when provided in accordance with Sections 3.08 and 4.10 of the Indenture.

9. Denominations, Transfer, Exchange. The Dollar Notes are in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of Dollar Notes shall be registered and Dollar Notes may only be exchanged as provided in the Indenture. The Dollar Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Dollar Transfer Agent need not exchange or register the transfer of any Dollar Note or portion of a Dollar Note selected for redemption, except for the unredeemed portion of any Dollar Note being redeemed in part; provided that new Dollar Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Also, the Issuers and the Dollar Transfer Agent need not exchange or register the transfer of any Dollar Notes for a period of 15 days before the mailing of a notice of redemption of Dollar Notes to be redeemed.

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10. Persons Deemed Owners. The registered Holder of a Dollar Note shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

11. Amendment, Supplement and Waiver. The Indenture, the Note Guarantees, the Dollar Notes or the Security Documents may be amended or supplemented as provided in the Indenture.

12. Defaults and Remedies. If an Event of Default occurs and is continuing with respect to the Dollar Notes (other than as specified in clauses (viii) and (ix) of Section 6.01 that occurs with respect to an Issuer), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Dollar Notes may declare the principal of, premium, if any, and accrued interest on the Dollar Notes to be due and payable immediately in accordance with the provisions of Section 6.02. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (viii) or (ix) of Section 6.01(a), with respect to an Issuer, all outstanding Dollar Notes will become due and payable without further action or notice. Holders of the Dollar Notes may not enforce the Indenture, the Dollar Notes or the Note Guarantees of the Dollar Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Dollar Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Dollar Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05. The Holders of a majority in aggregate principal amount of the Dollar Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Dollar Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Dollar Note as specified in clauses (i) and (ii) of Section 6.01.

13. Note Guarantees. The Issuers’ obligations under the Dollar Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

14. Authentication. This Dollar Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. Governing Law. THIS DOLLAR NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS DOLLAR NOTE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

16. CUSIP Numbers and ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and ISINs to be printed on the Dollar Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Dollar Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

17. Security. The Dollar Notes and the related Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Dollar Notes, in each case pursuant to the Security Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting this Dollar Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release

A-1-8

of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the First Lien Intercreditor Agreement on the Issue Date, and the Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

MPT Operating Partnership, L.P.

MPT Finance Corporation

c/o Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

Facsimile: (205) 969-3756

Attention: R. Steven Hamner

By e-mail: shamner@medicalpropertiestrust.com

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

Attention: James P.C. Barri, Esq.

By e-mail: jbarri@goodwinlaw.com

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ASSIGNMENT FORM

To assign this Dollar Note, fill in the form below:

(I) or (we) assign and transfer this Dollar Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and ZIP code)

and irrevocably appoint                                                   to transfer this Dollar Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Dollar Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Dollar Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10           [ ] Section 4.14

If you want to elect to have only part of this Dollar Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Dollar Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE DOLLAR GLOBAL NOTE*

The initial outstanding principal amount of this Dollar Global Note is $    . The following exchanges of a part of this Dollar Global Note for an interest in another Dollar Global Note or for a Dollar Definitive Note, or exchanges of a part of another Dollar Global Note or Dollar Definitive Note for an interest in this Dollar Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Dollar Global Note	Amount of increase in Principal Amount of this Dollar Global Note	Principal Amount of this Dollar Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Dollar Note is issued in global form.

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EXHIBIT A-2

[FORM OF EURO NOTE]

[FACE OF EURO NOTE]

[Insert the Euro Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

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COMMON CODE [●][●]

ISIN        [●][●]

[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing [up to]

€[    ]

7.000% Senior Secured Notes due 2032

No.	[Initially*] [€ ]

MPT Operating Partnership L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation, jointly and severally promise to pay to [Insert name of nominee of Common Depositary]* or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Euro Global Note attached hereto] [of        euros] on February 15, 2032.

Interest Payment Dates:	February 15 and August 15, commencing on August 15, 2025

Record Dates:	February 1 and August 1

Additional provisions of this Euro Note are set forth on the other side of this Euro Note.

*	Include only if the Euro Note is issued in global form.

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IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

MPT OPERATING PARTNERSHIP L.P., as Issuer, by its general partner MEDICAL PROPERTIES TRUST, LLC

By:
Name:
Title:

MPT FINANCE CORPORATION, as Issuer

By:
Name:
Title:

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This is one of the Euro Notes referred to in the within-mentioned Indenture:

U.S BANK EUROPE DAC, as Authentication Agent

By:
Authorized Signatory

Date:

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[REVERSE OF NOTE]

7.000% Senior Secured Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), and MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Euro Note at a rate per annum of 7.000% from [February 13, 2025]3 until maturity. The Issuers will pay interest on this Euro Note semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2025, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this Euro Note on the immediately preceding February 1 and August 1 (whether or not a Business Day) (each, a “Record Date”). Interest on this Euro Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 13, 2025].4 The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Euro Note; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Euro Note. Interest will be computed on the basis of the ACTUAL/ACTUAL (ICMA) payment convention as defined in the rulebook of the International Capital Market Association.

2. Method of Payment. The Issuers will pay interest on this Euro Note to the Person who is the registered Holder of this Euro Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Euro Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Cash payments of principal of, premium, if any, and interest on this Euro Note will be payable at the office or agency of the Issuers maintained for such purpose pursuant to the Indenture or, at the option of the Issuers, cash payment of interest may be made through the Paying Agent by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that (a) all cash payments of principal, premium, if any, and interest with respect to Euro Notes represented by Euro Global Notes shall be made in accordance with the Euro Depositary’s Applicable Procedures and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Euro Notes may, at the option of the Issuers, be made by wire transfer to a Euro account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Euro Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Euro Paying Agent may accept in its discretion). Such payment shall be in Euro.

If on or after the date of the Indenture, the Euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond their control or if the Euro is no longer being used by the then member states of the EMU that have adopted the Euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Euro Notes will be made in U.S. dollars until the Euro is again available to the Issuers or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated

[3]	In the case of Euro Notes issued on the Issue Date.
[4]	In the case of Euro Notes issued on the Issue Date.

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by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as determined by the Issuers in their sole discretion.

3. Paying Agent, Transfer Agent and Registrar. Initially, U.S. Bank Europe DAC will act as the Euro Paying Agent, the Euro Transfer Agent and the Euro Registrar. The Issuers may change any Euro Paying Agent, Euro Transfer Agent or Euro Registrar without prior notice to the Holders. Opco or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Euro Notes under an Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time, the Trustee and the Notes Collateral Agent. This Euro Note is one of a duly authorized issue of notes of the Issuers designated as their 7.000% Senior Secured Notes due 2032. The Issuers shall be entitled to issue Additional Euro Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Euro Notes include those stated in the Indenture. The Euro Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Euro Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption.

(a) Except as set forth in clauses (b), (d) and (e) of this Section 5 and in Section 3.10 of the Indenture and in clauses (b), (d) and (f) of Section 3.07 of the Indenture, the Euro Notes will not be redeemable at the Issuers’ option prior to February 15, 2028.

(b) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Euro Notes, upon notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to the sum of (A) 100.0% of the principal amount of the Euro Notes being redeemed, plus (B) the Applicable Premium as of the Redemption Date, plus (C) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the Euro Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date.

(c) At any time on and after February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem all or a part of the Euro Notes, upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Euro Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Euro Notes Redemption Price
2028	103.500%
2029	101.750%
2030 and thereafter	100.000%

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(d) At any time prior to February 15, 2028, the Issuers may, at their option and on one or more occasions, redeem the aggregate principal amount of Euro Notes not to exceed the Net Cash Proceeds received by the Issuers from one or more Equity Offerings not otherwise utilized to fund a redemption of Dollar Notes (within 180 days of the consummation of any such Equity Offering), upon notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to (i) 107.000% of the aggregate principal amount of the Euro Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Euro Notes of record on the relevant Record Date to receive interest due on the Euro Notes on the relevant Interest Payment Date falling prior to or on the Redemption Date; provided that (A) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Euro Notes issued under the Indenture (including any Additional Euro Notes), (B) at least 50% of the aggregate principal amount of Euro Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (C) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering.

(e) At any time, in connection with any tender offer for the Euro Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Euro Notes validly tender and do not withdraw such Euro Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the Euro Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Euro Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(f) Any redemption pursuant to this paragraph (5) shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. Mandatory Redemption. The Issuers shall not be required to make any mandatory redemption or sinking fund payment with respect to the Euro Notes.

7. Redemption for Changes in Taxes. The Issuers may redeem the Euro Notes, in whole but not in part, at their discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of the Euro Notes (which notice will be given in accordance with Section 3.03), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the Euro Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Euro Notes or any Note Guarantee of the Euro Notes, the Issuers or the relevant Guarantor is or would be required to pay Additional Amounts (but in the case of the relevant Guarantor, only if such amount payable cannot be paid by the Issuers or another Guarantor, if any, who can pay such amount, without the obligation to pay Additional Amounts), and the Issuers or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, including by making payment through a different paying agent (provided that changing the jurisdiction of organization of either Issuer or any Guarantor shall be deemed not to be a reasonable measure), and the requirement arises as a result of:

(a) any amendment to, or change in, the laws, treaties or any regulations, rulings or other official guidance promulgated thereunder of a relevant Tax Jurisdiction which change or

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amendment is publicly and formally proposed and becomes effective on or after the date of the Offering Memorandum (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, such later date); or

(b)  any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations, rulings or other official guidance (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is publicly and formally proposed and becomes effective on or after the date of the Offering Memorandum (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, such later date).

The foregoing provisions shall apply (a) to a Guarantor only after such time as such Guarantor is obligated to make at least one payment on the Euro Notes and (b) mutatis mutandis with respect to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a change or amendments occurring after the time such successor Person becomes a party to the Indenture.

The Issuers will not give any such notice of redemption earlier than 60 days prior to the earliest date on which an Issuer or a relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the Euro Notes were then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the Euro Notes pursuant to the foregoing, the Issuers will deliver to the Trustee an Opinion of Counsel of recognized standing in the relevant Tax Jurisdiction attesting to such change in tax law or change in interpretation of tax law and an Officer’s Certificate attesting to an obligation to pay Additional Amounts and that the obligation to pay Additional Amounts could not be avoided by taking reasonable measures available to them (provided that changing the jurisdiction of organization of either Issuer or any Guarantor shall be deemed not to be a reasonable measure).

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel reasonably agreed upon as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the Euro Notes.

8. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Euro Notes will be given to Holders (with a copy to the Trustee and Euro Paying Agent) at their addresses, as shown in the Notes register, not more than 60 nor less than 10 days prior to the date fixed for redemption; provided that the notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Euro Notes or a satisfaction and discharge of the Indenture as to the Euro Notes. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Euro Notes held by the Holder to be redeemed and the conditions precedent, if any, to the redemption. No Notes of €100,000 or less shall be redeemed in part. On and after the Redemption Date, subject to any applicable conditions precedent, interest ceases to accrue on Euro Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

9. Offers to Repurchase. Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Euro Notes as described under Section 3.07 of the Indenture, the Issuers shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Issuers will make an Asset Sale Offer as and when provided in accordance with Sections 3.08 and 4.10 of the Indenture.

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10. Denominations, Transfer, Exchange. The Euro Notes are in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. The transfer of Euro Notes shall be registered and Euro Notes may only be exchanged as provided in the Indenture. The Euro Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Euro Transfer Agent need not exchange or register the transfer of any Euro Note or portion of a Euro Note selected for redemption, except for the unredeemed portion of any Euro Note being redeemed in part; provided that new Euro Notes will only be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Also, the Issuers and the Euro Transfer Agent need not exchange or register the transfer of any Euro Notes for a period of 15 days before the mailing of a notice of redemption of Euro Notes to be redeemed.

11. Persons Deemed Owners. The registered Holder of a Euro Note shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

12. Amendment, Supplement and Waiver. The Indenture, the Note Guarantees, the Euro Notes or the Security Documents may be amended or supplemented as provided in the Indenture.

13. Defaults and Remedies. If an Event of Default occurs and is continuing with respect to the Euro Notes (other than as specified in clauses (viii) and (ix) of Section 6.01 that occurs with respect to an Issuer), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Euro Notes may declare the principal of, premium, if any, and accrued interest on the Euro Notes to be due and payable immediately in accordance with the provisions of Section 6.02. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (viii) or (ix) of Section 6.01(a), with respect to an Issuer, all outstanding Euro Notes will become due and payable without further action or notice. Holders of the Euro Notes may not enforce the Indenture, the Euro Notes or the Note Guarantees of the Euro Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Euro Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Euro Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05. The Holders of a majority in aggregate principal amount of the Euro Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Euro Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Euro Note as specified in clauses (i) and (ii) of Section 6.01.

14. Note Guarantees. The Issuers’ obligations under the Euro Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

15. Authentication. This Euro Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an Authentication Agent.

16. Governing Law. THIS EURO NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS EURO NOTE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17. Common Code Numbers and ISINs. The Issuers have caused Common Code numbers and ISINs to be printed on the Euro Notes and the Trustee may use Common Code numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Euro Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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18. Security. The Euro Notes and the related Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Euro Notes, in each case pursuant to the Security Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting this Euro Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the First Lien Intercreditor Agreement on the Issue Date, and the Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:

MPT Operating Partnership, L.P.

MPT Finance Corporation

c/o Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242

Facsimile: (205) 969-3756

Attention: R. Steven Hamner

By e-mail: shamner@medicalpropertiestrust.com

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

Attention: James P.C. Barri, Esq.

By e-mail: jbarri@goodwinlaw.com

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ASSIGNMENT FORM

To assign this Euro Note, fill in the form below:

(I) or (we) assign and transfer this Euro Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and ZIP code)

and irrevocably appoint                                                      to transfer this Euro Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Euro Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Euro Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10            [ ] Section 4.14

If you want to elect to have only part of this Euro Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Euro Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE EURO GLOBAL NOTE*

The initial outstanding principal amount of this Euro Global Note is €    . The following exchanges of a part of this Euro Global Note for an interest in another Euro Global Note or for a Euro Definitive Note, or exchanges of a part of another Euro Global Note or Euro Definitive Note for an interest in this Euro Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Euro Global Note	Amount of increase in Principal Amount of this Euro Global Note	Principal Amount of this Euro Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Euro Note is issued in global form.

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EXHIBIT B-1

[FORM OF CERTIFICATE OF TRANSFER]

Wilmington Trust, National Association, as Dollar Registrar

Rodney Square North

1100 N. Market Street,

Wilmington, DE 19890-0001

Attention: MPT Administrator

Re: 8.500% Senior Secured Notes due 2032

Reference is hereby made to the Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      (the “Transferor”) owns and proposes to transfer the Dollar Note[s] or interest in such Dollar Note[s] specified in Annex A hereto, in the principal amount of $       in such Dollar Note[s] or interests (the “Transfer”), to        (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DOLLAR DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Dollar Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Dollar Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DOLLAR DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the

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transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Dollar Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DOLLAR DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Dollar Restricted Global Notes and Dollar Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) [ ] such Transfer is being effected to Parent, Opco, Finco or a subsidiary thereof; or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DOLLAR UNRESTRICTED GLOBAL NOTE OR OF A DOLLAR UNRESTRICTED DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Dollar Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Dollar Global Notes, on Dollar Restricted Definitive Notes and in the Indenture.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Dollar Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Dollar Restricted Global Notes, on Dollar Restricted Definitive Notes and in the Indenture.

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(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Dollar Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Dollar Restricted Global Notes or Dollar Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Dollar Global Note (CUSIP: 55342U AQ7; ISIN: US55342UAQ76), or

(ii) [ ] Regulation S Dollar Global Note (CUSIP: U62024 AA9; ISIN: USU62024AA94), or

(b) [ ] a Dollar Restricted Definitive Note.

2. After the Transfer, the Transferee will hold: [CHECK ONE]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Dollar Global Note (CUSIP: 55342U AQ7; ISIN: US55342UAQ76), or

(ii) [ ] Regulation S Dollar Global Note (CUSIP: U62024 AA9; ISIN: USU62024AA94), or

(iii) [ ] Dollar Unrestricted Global Note (CUSIP: [•]; ISIN: [•]), or

(b) [ ] a Dollar Restricted Definitive Note; or

(c) [ ] a Dollar Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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EXHIBIT B-2

[FORM OF CERTIFICATE OF TRANSFER]

U.S. Bank Europe DAC, as Euro Registrar

Block F1

Cherrywood Business Park

Cherrywood

Dublin 18

D18 W2X

Ireland

Re: 7.000% Senior Secured Notes due 2032

Reference is hereby made to the Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    (the “Transferor”) owns and proposes to transfer the Euro Note[s] or interest in such Euro Note[s] specified in Annex A hereto, in the principal amount of €     in such Euro Note[s] or interests (the “Transfer”), to      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT EURO DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Euro Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Euro Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT EURO DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United

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States or (y) the transaction was executed in, on or through the facilities, of a designated offshore securities market, and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Euro Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT EURO DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Euro Restricted Global Notes and Euro Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) [ ] such Transfer is being effected to Parent, Opco, Finco or a subsidiary thereof; or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A EURO UNRESTRICTED GLOBAL NOTE OR OF A EURO UNRESTRICTED DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Euro Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Euro Global Notes, on Euro Restricted Definitive Notes and in the Indenture.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Euro Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Euro Restricted Global Notes, on Euro Restricted Definitive Notes and in the Indenture.

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(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Euro Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Euro Restricted Global Notes or Euro Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Euro Global Note (Common Code: 299715019; ISIN: XS2997150193), or

(ii) [ ] Regulation S Euro Global Note (Common Code: 299715949; ISIN: XS2997159491), or

(b) [ ] a Euro Restricted Definitive Note.

2. After the Transfer, the Transferee will hold: [CHECK ONE]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Euro Global Note (Common Code: 299715019; ISIN: XS2997150193), or

(ii) [ ] Regulation S Euro Global Note (Common Code: 299715949; ISIN: XS2997159491), or

(iii) [ ] Euro Unrestricted Global Note (Common Code: [•]; ISIN: [•]), or

(b) [ ] a Euro Restricted Definitive Note; or

(c) [ ] a Euro Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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EXHIBIT C-1

[FORM OF CERTIFICATE OF EXCHANGE]

Wilmington Trust, National Association, as Dollar Registrar

Rodney Square North,

1100 N. Market Street

Wilmington, DE 19890-0001

Attention: MPT Administrator

Re: 8.500% Senior Secured Notes due 2032

Reference is hereby made to the Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    (the “Owner”) owns and proposes to exchange Dollar Note[s] or an interest in such Dollar Note[s], in the principal amount of $     in such Dollar Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DOLLAR DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A DOLLAR RESTRICTED GLOBAL NOTE FOR DOLLAR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A DOLLAR UNRESTRICTED GLOBAL NOTE.

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A DOLLAR RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN A DOLLAR UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Dollar Restricted Global Note for a beneficial interest in a Dollar Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Dollar Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in a Dollar Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A DOLLAR RESTRICTED GLOBAL NOTE TO DOLLAR UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Dollar Restricted Global Note for a Dollar Unrestricted Definitive Note, the Owner hereby certifies (i) the Dollar Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Dollar Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Dollar Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c) [ ] CHECK IF EXCHANGE IS FROM DOLLAR RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A DOLLAR UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Dollar Restricted Definitive Note for a beneficial interest in a Dollar Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Dollar Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM DOLLAR RESTRICTED DEFINITIVE NOTE TO DOLLAR UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Dollar Restricted Definitive Note for a Dollar Unrestricted Definitive Note, the Owner hereby certifies (i) the Dollar Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Dollar Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Dollar Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF DOLLAR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN DOLLAR RESTRICTED GLOBAL NOTES FOR DOLLAR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN DOLLAR RESTRICTED GLOBAL NOTES.

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A DOLLAR RESTRICTED GLOBAL NOTE TO DOLLAR RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Dollar Restricted Global Note for a Dollar Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Dollar Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Dollar Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Dollar Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [ ] CHECK IF EXCHANGE IS FROM DOLLAR RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A DOLLAR RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Dollar Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Dollar Global Note [ ] Regulation S Dollar Global Note in each case, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Dollar Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Dollar Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT C-2

[FORM OF CERTIFICATE OF EXCHANGE]

U.S. Bank Europe DAC, as Euro Registrar

Block F1

Cherrywood Business Park

Cherrywood

Dublin 18

D18 W2X

Ireland

Re: 7.000% Senior Secured Notes due 2032

Reference is hereby made to the Indenture, dated as of February 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”), the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

    (the “Owner”) owns and proposes to exchange Euro Note[s] or an interest in such Euro Note[s], in the principal amount of €     in such Euro Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF EURO RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A EURO RESTRICTED GLOBAL NOTE FOR EURO UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A EURO UNRESTRICTED GLOBAL NOTE.

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A EURO RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN A EURO UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Euro Restricted Global Note for a beneficial interest in a Euro Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Euro Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in a Euro Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A EURO RESTRICTED GLOBAL NOTE TO EURO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Euro Restricted Global Note for a Euro Unrestricted Definitive Note, the Owner hereby certifies (i) the Euro Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Euro Restricted Global

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Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Euro Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [ ] CHECK IF EXCHANGE IS FROM EURO RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A EURO UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Euro Restricted Definitive Note for a beneficial interest in a Euro Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Euro Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM EURO RESTRICTED DEFINITIVE NOTE TO EURO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Euro Restricted Definitive Note for a Euro Unrestricted Definitive Note, the Owner hereby certifies (i) the Euro Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Euro Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Euro Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF EURO RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN EURO RESTRICTED GLOBAL NOTES FOR EURO RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN EURO RESTRICTED GLOBAL NOTES.

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A EURO RESTRICTED GLOBAL NOTE TO EURO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Euro Restricted Global Note for a Euro Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Euro Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Euro Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Euro Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [ ] CHECK IF EXCHANGE IS FROM EURO RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A EURO RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Euro Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Euro Global Note [ ] Regulation S Euro Global Note in each case, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Euro Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the

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proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Euro Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2-0

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

[    ] Supplemental Indenture (this “Supplemental Indenture”), dated as of     , among      (the “Guaranteeing Subsidiary”), a subsidiary of Operating Partnership L.P., a Delaware limited partnership (“Opco”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and Notes Collateral Agent.

W I T N E S S E T H

WHEREAS, MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), and MPT Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”) and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of February 13, 2025, providing for (i) the issuance of $1,500,000,000 aggregate principal amount of 8.500% Senior Secured Notes due 2032 (the “Dollar Notes”) and (ii) the issuance of €1,000,000,000 aggregate principal amount of 7.000% Senior Secured Notes due 2032 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below, (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) No Personal Liability of Directors, Officers, Employees and Stockholders. No recourse for the payment of the principal of premiums, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the Indenture, the Notes, the Note Guarantees of the Notes, the Security Documents or the First Lien Intercreditor Agreement, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each Holder by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY. EACH OF THE ISSUERS, THE SUBSIDIARY GUARANTORS, THE NOTES COLLATERAL AGENT, THE EURO PAYING AGENT AND THE TRUSTEE (1) AGREES TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES AND (2) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee and Notes Collateral Agent

By:
Name:
Title:

U.S. Bank Europe DAC, as Euro Paying Agent

By:
Name:
Title:

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EXHIBIT E

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

[to come]

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